UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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ACTIVISION BLIZZARD, INC.

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3100 Ocean Park Boulevard

Santa Monica, California 90405

Dear Fellow Stockholders:

I cordially invite you to join me and the other members of Activision Blizzard, Inc.’s Board of Directors at the company’s 2017 annual meeting of stockholders. This proxy statement contains information about the meeting and will serve as your guide to the matters on which you will be asked to vote.

At Activision Blizzard, we know that feedback from our stockholders is essential to our continued success. Regardless of the number of shares you own, this meeting is a wonderful opportunity for you to learn more about developments at the company and, more importantly, to express your opinions and play a part in Activision Blizzard’s future. If you can’t attend the meeting, please share your thoughts or concerns with us by email at ir@activision.com or in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

Thank you for your continued support of Activision Blizzard.

Sincerely,

Robert A. Kotick

President and Chief Executive Officer

April 21, 2017

The proxy statement and our 2016 annual report to stockholders are each available at:
http://www.cstproxy.com/activisionblizzard/2017

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3100 Ocean Park Boulevard

Santa Monica, California 90405

Notice of 2017 Annual Meeting of Stockholders

Thursday, June 1, 2017

9:00 a.m.

The Annual Meeting of Stockholders of Activision Blizzard, Inc. will be held at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405, on Thursday, June 1, 2017, at 9:00 a.m., Pacific Daylight Time.

The purposes of this year’s annual meeting are to:

1.

elect nine directors for a one-year term;

2.

request advisory approval of our executive compensation;

3.

hold an advisory vote on the frequency of future advisory votes on our executive compensation; and

4.

ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017.

The Activision Blizzard, Inc. Board of Directors has fixed April 7, 2017, as the record date for determining the stockholders entitled to receive notice of, and to vote at, the annual meeting.

Whether or not you plan to attend the meeting, I urge you to promptly vote your shares by proxy by following the instructions beginning on page 17 of the enclosed proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. If you do plan to attend the meeting, please see page 17 of the enclosed proxy statement for information regarding what you must bring with you to gain admittance.

By Order of the Board of Directors

Jeffrey A. Brown

Corporate Secretary

April 21, 2017

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Table of Contents

PROXY SUMMARY	7
Voting Matters and Board Recommendations	7
Director Nominees	7
Executive Compensation Highlights	8
Corporate Governance Highlights	12
Incorporation of Stockholder Feedback	13
PROXY STATEMENT	14
GENERAL	14
PROCEDURAL MATTERS	15
PROPOSAL 1 ELECTION OF DIRECTORS	19
CORPORATE GOVERNANCE MATTERS	24
Overview	24
Board of Directors and Committees	24
Compensation Risk Management	30
Political Activities	31
Code of Conduct	31
Additional Corporate Governance Documentation	31
Executive Officers	31
EXECUTIVE COMPENSATION	32
Compensation Discussion and Analysis	32
Overview	32
Decision-Making Approach to Compensation for Executive Officers	39
Elements of Our Executive Compensation Program for 2016	41
Stock Ownership Guidelines	48
Impact of Tax and Accounting Considerations	48
Compensation Committee Report	49
Summary Compensation Table	50
Grants of Plan-Based Awards for 2016	52
Outstanding Equity Awards at December 31, 2016	55
Option Exercises and Stock Vested for 2016	56
Employment Agreements	57
Potential Payments upon Termination or Change of Control	64
PROPOSAL 2 ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION	72
PROPOSAL 3 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	73

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DIRECTOR COMPENSATION	74
General	74
Cash Compensation	74
Equity Compensation	74
Stock Ownership Guidelines	75
Indemnification	75
Compensation for 2016	75
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	77
Policies and Procedures	77
Relationships and Transactions	78
AUDIT-RELATED MATTERS	81
Independent Registered Public Accounting Firm Fees	81
Pre-Approval Policies and Procedures	81
Audit Committee Report	82
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	83
BENEFICIAL OWNERSHIP MATTERS	85
Security Ownership of our Officers and Directors	85
Security Ownership of Holders of More Than 5% of Our Common Stock	87
Section 16(a) Beneficial Ownership Reporting Compliance	87
EQUITY COMPENSATION PLAN INFORMATION	88
DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING; COMMUNICATING WITH OUR BOARD	89
AVAILABILITY OF PROXY MATERIALS ON THE INTERNET; DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS; FINANCIAL AND OTHER INFORMATION	91
OTHER MATTERS	93
HELPFUL RESOURCES	94
APPENDIX A RECONCILIATION OF REDEFINED NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES	95

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement for the 2017 annual meeting of the stockholders of Activision Blizzard, Inc., a Delaware corporation (the “Company”). This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2016 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2017 Annual Meeting of Stockholders.

Our Board’s Recommendation

Item 1. Election of Directors (page 19)	FOR each Director Nominee

Our Board and its Nominating and Corporate Governance Committee believe that our nine director nominees possess the qualifications necessary to provide proper oversight of the Company’s business for the benefit of the Company’s stakeholders.

Item 2. Advisory vote to approve our executive compensation (page 72)	FOR

Our Board and its Compensation Committee believe that our compensation policies and practices are effective in enabling us to achieve our financial, operational and strategic goals and that the compensation paid to our named executive officers has allowed, and will continue to allow, us to attract, retain and motivate the key executive talent responsible for our recent and long-term success.

Item 3. Advisory vote on frequency of future advisory votes on our executive compensation (page 73)	1 YEAR

Our Board and its Compensation Committee believe that an annual advisory vote on our executive compensation is consistent with our practice of regularly seeking input and engaging in dialogue with our stockholders about our executive compensation philosophy, policies and practices.

Item 4. Ratify the appointment of our independent registered public accounting firm (page [83])	FOR

Our Board and its Audit Committee believe that continued retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Director Nominees

Set forth below is certain information about the nominees for election to our Board of Directors, each of whom currently serves on our Board:

Name	Age	Director Since	Principal Occupation	Independent	Other Public Boards	Committee Memberships
						Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert Corti	67	2003	Retired CFO of Avon Products		—
Hendrik Hartong III	50	2015	Chairman and CEO of Brynwood Partners		—
Brian G. Kelly	54	1995	Chairman of the Board of Activision Blizzard	—	—
Robert A. Kotick	54	1991	President and CEO of Activision Blizzard	—	1
Barry Meyer	73	2014	Retired Chairman and CEO of Warner Bros. Entertainment		—
Robert Morgado	74	1997	Retired Chairman and CEO of Warner Music Group		—
Peter Nolan	58	2013	Senior Advisor to Leonard Green & Partners		—
Casey Wasserman	42	2015	Chairman and CEO of Wasserman		1
Elaine Wynn	74	2013	Co-founder of Wynn Resorts		—
Chairperson

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Executive Compensation Highlights

Our employees are our most valuable asset. Our industry is intensely competitive and constantly evolving. Our executives and many of our highly skilled employees are often sought after by our competitors, both established and new. As such, it is necessary for us to offer our executives highly competitive total compensation to attract, retain and motivate them.

Our compensation philosophy has allowed us to recruit, retain and motivate the best talent in our industry, as evidenced by our performance. Our executive compensation program, designed to be consistent with that philosophy, has three primary components: (1) base salary; (2) annual cash incentives; and (3) equity awards, including stock options and restricted share units, primarily with performance-based vesting criteria. We aim to incentivize our executives to drive corporate financial performance by basing a significant portion of their compensation on achieving financial and individual strategic objectives, thereby linking payment to performance.

Highlights of our executive compensation program for 2016 with respect to our named executive officers included in the “Summary Compensation Table” are described below.

Salary

Salary increases for our named executive officers ranged from 4.0% to 5.0% during the 2016 annual review of executive base salaries, reflecting individual performance and the Compensation Committee’s assessment of the competitive market. Please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Salary” below.

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Performance-Based Annual Cash Incentives and Other Bonuses

Corporate Annual Incentive Plan

Actual 2016 performance measured against financial objectives and the performance goals established by our Compensation Committee during the first quarter of the year for our named executive officers participating in our Corporate Annual Incentive Plan (i.e., our CAIP) ranged from 118% to 127% of target.

For each of our named executive officers eligible for a bonus under the CAIP, 60% of his target opportunity under the CAIP was weighted based on financial measures (specifically, operating income, earnings per share and/or free cash flow), and 40% of his target opportunity was based on four specific, measurable and non-subjective individual strategic objectives that the Compensation Committee believes supported the Company’s overall strategy and the officer’s business objectives for the year. For 2016, the Compensation Committee did not apply incremental judgment or discretion in determining CAIP bonus payouts and such awards directly reflected performance against the specific objectives established at the beginning of the year.

Had our adjusted 2016 non-GAAP (as previously defined) operating income not been 85% or more of the adjusted non-GAAP (as previously defined) operating income target for the year as set forth in our 2016 annual operating plan (i.e., our AOP), the Compensation Committee would have reduced or eliminated all bonuses under the CAIP, including those paid to our participating named executive officers. Our Compensation Committee also established limits on the payments made under the CAIP for “overachievement”—payments in respect of the specific, measurable and non-subjective individual strategic objectives were capped at 120% of the underlying target amount and payments in respect of financial performance measures were capped at 150% to 200% of target, depending on the specific metric. Please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” below.

Profit Sharing Plans

In accordance with the employment agreement we entered into with Mr. Morhaime in 2008 in connection with the Vivendi Games Combination (as defined herein) and consistent with past years, he earned an award for 2016 under the Morhaime Profit Sharing Plan. Please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans” below.

Similarly, in accordance with the employment agreement we entered into with Mr. Zacconi in 2015 in connection with the King Acquisition (as defined herein), he earned an award for 2016 under the King Profit Sharing Plan. Please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans” below.

Other Cash Programs or Contractual Awards

In accordance with the employment agreement we entered into with Mr. Morhaime in 2008 in connection with the Vivendi Games Combination and consistent with past years, he received a payment for 2016 under the Blizzard Holiday Plan.

Emphasis on Performance-Based Equity Awards

•

In November 2016, we entered into an employment agreement to extend the employment of Robert A. Kotick, our President and Chief Executive Officer, through December 2021. Pursuant to that agreement, in 2016, Mr. Kotick, received performance-based vesting restricted share units. He did not receive any time-based vesting awards. Please see “Executive Compensation—Employment Agreements—Robert A. Kotick” below.

•

Neither Mr. Durkin nor Mr. Tippl received an equity award during 2016 (although the Summary Compensation Table reflects the portion of a performance-based award made to Mr. Tippl in 2014, the underlying metrics for which were established in 2016).

•

On February 23, 2016, pursuant to the employment agreement we entered into with Riccardo Zacconi in 2015 in connection with the King Acquisition, the unvested awards with respect to King ordinary shares that Mr. Zacconi held at that time were converted into awards of the same type with respect to shares of our Common Stock. In addition, the performance metrics underlying a portion of his options were replaced with metrics with respect to King’s post-acquisition performance. As such, Mr. Zacconi held performance-based vesting stock options, time-based vesting stock options and time-based vesting restricted share units as of the beginning of his employment with the Company. Please see “Executive Compensation—Employment Agreements—Riccardo Zacconi” below.

•

Pursuant to Mr. Morhaime’s previous employment agreement, which was negotiated in connection with the Vivendi Games Combination, consistent with the compensation Mr. Morhaime received at Vivendi Games (as defined herein) prior to the consummation of the Vivendi Games Combination, he received time-based vesting restricted share units and stock options. Please see “Executive Compensation—Employment Agreements—Michael Morhaime” below.

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The following table sets forth certain summarized information with respect to the compensation earned by named executive officers during 2016. For the complete Summary Compensation Table, including the notes that accompany it, along with compensation for prior years, please see page 50.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert A. Kotick President and Chief Executive Officer	2,375,858	—	24,932,065	—	5,590,414	167,223	33,065,560
Dennis Durkin Chief Financial Officer	787,185	—	—	—	941,451	17,955	1,746,591
Thomas Tippl Chief Operating Officer	1,360,000	—	7,163,582	—	2,399,207	34,069	10,956,858
Michael Morhaime President and Chief Executive Officer, Blizzard	957,378	355,018	2,833,600	2,532,666	5,330,175	69,839	12,078,676
Riccardo Zacconi Chief Executive Officer, King	415,928	—	—	4,249,877	7,700,057	133,614	12,499,476

Chief Executive Officer’s New Employment Agreement

Given our strong business and financial performance, as well as Mr. Kotick’s continued exceptional leadership of the Company for over 25 years, we took the opportunity to extend his employment as our Chief Executive Officer through December 31, 2021. In doing so, we considered feedback we received from our stockholders with respect to our compensation practices. Please see “Executive Compensation—Compensation Discussion and Analysis—Overview—Chief Executive Officer’s New Employment Agreement” below.

2016 Financial and Operational Highlights

2016 was another successful year for the Company. During 2016(1):

•

our consolidated net revenues increased 42% to $6.6 billion, inclusive of King’s results of operations since the closing of the King Acquisition in February 2016;

•

our revenues from digital online channels(2) increased 94% to $4.9 billion;

•

our revenues from in-game content increased 126% to $3.6 billion;

•

Blizzard achieved all-time high segment revenues of $2.4 billion and generated an all-time high $1 billion in segment operating income;

•

Activision achieved all-time high segment operating margin of 35%;

•

King contributed more than the originally planned 30% earnings per share accretion;

•

we generated cash flows from operating activities of approximately $2.2 billion, an increase of 71%;

•

our consolidated operating income increased 7% to $1.4 billion;

•

our non-GAAP consolidated operating income increased 63% to $2.3 billion;

•

our consolidated net income increased 8% to $966 million;

(1)

For information on the calculation and reconciliation of GAAP measures to non-GAAP measures, please see Appendix A attached to this proxy statement.

(2)

Net revenues from digital online channels represents revenues from digitally- distributed subscriptions, licensing royalties, value-added services, downloadable content, micro-transactions and products.

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•

our non-GAAP consolidated net income increased 70% to $1.7 billion;

•

our earnings per diluted share increased 8% to $1.28; and

•

our non-GAAP earnings per diluted share increased 68% to $2.18.

Our financial performance was driven by our strong operational execution. During 2016(3):

•

Consumers spent approximately 43 billion hours playing and watching our content, and we had 447 million monthly active users (“MAUs”)(4) in the fourth quarter of the year;

•

Overwatch became Blizzard’s fastest game ever to reach over 25 million players globally and received 55 “Game of the Year” awards;

•

Blizzard’s World of Warcraft MAUs grew 20% year-over-year for the fourth quarter following the successful launch of the expansion, Legion, in August 2016;

•

Blizzard’s Hearthstone had its highest annual MAUs, growing more than 20%, in part due to the fourth quarter expansion, Mean Streets of Gadgetzan;

•

Activision’s Call of Duty was the #1 console franchise globally, and was the #1 franchise in North America for the eighth year in a row;

•

King had two of the top 10 highest-grossing titles in the U.S. mobile app stores for the thirteenth quarter in a row;

•

Activision Blizzard Studios, in partnership with Netflix, debuted Skylanders Academy, a new TV series based on the Skylanders franchise; and

•

Our esports network, Major League Gaming, extended its viewer reach on social platforms like Facebook and Instagram by 50% year-over-year.

This performance was a direct result of the focused and disciplined approach followed by our top leadership prior to and during 2016, including continued investment in our established franchises, like Call of Duty and World of Warcraft, selectively introducing new franchises, like Destiny, Hearthstone and Overwatch, and managing our costs prudently. At the same time, the Company has made selective and prudent investments in esports, advertising, film and television and consumer products to accelerate the Company’s global growth strategy and leverage its iconic content, franchises and characters across new and existing opportunities.

Measurement of Compensation-Related Performance Metrics Continues to Be Based on Non-GAAP (as Previously Defined) Financial Measures

Consistent with past practices, the compensation-related performance objectives established by the Compensation Committee at the beginning of 2016 were based on non-GAAP (as previously defined) financial measures. Internally, our management uses these non-GAAP (as previously defined) financial measures in assessing our operating results, as well as in planning and forecasting. In particular, our management believes these measures facilitate comparison of operating performance between periods and allow for a better understanding of our operating results by excluding certain items that may not be indicative of our core business, operating results or future outlook. During 2016, in accordance with the updated Compliance and Disclosure Interpretations issued by the SEC staff in May 2016, the Company began reporting our non-GAAP financial results in a redefined manner (referred to herein, as “non-GAAP”). The only difference between the two measures is the inclusion (in non-GAAP) or exclusion (in non-GAAP (as previously defined)) of the impact from revenue deferrals accounting treatment on certain of our online-enabled products. Since the compensation-related performance objectives for 2016 were established based upon non-GAAP (as previously defined) financial measures, in assessing and describing performance against the established 2016 compensation-related measures we utilize non-GAAP (as previously defined) financial measures. Further, as our management and our Compensation Committee continue to believe that non-GAAP (as previously defined) financial measures are the best way to internally assess our operating performance, the Company currently expects to continue utilizing non-GAAP (as previously defined) financial measures for purposes of compensation-related performance objectives in the future. Please see “General — Financial Merrics Used in this Proxy Statement” for more information.

(3)

According to The NPD Group, GfK Chart-Track, App Annie Intelligence and Activision Blizzard internal estimates, as the case may be.

(4)

We monitor MAUs as a key measure of the overall size of our user base and their regular engagement with our portfolio of games. MAUs are the number of individuals who played a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who plays two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who plays the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who plays the same game on two platforms or devices in the relevant period would generally be counted as a single user.

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Corporate Governance Highlights

The Company is committed to adopting and following strong corporate governance practices that benefit all of our stakeholders. We believe that a foundation of good corporate governance creates an environment of accountability for our Board and senior management and otherwise promotes the long-term interests of our stakeholders. Our Board continues to monitor emerging best practices in corporate governance and adopts measures when it determines them to be in the best interests of our stakeholders. Highlights of our corporate governance program include:

Accountability	• We elect all directors on an annual basis.	Page 19
• Our common stock is our only outstanding class of voting stock, and our governance documents do not contain any supermajority voting requirements.
	• For each share of our stock outstanding and entitled to vote that a stockholder holds, he or she is entitled to one vote on each matter presented for action.	Page 15

•

Our bylaws have a majority voting standard for uncontested elections and a plurality standard for contested elections. Any director failing to receive majority support in an uncontested election must tender his or her resignation.

Page 25
• We do not have a poison pill or similar anti-takeover provision in place.
• We hold “say-on-pay” votes annually.
Board Composition	• Seven of our nine director nominees are independent.	Page 25
	• We have a separate chairman and chief executive officer.	Page 25

•

If our Board were to select our chief executive officer to also serve as chairman, the independent directors would, in accordance with our Corporate Governance Principles and Policies, consider the appointment of a lead independent director.

Page 25
	• Our independent directors met in executive session four times during 2016.	Page 26
Stock Ownership Guidelines	• Our chief executive officer is expected to beneficially own shares of our common stock with a value at least equal to ten times his or her then-current annual base salary.	Page 48
	• Each other executive officer is expected to, within a certain period of time, beneficially own shares of our common stock with a value at least equal to his or her then-current annual base salary.	Page 48

•

Each Board member not employed by us or any of our subsidiaries is required to, within four years following his or her election to our Board, beneficially own shares of our common stock with a value at least equal to five times the annual cash retainer we then pay him or her for regular service on our Board.

Page 75
“Clawback” Policy	• In the event of an earnings restatement, we may “claw back” performance-based compensation (including both annual and long-term incentive awards) paid to executives.	Page 36
Anti-Hedging Policy	• We prohibit hedging of Company stock by our employees and directors.	Page 36
Board Oversight of Risk Strategy	• Our Board takes an active role in overseeing risk management and providing strategic guidance to the Company.	Page 29

•

Our Board annually reviews the conclusions and recommendations of our management with respect to current and future potential strategic enterprise-level risks, as well as the strategies used to mitigate such risks.

Page 30
	• Our Board delegates certain risk management oversight functions to standing committees, each of which regularly reports to our Board.	Page 30
Board Self-Evaluation	• Our Board annually reviews its performance, as well as the performance of each of our standing committees.	Page 26
Board Committees	• All of the members of each of our three standing Board committees—our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee—are independent.	Page 27
Active Stockholder Engagement	• During 2016, we expanded our ongoing stockholder outreach relating to executive compensation, governance, and other matters.	Page 36
Succession Planning	• Our Board actively engages in chief executive officer succession planning and reviews succession plans for our other senior-most officers annually.
• Our Nominating and Corporate Governance Committee oversees risks associated with overall governance and succession planning.
Limitations on Pledging Company Stock	• Currently, none of our executive officers or directors have any shares of Company stock pledged.

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Incorporation of Stockholder Feedback

The Company regularly engages with key stockholders to solicit feedback and to ensure we remain aware of our stockholders’ perspectives with respect to our executive compensation and governance practices, as well as other matters. During 2016, members of our management conducted an extensive stockholder outreach effort. In doing so, we reached out to stockholders who collectively held approximately 62% of the outstanding shares of our Common Stock, and spoke with each such holder who agreed to speak with us. This effort supplemented the ongoing communications we have with our stockholders regarding our financial performance, and expanded upon the outreach to stockholders that we have conducted in connection with our annual meetings for the last several years. Please see “Executive Compensation—Compensation Discussion and Analysis—Overview—Actions in Response to Our Recent Stockholder Advisory Votes on Executive Compensation” below.

The Company reviews feedback sent to us from each of our stockholders, no matter the size of its holdings. If you would like to communicate directly with our full Board, our independent directors, any committee of our Board, any other group of directors or any individual director, you may send written correspondence addressed to such director or directors in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

Our Compensation Committee takes the feedback received from stockholders seriously and will continue to incorporate such feedback into its decision-making process. We believe that the actions we have taken and continued dialogue with our stockholders advance our compensation practices in a manner that is both responsive to the input we receive and appropriate for the Company.

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PROXY STATEMENT

GENERAL

Purpose of this Proxy Statement

This proxy statement is furnished in connection with the solicitation by our Board of Directors (our “Board”) of proxies from holders of issued and outstanding shares of the Company’s common stock, par value $0.000001 per share (“Common Stock”). The proxies being solicited will be used at the annual meeting of our stockholders to be held on Thursday, June 1, 2017, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405, at 9:00 a.m., Pacific Daylight Time, and at any adjournment or postponement of the meeting (the “Annual Meeting”). All references in this proxy statement to “the Company”, “we”, “us”, “our”, and “Activision Blizzard” refer to Activision Blizzard, Inc.

Notice of Internet Availability of Proxy Materials

We will be mailing a notice regarding the internet availability of these proxy materials (containing instructions on how to access the proxy materials and vote shares through the internet) to stockholders on or about April 21, 2017.

Financial Metrics Used in this Proxy Statement

All financial metrics used in this proxy statement are presented in accordance with generally accepted accounting principles (“GAAP”), unless explicitly identified as non-GAAP, which may include non-GAAP (as previously defined). For information on the calculation and reconciliation of GAAP measures to non-GAAP measures, please see Appendix A attached to this proxy statement. Internally, our management uses the financial measures identified herein as non-GAAP in assessing our operating results, as well as in planning and forecasting. In particular, our management believes these measures facilitate comparison of operating performance between periods and allow for a better understanding of the operating results of Activision Blizzard by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Further, our management believes that the presentation of these non-GAAP financial measures provides additional useful information to measure Activision Blizzard’s financial and operating performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for or as more important than the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the Company.

Our non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating margin and non-GAAP free cash flow do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Consistent with past years and in an effort to effectively assess financial performance for compensation purposes, for 2016 our management and Compensation Committee utilized measures referred to as “non-GAAP (as previously defined),” rather than GAAP or the non-GAAP measures we began using in mid-2016 when reporting our financial results. The only difference between the two measures is the inclusion (in redefined non-GAAP) or exclusion (in non-GAAP (as previously defined)) of the impact from revenue deferrals accounting treatment on certain of our online-enabled products. Some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable. As a result, for GAAP purposes (and for non-GAAP measures as used when we have reported our financial results since mid-2016), we recognize revenues attributed to these game titles over their estimated service periods, which is generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized.

Internally, our management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Our management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, our management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results. We refer to these measures as “non-GAAP (as previously defined)”.

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PROCEDURAL MATTERS

Who may vote at the Annual Meeting?

Only stockholders of record at the close of business on April 7, 2017, are entitled to notice of, or to vote at, the Annual Meeting. There were 753,566,760 shares of our Common Stock outstanding and entitled to vote on the record date.

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting and during ordinary business hours at our offices at 3100 Ocean Park Boulevard, Santa Monica, California 90405 for the 10 days prior to the Annual Meeting.

How many votes may I cast?

For each share of our Common Stock outstanding and entitled to vote that a stockholder holds on the record date, he or she is entitled to one vote on each matter presented for action at the Annual Meeting.

What if I hold my shares through a broker? What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

If your shares are held through a broker, bank or any other nominee, you hold your shares in “street name”, and you are considered the “beneficial owner” of those shares. This proxy statement and any accompanying materials have been provided to you by your broker, bank or other holder of record. As a beneficial owner, you are entitled to direct the firm that holds your shares how to vote your shares.

If your shares are registered in your name with our stock transfer agent, Continental Stock Transfer & Trust, you are the “stockholder of record”. This proxy statement and any accompanying materials have been provided to you directly by Activision Blizzard.

Can my broker vote my shares without my instruction? What are “broker non-votes”?

If you are a beneficial owner and you do not provide voting instructions to the broker, bank or other nominee that holds your shares in its name, that firm is only allowed to exercise its discretion to vote your shares on “routine” matters, but will not be allowed to vote your shares with respect to any “non-discretionary” items, resulting in a so-called “broker non-vote” with respect to such items. Proposal 4—the ratification of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm—is the only matter for consideration at the Annual Meeting considered to be routine. For all matters other than proposal 4, you must submit voting instructions to the firm that holds your shares if you want your vote to count. A broker non-vote will occur if you do not provide instructions to your broker, bank or other nominee with respect to proposals 1, 2 or 3.

How many votes must be present in order for business to be conducted?

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum consists of the presence, in person or by proxy, of a majority of the shares of our Common Stock entitled to vote at the Annual Meeting. Both abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting.

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What are my voting options with respect to each proposal and how many votes are required to approve each proposal?

Proposal	Voting Options	Vote Required to Adopt Proposal	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions	Effect of Present but Not Voted Shares
Election of Directors —Proposal 1	For, against or abstain with respect to each nominee	The number of votes cast “for” the nominee exceeds the number of votes cast “against” him or her by the holders of shares present in person or by proxy and entitled to vote at the Annual Meeting	No	No Effect	Against	Against
Advisory Vote to Approve Executive Compensation —Proposal 2	For, against or abstain	Affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting	No	No Effect	Against	Against
Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation —Proposal 3	1 year, 2 years, 3 years or abstain	The vote frequency that receives the greatest number of votes cast will be considered to be the vote frequency that is selected.	No	No Effect	No Effect	No Effect
Ratification of Appointment of Independent Registered Public Accounting Firm —Proposal 4	For, against or abstain	Affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting	Yes	N/A	Against	Against

What are the ways I can vote?

Stockholders at the close of business on April 7, 2017, can vote at the Annual Meeting in person or via proxy in the manner described herein. Any stockholder who holds shares in street name through a broker, bank or other nominee will receive separate instructions from the firm holding his or her shares describing the procedures for instructing the voting of those shares.

How do I vote in person at the Annual Meeting?

Stockholders who wish to vote in person at the Annual Meeting must request a ballot at the meeting. Further, any street-name holder who wishes to vote in person at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that is the record holder of his or her shares in order to cast a ballot at the meeting.

What does it mean to vote by proxy? Who represents my shares at the Annual Meeting?

A vote via proxy authorizes Robert A. Kotick (our Chief Executive Officer), Thomas Tippl (our Chief Operating Officer) and Dennis Durkin (our Chief Financial Officer), and each of them, with full power of substitution, to vote and otherwise represent all of the shares that you are entitled to vote at the Annual Meeting, in accordance with your instructions, with the same effect as if you were present at the meeting and voting such shares.

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How do I vote by proxy?

Stockholders of record may vote by proxy in three ways:

•

Vote by Internet. Record holders can vote online prior to 4:00 p.m., Pacific Daylight Time, on May 31, 2017. Go to www.cstproxyvote.com, which is available 24 hours a day until the deadline. You will need your “company ID”, “proxy number” and “account number”, all of which appear on the notice of internet availability of proxy materials or proxy card you received.

•

Vote by Telephone. Record holders can vote by phone prior to 4:00 p.m., Pacific Daylight Time, on May 31, 2017. Call (866) 894-0537, which is available 24 hours a day until the deadline. You will need your “company ID”, “proxy number” and “account number”, all of which appear on the notice of internet availability of proxy materials or proxy card you received.

•

Vote by Mail. Record holders can vote by mail if they received a printed copy of the proxy card. Complete and return that proxy card in the postage-paid envelope provided. If you are a stockholder of record and you choose to vote by mail, your vote will be counted so long as it is received prior to the closing of the polls at the meeting, but we urge you to complete, sign, date and return the proxy card as soon as possible.

You need only vote in one way (e.g., if you vote by internet or telephone, you need not return the proxy card).

What if I vote by proxy but do not provide specific instructions for some or all of the items?

The shares of our Common Stock represented by all valid proxies we receive prior to the Annual Meeting that are not properly revoked prior to being voted at the Annual Meeting will be voted at the Annual Meeting as directed. If no directions are specified, those proxies will be voted FOR each of the nine director nominees named in this proxy statement (proposal 1), FOR the advisory approval of the Company’s executive compensation, as disclosed in this proxy statement (proposal 2), for ONE YEAR as the frequency of future advisory votes on executive compensation (proposal 3) and FOR the ratification of PwC as the Company’s independent registered public accounting firm for 2017 (proposal 4).

If I have voted by proxy, can I change my vote?

Any stockholder of record may revoke or change that stockholder’s proxy at any time before the proxy is voted at the Annual Meeting by: (1) sending a written notice of revocation of the proxy to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405; (2) properly delivering a subsequently dated proxy; or (3) voting in person at the Annual Meeting.

What do I need to do if I want to attend the Annual Meeting?

You should be prepared to present a valid form of photo identification, such as a driver’s license, state-issued ID card or passport, to gain admittance to the Annual Meeting. In addition, if you are a stockholder of record, your ownership as of the record date must be verified by reference to our records prior to admittance into the Annual Meeting. If you hold shares in street name through a broker, bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as a brokerage account statement or similar evidence of ownership. If you do not provide valid photo identification and otherwise comply with the procedures outlined above, you may not be admitted to the Annual Meeting. Directions to the Annual Meeting can be obtained by contacting our Investor Relations department via phone at (310) 255-2000 or via email at ir@activision.com.

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Will I have dissenters’ rights in connection with the business being considered?

Stockholders have no dissenters’ rights or rights of appraisal under Delaware law, our Certificate of Incorporation or our Bylaws in connection with the election of directors (proposal 1) or proposals 2, 3 or 4.

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PROPOSAL 1

ELECTION OF DIRECTORS

General

Stockholders will elect nine directors at the Annual Meeting. Those elected will serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal. Except where otherwise instructed, proxies solicited by this proxy statement will be voted for the election of each nominee. However, if any nominee becomes unable to stand for election as a director at the Annual Meeting, the proxy may be voted for a substitute designated in accordance with our Bylaws.

Director Nominees

In order to have a knowledgeable Board comprised of individuals with distinguished records of leadership and success, the Nominating and Corporate Governance Committee has established criteria and assessed each director nominee’s capabilities to identify the contributions he or she can make to our Board. As a company with a global customer base in the interactive entertainment industry, we consider leadership abilities gained from senior roles as executive officers or board members of large, global corporations in the entertainment field to be particularly relevant to the business of the Company. We believe that our directors bring to our Board the practical wisdom and strong professional characteristics, judgment and leadership abilities necessary to keep our Company performing competitively in the market. For more about the qualifications we require our directors (and director nominees) to have, see “Corporate Governance Matters—Board of Directors and Committees— Identification of Candidates for Election to our Board—Experience, Skills and Other Characteristics of our Director Candidates” below.

The following are biographical summaries of our director nominees, which describe their noteworthy experience. Also described below are certain individual qualifications and skills of each of our directors that we believe contribute to our Board’s effectiveness and success. For information regarding each nominee’s current Board committee membership, if any, see “Corporate Governance Matters—Board of Directors and Committees—Board Committees” below.

ROBERT CORTI

Mr. Corti, age 67, worked at Avon Products, a global manufacturer and marketer of beauty and related products, for more than 25 years. He joined Avon Products’ tax department as a tax associate in 1976 and held positions of increasing responsibility in the company’s finance department throughout his tenure there, including serving as an executive vice president and the chief financial officer of Avon Products from 1998 until he retired from the chief financial officer role in November 2005 and as an executive vice president in March 2006.

Retired Chief Financial Officer of Avon Products

Director Since: 2003

Activision Blizzard Committee:

•

Audit (Chair)

Private Company Directorships:

•

Bacardi Limited

Involvement with Other Organizations:

•

Avon Foundation (board member)

•

Manhattan Chapter of the Cystic Fibrosis Foundation (board member)

Key Experience/Qualifications:

•

Financial expertise, particularly accounting and tax experience, gleaned in part from his long tenure in Avon’s finance department

•

Unique perspective of having helped to guide a large public company with international operations through the changing economic and competitive landscape for over two and a half decades, gained from having served Avon for more than 25 years and working his way up to increasingly senior roles within that organization

•

Consumer products industry experience from his tenure at Avon

•

Certified public accountant

•

Qualifies as an “audit committee financial expert” and is “financially sophisticated”

•

B.A. in accounting from Queens College and M.B.A. in taxation from St. John’s University

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HENDRIK HARTONG III

Mr. Hartong, age 50, joined Brynwood Partners, a private equity firm specializing in the consumer products sector, in 2004, as a managing partner. Mr. Hartong was the president and chief executive officer of Lincoln Snacks Company, a food products company, from 1998, at which point the company was publicly traded, until 2004, when Brynwood Partners divested its ownership in Lincoln Snacks. Prior to joining Lincoln Snacks, Mr. Hartong held various sales and marketing positions of increasing responsibility with Baskin Robbins USA Co. and Nestlé USA, Inc., both of which are food products companies, and, from 1996 to 1998, and with Activision Publishing, Inc. (“Activision”), one of our principal business units.

Chairman and Chief Executive Officer of Brynwood Partners

Director Since: 2015

Activision Blizzard Board Committee:

•

Audit

Private Company Directorships:

•

Brynwood Partners (chairman and chairman of executive committee)

•

Back to Nature Foods Company, LLC (chairman) (a company in which Brynwood Partners has a controlling ownership interest)

•

Harvest Hill Beverage Company (chairman) (a company in which Brynwood Partners has a controlling ownership interest)

•

Joseph’s Gourmet Pasta Company (chairman) (a company in which Brynwood Partners has a controlling ownership interest)

•

Pearson Candy Company (chairman) (a company in which Brynwood Partners has a controlling ownership interest)

Key Experience/Qualifications:

•

Financial expertise, in particular, from having served as president and chief executive officer of then-publicly traded Lincoln Snacks for six years

•

Wealth of experience in the consumer products industry from his experience guiding Lincoln Snacks and the portfolio companies of Brynwood Partners

•

Qualifies as “audit committee financial expert” and is “financially sophisticated”

•

B.A. in history from Lafayette College and M.B.A. from Harvard University

BRIAN G. KELLY

Mr. Kelly, age 54, has held various positions of responsibility with Activision Blizzard since 1991, including serving as a director of the Company since July 1995, the co-chairman of our Board of Directors from October 1998 until the consummation of the Vivendi Share Repurchase Transaction (as defined herein), and as chairman of our Board of Directors since that time.

Chairman of the Board of Activision Blizzard Director Since: 1995 Involvement with Other Organizations: • Call of Duty Endowment (co-founder)

Key Experience/Qualifications:

•

Depth of institutional knowledge and understanding of our organization, which he possesses by virtue of his service as an executive of the Company from 1991 until the Vivendi Games Combination (as defined herein) and as a director for more than 20 years

•

Superior leadership skills, devotion to the Company and commitment to helping to ensure our ongoing success

•

B.A. in accounting from Rutgers University and J.D. from Fordham University School of Law

ROBERT A. KOTICK

Mr. Kotick, age 54, has been a director of Activision Blizzard since February 1991, following his purchase of a significant interest in the Company, which was then on the verge of insolvency. Mr. Kotick was our Chairman and Chief Executive Officer from February 1991 until July 2008, when he became our President and Chief Executive Officer in connection with the Vivendi Games Combination.

President and Chief Executive Officer of Activision Blizzard

Director Since: 1991

Other Public Company Directorships:

•

The Coca-Cola Company (since 2012)

Involvement with Other Organizations:

•

Call of Duty Endowment (co-founder and co-chairman)

•

Los Angeles County Museum of Art (vice chairman of board and chairman of committee of trustees)

•

The Center for Early Education (member of board of trustees)

•

Harvard-Westlake School (member of board of trustees)

Key Experience/Qualifications:

•

Depth of institutional knowledge and understanding of our organization, as well as practical experience in a chief executive officer role, that he possesses by virtue of his 25 years of service to the Company, including as our President and Chief Executive Officer and, previously, as the Chairman of our Board

•

Perspective as a board member at a variety of other organizations and his experience in helping those organizations achieve their diverse goals and overcome a wide range of challenges through changing economic and social times

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BARRY MEYER

Mr. Meyer, age 73, retired as the chairman of Warner Bros. Entertainment Inc., an American producer of film, television and music, at the end of 2013. He joined Warner Bros. as a director of business affairs in 1971 and held positions of increasing responsibility throughout his tenure there, eventually serving as Warner Bros.’ chief executive officer and chairman from October 1999 until March 2013 and as chairman through December 2013. Mr. Meyer founded the consulting firm North Ten Mile Associates following his retirement from Warner Bros., and currently serves as the manager and co-chief executive officer of that firm.

Retired Chairman and Chief Executive Officer of Warner Bros. Entertainment

Director Since: 2014

Activision Blizzard Board Committee:

•

Nominating and Corporate Governance Committee

Involvement with Other Organizations:

•

Federal Reserve Bank of San Francisco (deputy chairman)

•

Smithsonian National Museum of American History (advisory board)

•

Human Rights Watch (director emeritus)

•

Academy of Motion Picture Arts & Sciences (member)

•

Academy of Television Arts & Sciences (member and former governor)

•

Hollywood Radio and Television Society (member)

•

USC School of Cinematic Arts (member of board of councilors)

Key Experience/Qualifications:

•

Over 40 years of leadership and managerial experience in one of the largest entertainment production companies in the world, including serving as its chief executive officer

•

In-depth knowledge of both the business and creative aspects of the entertainment industry, both from his years at Warner Bros. and the leadership positions he held in various cultural institutions dedicated to visual and cinematic arts

•

Wealth of experience in nearly every facet of the entertainment industry

•

Deep understanding of the unique challenges faced by large, multinational public companies

•

B.A. in English from the University of Rochester and J.D. from Case Western Reserve University School of Law

ROBERT MORGADO

Mr. Morgado, age 74, is chairman of Maroley Media Group, a media entertainment investment company he established in 1995. He previously served as the chairman and the chief executive officer of Warner Music Group, a music content company comprised of recorded music and music publishing businesses, from 1985 to 1995.

Retired Chairman and Chief Executive Officer of Warner Music Group

Director Since: 1997

Activision Blizzard Board Committees:

•

Nominating and Corporate Governance Committee (Chair)

•

Compensation Committee (Chair)

•

Audit Committee

Private Company Directorships:

•

Nest Top (controlling shareholder of Nest Family and Nest Learning Systems)

•

Kaanapali Kai (chairman)

Involvement with Other Organizations:

•

Maui Arts & Cultural Center (board member)

Key Experience/Qualifications:

•

Extensive experience as a chief executive officer and a director at a variety of media and entertainment companies

•

Perspective as the founder and chairman of a media entertainment investment company

•

Qualifies as an “audit committee financial expert” and is “financially sophisticated”

•

B.A. in history and philosophy from Chaminade University of Honolulu and M.P.A. from The State University of New York

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PETER NOLAN

Mr. Nolan, age 58, is the Chairman of Nolan Capital, a private investment company, and is also a senior advisor to Leonard Green & Partners, L.P., a private equity firm, and was previously the managing partner of Leonard Green & Partners. Prior to becoming a partner at Leonard Green & Partners in 1997, Mr. Nolan served as a managing director and the co-head of Donaldson, Lufkin and Jenrette’s Los Angeles Investment Banking Division from 1990 to 1997, as a first vice president in corporate finance at Drexel Burnham Lambert from 1986 to 1990, and as a vice president at Prudential Securities, Inc. from 1982 to 1986. Prior to 1982, Mr. Nolan was an associate at Manufacturers Hanover Trust Company. Mr. Nolan served on the Company’s Board from December 2003 until July 2008, when he resigned in connection with the consummation of the Vivendi Games Combination.

Senior Advisor to Leonard Green & Partners

Director Since: 2013 (and from 2003 to 2008)

Activision Blizzard Board Committee:

•

Nominating and Corporate Governance Committee

Private Company Directorships:

•

AerSale Holdings, Inc. (a company in which Leonard Green & Partners has an ownership interest)

•

Motorsport Aftermarket Group (a company in which Leonard Green & Partners has an ownership interest)

Key Experience/Qualifications:

•

Extensive experience in corporate finance and investment banking, including leadership roles at large international corporations with worldwide operations

•

Extensive and wide-ranging experience is demonstrated by his current directorships in other companies operating in various industries

•

Depth of institutional knowledge about the Company from his service on our Board from 2003 to 2008

•

B.S. in agricultural economics and finance and M.B.A., both from Cornell University

CASEY WASSERMAN

Mr. Wasserman, age 42, is the chairman and chief executive officer of Wasserman, a sports, entertainment and lifestyle marketing and management agency that he founded in 2002. Mr. Wasserman also serves as the president and chief executive officer of the Wasserman Foundation.

Chairman and Chief Executive Officer of Wasserman

Director Since: 2015

Activision Blizzard Board Committee:

•

Compensation Committee

Other Public Company Directorships:

•

Saban Capital Acquisition Corp. (since March 2017)

Private Company Directorships:

•

Vox Media

Involvement in Other Organizations:

•

LA24 Exploratory Committee to Bring the 2024 Olympic and Paralympic Games to Los Angeles (chairman)

•

Los Angeles County Museum of Art (member of board of trustees)

•

UCLA Centennial Campaign (member of executive committee)

Key Experience/Qualifications:

•

Extensive management expertise in entertainment, sports and lifestyle marketing gained from his work as chairman and chief executive officer of Wasserman, which represents brands, properties and talent on a global basis

•

B.A. in political science from the University of California at Los Angeles

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ELAINE WYNN

Ms. Wynn, age 74, is a co-founder of Wynn Resorts, a developer and operator of high-end hotels and casinos, and served as a director of Wynn Resorts from its inception in 2002 to May 2015. Prior to that, Ms. Wynn served in a similar capacity as a director of Mirage Resorts from 1976 to 2000.

Co-founder of Wynn Resorts

Director Since: 2013

Activision Blizzard Board Committee:

•

Compensation Committee

Other Public Company Directorships:

•

Wynn Resorts (from 2002 to 2015)

Involvement in Other Organizations:

•

Kennedy Center for the Performing Arts (member of board of trustees)

•

Los Angeles County Museum of Art (member of board of trustees)

•

Nevada State Board of Education (president)

•

Communities in Schools (chairman of the national board)

•

Communities in Schools of Nevada (founding chairman)

•

Basketball Hall of Fame (member of the board of governors)

Key Experience/Qualifications:

•

Extensive experience in the entertainment field, stemming from her lengthy service as a director of one of the top resort and casino companies in the world

•

Strong leadership skills, illustrated by her numerous chairmanships in state and national-level organizations dedicated to educational reform, where she has received numerous accolades for her service

•

Strong and practical leadership experience, as well as in-depth knowledge about the operation of a large, international public company

•

B.A. in political science from George Washington University

Required Vote and Board Recommendation

In accordance with our Bylaws, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” that nominee exceeds the total number of shares that are voted “against” that nominee, that are present and not voted or that abstain from voting). For more information, see “Procedural Matters—How can I cast my vote with respect to each proposal and how many votes are required to approve each proposal” above and “Corporate Governance Matters—Board of Directors and Committees—Offer of Resignation in Connection with Failure to Receive More ‘For’ than ‘Against’ Votes” below.

Your Board unanimously recommends that you vote FOR the election of each nominee for director.

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CORPORATE GOVERNANCE MATTERS

Overview

Our Board has long adhered to governance principles designed to assure its continued vitality and excellence in the execution of its duties. Our Board has responsibility for management oversight and providing strategic guidance to the Company. Our Board believes that it must remain well informed about the issues, risks and opportunities facing the Company so that our Board members can exercise their fiduciary responsibilities to all of our stockholders. Our Board recognizes the importance of constantly improving our corporate governance practices and is committed to regularly reviewing the specific elements of our corporate governance framework and making changes to them when our Board deems them to be in the best interests of the Company and its stakeholders.

Board of Directors and Committees

Identification of Candidates for Election to our Board

Nominating and Corporate Governance Committee Process

Pursuant to our Corporate Governance Principles and Policies and the Nominating and Corporate Governance Committee’s charter, both of which can be viewed on our website at http://investor.activision.com/corporate-governance.cfm, the Nominating and Corporate Governance Committee identifies and evaluates potential candidates to serve as members of our Board. The committee may consider candidates suggested by its members, other directors, senior management or stockholders and may, at the Company’s expense, retain search firms, consultants and other advisors to identify, screen and/or evaluate candidates. Candidates may be interviewed in person by directors and management.

The Nominating and Corporate Governance Committee will consider nominating persons who are submitted by stockholders, subject to the limitations described immediately below.

Stockholder Recommendation of Director Candidates

Our stockholders may recommend persons who qualify as independent under the NASDAQ Rules to serve as directors. In accordance with our Corporate Governance Principles and Policies, the Nominating and Corporate Governance Committee will review the qualifications of, and make recommendations to our Board regarding, any such stockholder recommendation that is submitted to us in writing and includes the following information:

•

the name, address, phone number and email address of the stockholder and evidence of the stockholder’s ownership of our Common Stock, including the number of shares beneficially owned by such person and the length of time of such ownership;

•

the name of the director candidate, the candidate’s address, phone number and email address, the candidate’s resume or a list of his or her qualifications to be a director of Activision Blizzard and the candidate’s consent to be named a director, if nominated, and to serve as a director, if elected; and

•

a description of any agreements, arrangements, understandings or relationships between the stockholder and the director candidate and any other persons (including those persons’ names), pursuant to which the recommendation is made.

In addition, stockholders may submit candidates for election as directors in accordance with our Bylaws, as described under “Director Nominations and Other Stockholder Proposals for 2018 Annual Meeting; Communicating with our Board” below.

Experience, Skills and Other Characteristics of Our Director Candidates

In accordance with our Corporate Governance Principles and Policies, all director nominees, whether or not they are incumbent directors, are expected to have the appropriate experience, skills and other characteristics essential to serving as an effective Board member, assessed in the context of the perceived needs of our Board at the time, including:

Experience and Skills
Accounting/finance	Corporate governance
Entertainment industry background	Legal and regulatory knowledge
Strategic planning	International operations

In accordance with the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee, in its selection of director candidates, considers the following attributes, among others: experience; knowledge; skills; expertise; personal and professional integrity; character; business judgment; time availability in light of other commitments; dedication; and independence. The committee evaluates each director nominee’s experience, skills and other characteristics to ensure that they are consistent with the interests of our stockholders and complementary with the existing Board’s composition and

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needs. In doing so, it considers whether the nominee has experience or skills in the areas of entertainment, international operations, strategic planning, corporate governance, accounting and finance, law or other areas that are relevant to our activities and our Board’s effectiveness. Although our nominating procedures and policies do not prescribe specific standards for diversity, the committee also takes diversity into account, seeking to ensure a representation of diverse perspectives and experience.

Additionally, in accordance with its charter, the Nominating and Corporate Governance Committee annually oversees evaluations of our Board, our Board’s committees and individual directors which assess the experience, skills, qualifications and contributions of each individual director, as well as the performance of each standing committee of our Board and our Board as a whole.

Independence Determinations

In making its determination regarding director independence, our Board reviews and discusses all relevant information regarding each director’s relationships, transactions or arrangements, as required by the independence guidelines of the NASDAQ Rules, including current and prior relationships that each director or any of his or her family members has with the Company, our executive management and our independent accounting firm. To assist our Board in making these determinations, each director is required to complete a questionnaire on an annual basis.

Based on the information provided by each director concerning his or her background, employment and affiliations, our Board affirmatively determined that each of Messrs. Corti, Hartong, Meyer, Morgado, Nolan and Wasserman and Ms. Wynn is an independent director within the meaning of the NASDAQ Rules. Accordingly, our Board believes there are no relationships or activities between the Company and any of these directors that require further review by our Board or that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, as none of these directors has a direct or indirect material relationship with the Company.

Board Leadership Structure

Our chief executive officer does not serve as the chairman of our Board. Our Board believes that the division between the role of the chief executive officer and the chairman of the Board is appropriate because our chief executive officer is responsible for the day-to-day management of the Company, while the responsibility of our Board is to oversee the chief executive officer’s performance of his or her function. Having different individuals serve as the chairman and the chief executive officer allows the chief executive officer to focus on his or her operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. If our Board were to select our chief executive officer to serve as chairman, the independent directors would, in accordance with our Corporate Governance Principles and Policies, consider the appointment of a lead independent director.

Other Directorships

Pursuant to our Corporate Governance Principles and Policies, our directors must obtain the approval of the Nominating and Corporate Governance Committee before accepting any board membership at another publicly held company, and in no case can any director serve on the boards of more than four other publicly held companies.

Offer of Resignation in Connection with Failure to Receive More “For” than “Against” Votes

Pursuant to our Bylaws, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” that nominee exceeds the number of shares voted “against” that nominee that are present and not voted or that abstain from voting). If a nominee who currently serves as a director is not re-elected, Delaware law and our Bylaws provide that the director will continue to serve on our Board as a “holdover director” (i.e., until his or her successor has been duly elected and qualified, or until the earlier of his or her death, resignation or removal). Pursuant to our Corporate Governance Principles and Policies, if a director fails to receive the required number of votes for re-election, he or she must offer to resign from our Board.

Our Board or, in our Board’s discretion, the Nominating and Corporate Governance Committee, without the participation of the director offering his or her resignation, will consider whether the continued service of any director so offering to resign is appropriate, by considering any factors it deems relevant (e.g., the underlying reasons for the “against” votes, the length of service and qualifications of the director, that director’s contributions to our Company and the skills and characteristics of that director) and, if our Board or the Nominating and Corporate Governance Committee, as the case may be, determines that the director continues to contribute significantly to the Company, his or her membership on our Board may continue.

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Offer of Resignation Upon Change in Professional Role

Pursuant to our Corporate Governance Principles and Policies, unless the Nominating and Corporate Governance Committee determines otherwise, if an independent director retires, changes employment or otherwise has a significant change in his or her professional role or responsibilities that may reasonably be seen to affect his or her ability to serve, he or she must offer to resign from our Board. Similarly, unless our Board or the Nominating and Corporate Governance Committee determines otherwise, or he or she has an agreement with us to the contrary, if a director who is employed by us retires, resigns or otherwise has a significant change in his or her professional role or responsibilities, he or she must offer his or her resignation from our Board.

Our Board or, in our Board’s discretion, the Nominating and Corporate Governance Committee, without, in either case, the participation of the director offering his or her resignation, will consider whether the continued service of any director so offering to resign is appropriate in light of that change and, if our Board or the Nominating and Corporate Governance Committee, as the case may be, determines that the director continues to contribute significantly to the Company, his or her membership on our Board may continue.

Board Meetings

In accordance with our Corporate Governance Principles and Policies, our Board generally meets at least quarterly, as well as in conjunction with the annual meeting of our stockholders. Our Board met eight times during 2016, including at least once per quarter and in conjunction with the 2016 annual meeting of our stockholders. Each person who served on our Board during 2016 attended at least 75% of the aggregate of (1) the total number of meetings held by our Board during the period for which he or she was a director and (2) the total number of meetings held by each committee on which he or she served during the period in which he or she so served during the year.

Our Corporate Governance Principles and Policies also require that the independent directors meet in executive session outside of the presence of our management at least two times per year. Four such executive sessions took place during 2016.

In accordance with our Corporate Governance Principles and Policies, all directors are expected to attend annual meetings of our stockholders. In 2016, eight of the nine persons serving as directors at the time attended the annual meeting.

Annual Board, Committee and Director Self-Evaluations

The Nominating and Corporate Governance Committee annually evaluates our Board’s overall performance, the overall performance of each of our Board’s standing committees and the performance of each individual director.

Director Orientation and Continuing Education

•

Board Orientation. New directors are provided with a comprehensive director orientation manual upon joining our Board that provides them with important information about the Company, our Board and the general roles and responsibilities of directors of publicly traded companies. Each new director is also invited to attend an “onboarding day”, during which he or she meets with our executives and other key members of our senior management.

•

Continuing Education. We recognize the benefit of continuing education for our directors. In addition to the education routinely provided to our directors by our executives and other key members of our senior management at meetings of our Board and its committees on topics impacting the Company, including emerging risks, industry trends, technological developments, economic forecasts and competitive challenges, we may engage third parties to provide in-boardroom education. To supplement the education we provide, we encourage our directors to attend external programs and provide financial and administrate support to the directors in connection therewith.

Board Committees

Our Board has three standing committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee—each of which operates under a written charter approved by our Board. Further, from time to time, our Board forms special or ad hoc committees to which our Board delegates authority to administer certain of its duties.

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The following table shows the current membership of our Board’s standing committees. Each current committee member served in the role shown below at all times during and since 2016.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert Corti
Brian G. Kelly
Hendrik Hartong III
Robert A. Kotick
Barry Meyer
Robert Morgado
Peter Nolan
Casey Wasserman
Elaine Wynn
Chairperson

Audit Committee

Our Audit Committee’s charter, which describes the composition and responsibilities of the committee, may be viewed on our website at http://investor.activision.com/corporate-governance.cfm.

With respect to membership on the Audit Committee, the charter currently provides that the committee must have at least three members and that:

•

all Audit Committee members must be determined by our Board to be independent directors under the NASDAQ Rules and the rules of the SEC and otherwise satisfy the NASDAQ Rules and the rules of the SEC with respect to audit committee membership;

•

no director may serve as a member of the Audit Committee if that director serves on the audit committees of more than two other public companies, unless our Board determines that the simultaneous service would not impair the ability of that director to effectively serve on the Audit Committee;

•

all Audit Committee members must understand fundamental financial statements;

•

at least one Audit Committee member must be designated by the Board as an “audit committee financial expert” as defined in the applicable rules of the SEC; and

•

no Audit Committee member can have participated in the preparation of the financial statements of Activision Blizzard or any of our current subsidiaries at any time during the three years prior to the proposed appointment of that Audit Committee member.

Further, the NASDAQ Rules require that at least one Audit Committee member meets the financial sophistication requirements set forth in those rules.

The current members of the Audit Committee are Messrs. Corti, Hartong and Morgado. Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each member of the Audit Committee is an independent director under the NASDAQ Rules and the rules of the SEC and that each otherwise satisfies the NASDAQ requirements for audit committee membership (including that each meets the independence criteria set forth in Exchange Act Rule 10A-3 and is able to read and understand fundamental financial statements). Our Board has also determined that each Audit Committee member is an “audit committee financial expert” as defined in the applicable rules of the SEC and that each is “financially sophisticated” within the meaning of the NASDAQ Rules.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Activision Blizzard and our subsidiaries, the audits of our financial statements and our internal control over financial reporting. The Audit Committee’s responsibilities include:

•

selecting, evaluating and overseeing our independent registered public accounting firm, including determining that firm’s compensation and evaluating that firm’s independence;

•

overseeing the annual audits and quarterly reviews of our financial statements and our internal control over financial reporting by our independent registered public accounting firm;

•

overseeing our financial reporting process and internal control, including:

–

reviewing the adequacy of our system of internal control over financial reporting, the framework used to make the assessment and our management’s conclusions on the effectiveness of our internal control over financial reporting;

–

reviewing, and discussing with the independent registered public accounting firm, the results of the annual audit of our financial statements, including any comments or recommendations of our independent registered public accounting firm, and, based on that review and discussions and other considerations, recommending to our Board whether those financial statements should be included in our Annual Report on Form 10-K;

–

reviewing, and discussing with our management, our internal audit projects and the performance of our internal audit function;

–

discussing with our management the Company’s process for assessing and managing our exposure to risk; and

–

meeting periodically with our management, including our Chief Financial Officer, our Chief Accounting Officer, our chief

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internal audit executive, and our independent registered public accounting firm in separate executive sessions, to discuss any matters that the Audit Committee or any of the above persons or firms believe warrants Audit Committee attention.

•

overseeing policies regarding hiring employees from our independent registered public accounting firm and establishing procedures for the receipt and retention of accounting-related complaints and concerns; and

•

overseeing our policies relating to the ethical handling of conflicts of interest, including related party transactions (see “Certain Relationships and Related Transactions—Policies and Procedures—Review, Approval or Ratification of Transactions with Related Persons”).

In accordance with our Corporate Governance Principles and Policies and the Audit Committee’s charter, the Audit Committee must meet at least quarterly. The Audit Committee met six times during 2016, including at least once each quarter.

Our independent registered public accounting firm reports directly to the Audit Committee.

Before we or any of our subsidiaries engage our independent registered public accounting firm to render audit or non-audit services, the Audit Committee must pre-approve the engagement. See “Audit-Related Matters—Pre-Approval Policies and Procedures” below for further detail.

The Audit Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, as it deems appropriate.

Compensation Committee

Our Compensation Committee’s charter, which describes the composition and responsibilities of the committee, may be viewed on our website at http://investor.activision.com/corporate-governance.cfm.

Membership and Responsibilities

With respect to membership on the Compensation Committee, the charter currently provides that the committee must have at least two members, and that all committee members must be:

•

“non-employee directors” as defined in Rule 16b-3 under the Exchange Act;

•

“outside directors” as defined under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, as amended (the “Internal Revenue Code”); and

•

determined by our Board to be independent directors under the NASDAQ Rules, including the requirements with respect to compensation committee composition.

The current members of the Compensation Committee are Messrs. Morgado and Wasserman and Ms. Wynn. Based upon information provided by each director concerning his or her background, employment and affiliations, our Board has determined that each member of the Compensation Committee is an outside director as defined under Section 162(m), a non-employee director as defined in Rule 16b-3 under the Exchange Act and an independent director under the NASDAQ Rules. Our Board has also determined that none of the members of the Compensation Committee has a relationship to the Company that is material to such director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

The Compensation Committee discharges our Board’s responsibilities relating to compensation paid to our directors and executive officers and oversight of compensation under our equity incentive plans and other compensation policies, programs, agreements and arrangements. Please see “Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Compensation for Executive Officers—Roles of the Key Participants in the Executive Compensation Decision-Making Process” and “—Compensation Risk Management” below for a description of such responsibilities. The Compensation Committee is also responsible for:

•

reviewing, and discussing with our management, the compensation-related disclosure included in our proxy statement and Annual Report on Form 10-K; and

•

overseeing any proposals we submit to our stockholders on matters relating to executive compensation, including advisory votes on compensation and the frequency of such votes and approval of compensatory plans and any amendments to such plans.

As further described in “Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Compensation for Executive Officers—Roles of the Key Participants in the Executive Compensation Decision-Making Process”, the Compensation Committee consults with our management in formulating compensation plans, but ultimately the Compensation Committee exercises independent judgment in approving the compensation of our executive officers.

In accordance with our Corporate Governance Principles and Policies, the Compensation Committee must meet at least four times annually. The Compensation Committee met seven times during 2016.

Engagement of Compensation Consultants

The Compensation Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, including compensation consultants, to advise the Compensation Committee with respect to compensation and benefits for our directors and our executive officers and other employees. Since October 2013, the Compensation Committee has engaged Exequity LLP (“Exequity”) to act as its independent compensation consultant. In accordance with its charter and the NASDAQ Rules, in connection with the engagement of any compensation consultant, the committee assesses whether any potential conflicts of interest existed with the compensation consultant, using the following factors: other services, if any, the compensation consultant provided to the Company; the significance of the fees paid by the Company as a percentage of the compensation consultant’s total revenues; the compensation consultant’s policies and procedures designed to prevent conflicts of interest; any business or personal relationships between the compensation consultant professionals engaged to advise our Compensation Committee and the members of our Compensation Committee; ownership of any Company stock by the compensation consultant professionals engaged to advise the Company; and any business or personal relationships between the compensation consultant professionals engaged to advise our Compensation Committee and our executive officers. Based on the evaluation of these factors, including information received from the compensation

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consultant addressing these factors, the committee concluded that Exequity’s service to the committee did not raise any conflicts of interest.

For additional information regarding the Compensation Committee, including its use of consultants, see “Executive Compensation—Compensation Discussion and Analysis” below.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an executive officer or other employee of the Company. Additionally, in 2016, none of our executive officers served on the board of directors of any entity that had one or more of its executive officers serving on our Board.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s charter, which describes the composition and responsibilities of the committee, may be viewed on our website at http://investor.activision.com/corporate-governance.cfm.

The charter currently provides that the Nominating and Corporate Governance Committee must consist of at least two directors.

The current members of the Nominating and Corporate Governance Committee are Messrs. Meyer, Morgado and Nolan. Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director under the NASDAQ Rules.

The Nominating and Corporate Governance Committee’s responsibilities include:

•

assisting in identifying and recruiting director nominees;

•

periodically evaluating the size of our Board and recommending to our Board any appropriate increase or decrease;

•

making recommendations to our Board regarding the size and composition of each standing committee of our Board;

•

overseeing the evaluation of our Board and its committees;

•

providing oversight of our corporate governance affairs and those of our Board; and

•

determining the appropriate engagement with stockholder groups and proxy advisory firms on our submissions to our stockholders (which, in the case of matters relating to executive compensation, will be done in conjunction with the Compensation Committee).

In accordance with our Corporate Governance Principles and Policies, our Nominating and Corporate Governance Committee is also responsible for evaluating any stockholder proposals submitted to us for inclusion in any proxy statement for, and for consideration at, any meeting of our stockholders (which, in the case of stockholder proposals relating to the compensation of our directors or employees, will be done in conjunction with the Compensation Committee).

The Nominating and Corporate Governance Committee’s charter authorizes it to engage independent counsel or other consultants or advisors as it deems appropriate, including a search firm to assist in the identification of director candidates.

In accordance with our Corporate Governance Principles and Policies and the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee must meet at least twice annually. The Nominating and Corporate Governance Committee met three times during 2016.

Our Board’s Role in Risk Oversight

It is the responsibility of our senior management to develop and implement the Company’s financial, operating and strategic plans, and identify, evaluate, manage and mitigate the risks inherent in those plans. It is our Board’s responsibility to understand and oversee those plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks. Our Board, its standing committees and our senior management exercise this risk-oversight function in a variety of ways, including:

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Compensation Risk Management

The Compensation Committee, together with its independent compensation consultant, legal counsel and members of our human resources team, reviews the Company’s incentive compensation plans and practices annually to determine if they encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company. In 2017, as in previous years, this review consisted of an analysis of each of our incentive compensation programs for our executives and other employees, including eligibility, performance measures, payment targets and maximum payments, payment timing and governance (including the applicable approval process). We concluded our compensation programs do not incentivize employees to take such risks.

The incentive compensation plans in which our employees are eligible to participate are designed to encourage achievement of challenging targets aligned with our overall corporate strategy with upside opportunity for higher levels of performance, while mitigating potential risks. The following factors help mitigate risk:

•

performance objectives underlying awards are designed to focus executive performance on long-term stockholder value creation and balance between financial, operational and qualitative targets and short-and long-term time horizons for achievement;

•

cash bonuses to our executives and other employees represent just one element of our employees’ total compensation;

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•

cash bonuses to our executives and other employees are only paid if established performance metrics are acheived and/or the underlying business unit is profitable;

•

our stockholder-approved incentive plan limits the size and/or value of the short- and long-term incentive awards made thereunder that any individual may receive for any given year; and

•

equity awards, which represent a meaningful portion of the compensation paid to our executives, are subject to multi-year vesting schedules, and any vesting in respect of underlying performance measures is capped at 100% to 250% of target.

We also have a number of governance policies in place that mitigate compensation-related risks, including:

•

cash- and equity-based incentive awards generally require at least two levels of approval (including, in the case of any award to an executive officer, Compensation Committee approval and, for any executive other than the chief executive officer, his approval) and all equity-based awards to any employee require Compensation Committee approval in addition to any management-level approval;

•

written documentation underlying all of our cash-based incentive programs for our principal business units;

•

our Compensation Committee annually reviews and approves the equity award guidelines for all eligible employees of the Company;

•

our “clawback policy”, pursuant to which performance-based compensation to an executive may be recovered in the event of an earnings restatement due to his misconduct to the extent to which the amounts paid were in excess of what would have been paid had the restated numbers been used to determine payments;

•

provisions in our equity award agreements pursuant to which, should an executive officer breach his or her employment agreement with the Company, including his or her post-termination obligations, certain realized gain in respect of his or her awards may be recovered;

•

stock ownership guidelines for our executive officers, which require each executive to obtain and maintain equity ownership with a value equal to a specified multiple of his or her base salary (which guidelines are expected to be satisfied within five years of the executive officer’s election);

•

our insider trading policies, which prohibit “shorting” our securities, engaging in “puts”, “calls” or other hedging transactions involving our securities or using margin accounts with our securities; and

•

our Code of Conduct, compliance with which must be certified by every employee on an annual basis.

Political Activities

Pursuant to our Code of Conduct, Company resources may not be used for employees’ personal political activities, and lobbying activities are permitted only in compliance with applicable law and by individuals designated to represent the Company in such capacity. Trade associations of which the Company is a member may take a stance on legislative matters or engage in lobbying on specific issues.

Code of Conduct

We have a code of ethics, our Code of Conduct, which applies to all of our directors and employees worldwide, including our chairman, chief executive officer, chief financial officer and chief accounting officer. We also have a chief compliance officer, who administers our ethics and compliance program. You can access our Code of Conduct on our website at http://investor.activision.com/corporate-governance.cfm. Furthermore, we will post any amendments to, or waivers of, the Code of Conduct that apply to our chairman, chief executive officer, chief financial officer or chief accounting officer, and any other related information, on that website.

Additional Corporate Governance Documentation

In addition to finding our Corporate Governance Principles and Policies, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Code of Conduct on our website at http://investor.activision.com/corporate-governance.cfm, you can also find many of our other corporate governance documents. Please see “Helpful Resources” below for more information.

Executive Officers

Biographical summaries for our executive officers (other than Mr. Kotick, for whom a biographical summary is set forth under “Proposal 1—Election of Directors” above) can be found in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 28, 2017.

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EXECUTIVE COMPENSATION

The following discussion and tables set forth information with regard to compensation for services rendered by the named executive officers included in the “Summary Compensation Table” below (collectively, our “named executive officers” or “NEOs”) in all capacities to us and our subsidiaries during 2016.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program and the rationale for the program elements and decisions, through:

•

describing the business environment in which we operate and the resulting requirements for talent;

•

summarizing our compensation philosophy and objectives;

•

outlining our decision-making approach related to executive compensation; and

•

describing the elements and rationale behind our compensation programs and awards for 2016, as well as changes made for 2017.

This CD&A includes:

•

Overview (page 32);

•

Compensation Philosophy and Objectives (page 38);

•

Decision-Making Approach to Compensation for Executive Officers (page 39);

•

Elements of Our Executive Compensation Program for 2016 (page 41);

•

Stock Ownership Guidelines (page 48); and

•

Impact of Tax and Accounting Considerations (page 48).

Overview

The Compensation Committee oversees Activision Blizzard’s compensation plans and policies, approves compensation for our executive officers and administers our stock compensation plans. This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, as well as compensation-related actions taken during 2016 for our named executive officers. For 2016, our named executive officers are:

•

Robert A. Kotick, our President and Chief Executive Officer;

•

Dennis Durkin, our Chief Financial Officer;

•

Thomas Tippl, our Chief Operating Officer;

•

Michael Morhaime, the President and Chief Executive Officer of Blizzard Entertainment, Inc. (“Blizzard”), one of our principal business units; and

•

Riccardo Zacconi, the Chief Executive Officer of King Digital Entertainment Limited (“King”), another of our principal business units.

2016 Financial Highlights

2016 was another successful year for the Company. During 2016(1):

•

our consolidated net revenues increased 42% to $6.6 billion, inclusive of King’s results of operations since our acquisition of King on February 23, 2016 (the “King Acquisition”);

•

our revenues from digital online channels(2) increased 94% to $4.9 billion;

•

our revenues from in-game content increased 126% to $3.6 billion;

•

Blizzard achieved all-time high segment revenues of $2.4 billion and generated an all-time high $1 billion in segment operating income;

•

Activision achieved all-time high segment operating margin of 35%;

•

King contributed more than the originally planned 30% earnings per share accretion;

•

we generated cash flows from operating activities of approximately $2.2 billion, an increase of 71%;

•

our consolidated operating income increased 7% to $1.4 billion;

(1)

For information on the calculation and reconciliation of GAAP measures to non-GAAP measures, please see Appendix A attached to this proxy statement.

(2)

Net revenues from digital online channels represents revenues from digitally-distributed subscriptions, licensing royalties, value-added services, downloadable content, micro-transactions and products.

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•

our non-GAAP consolidated operating income increased 63% to $2.3 billion;

•

our consolidated net income increased 8% to $966 million;

•

our non-GAAP consolidated net income increased 70% to $1.7 billion;

•

our earnings per diluted share increased 8% to $1.28; and

•

our non-GAAP earnings per diluted share increased 68% to $2.18.

2016 Operational Highlights

Our financial performance was driven by our strong operational execution. During 2016(1):

•

Consumers spent approximately 43 billion hours playing and watching our content, and we had 447 million MAUs(2) in the fourth quarter of the year;

•

Overwatch became Blizzard’s fastest game ever to reach over 25 million players globally and received 55 “Game of the Year” awards;

•

Blizzard’s World of Warcraft MAUs grew 20% year-over-year in the fourth quarter following the successful launch of the expansion, Legion, in August 2016;

•

Blizzard’s Hearthstone had its highest annual MAUs, growing more than 20%, in part due to the fourth quarter expansion, Mean Streets of Gadgetzan;

•

Activision’s Call of Duty was the number one console franchise globally, and was the #1 franchise in North America for the eighth year in a row;

•

King had two of the top 10 highest-grossing titles in the U.S. mobile app stores for the thirteenth quarter in a row;

•

Activision Blizzard Studios, in partnership with Netflix, debuted Skylanders Academy, a new TV series based on the Skylanders franchise; and

•

Our esports network, Major League Gaming, extended its viewer reach on social platforms like Facebook and Instagram by 50% year-over-year.

This performance was a direct result of the focused and disciplined approach followed by our top leadership prior to and during 2016, including continued investment in our established franchises, like Call of Duty and World of Warcraft, selectively introducing new franchises, like Destiny, Hearthstone and Overwatch, and managing our costs prudently. At the same time, the Company has made selective and prudent investments in esports, advertising, film and television and consumer products to accelerate the Company’s global growth strategy and leverage its iconic content, franchises and characters across new and existing opportunities.

Measurement of Compensation-Related Performance Metrics Continues to Be Based on Non-GAAP (as Previously Defined) Financial Measures

Consistent with past practices, the compensation-related performance objectives established by the Compensation Committee at the beginning of 2016 were based on non-GAAP (as previously defined) financial measures. Internally, our management uses these non-GAAP (as previously defined) financial measures in assessing our operating results, as well as in planning and forecasting. In particular, our management believes these measures facilitate comparison of operating performance between periods and allow for a better understanding of our operating results by excluding certain items that may not be indicative of our core business, operating results or future outlook. During 2016, in accordance with the updated Compliance and Disclosure Interpretations issued by the SEC staff in May 2016, the Company began reporting our non-GAAP financial results in a redefined manner (referred to herein, as “non-GAAP”). The only difference between the two measures is the inclusion (in non-GAAP) or exclusion (in non-GAAP (as previously defined)) of the impact from revenue deferrals accounting treatment on certain of our online-enabled products. Since the compensation-related performance objectives for 2016 were established based upon non-GAAP (as previously defined) financial measures, in assessing and describing performance against the established 2016 compensation-related measures we utilize non-GAAP (as previously defined) financial measures. Further, as our management and our Compensation Committee continue to believe that non-GAAP (as previously defined) financial measures are the best way to internally assess our operating performance, the Company currently expects to continue utilizing non-GAAP (as previously defined) financial measures for purposes of compensation-related performance objectives in the future.

(1)

According to The NPD Group, GfK Chart-Track, App Annie Intelligence and Activision Blizzard internal estimates, as the case may be.

(2)

We monitor MAUs as a key measure of the overall size of our user base and their regular engagement with our portfolio of games. MAUs are the number of individuals who played a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who plays two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who plays the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who plays the same game on two platforms or devices in the relevant period would generally be counted as a single user.

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Relative Total Shareholder Return

The following graph compares the cumulative total shareholder return on our Common Stock, the NASDAQ Composite Index, the S&P 500 Index, and the RDG Technology Composite Index. The graph assumes that $100 was invested on December 31, 2011 and that dividends were reinvested daily. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

This performance graph shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of Activision Blizzard, Inc. under the Exchange Act or the Securities Act of 1933.

Aligning Pay with Performance

Our executive compensation program is designed with the intent of aligning the interests of our executive officers with those of our stockholders by providing a significant portion of compensation in the form of performance-based bonuses and equity awards.

A portion of the potential annual cash compensation of each of our executive officers is the payment he may receive under the CAIP (other than Mr. Zacconi, who participates in the King Profit Sharing Plan). That compensation, in turn, is contingent upon the executive officer achieving the financial and specific, measurable and non-subjective individual strategic objectives set for him at the beginning of the relevant year. The following tables illustrate the relationship between the Company’s 2016 performance, as measured by three of our key financial metrics used for this purpose, and the 2016 CAIP payments awarded to our participating executive officers, as compared to the range of potential payments:

(1)

Maximum payout potential as a percentage of target as shown above represents the maximum bonus a participating named executive officer was eligible to receive under the CAIP with regard to the relevant metric. For further detail on the 2016 bonus opportunities under the CAIP for our participating named executive officers, please see “—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” below. Targets are based on non-GAAP (as previously defined) metrics.

(2)

The actual payout as a percentage of target shown above for each participating named executive officer represents the bonus amount specifically related to performance measured against his 2016 CAIP opportunity.

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For 2016, we exceeded our earnings per share objective by 24%, exceeded our free cash flow objective by 39%, and exceeded our operating income objective by 14%. However, payments under the CAIP for 2016 to our participating named executive officers were between 118% and 127% of target, reflecting the difficulty of the specific, measurable and non-subjective individual strategic objectives underlying their bonus opportunities. Please see “—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—2016 Incentive Opportunities under the CAIP” below for more information.

Further, a portion of the potential annual compensation of each of the chief executive officers of two of our principal operating units—Blizzard and King—is the payment he may receive under that business unit’s profit sharing plan. That compensation, in turn, is contingent upon his business unit’s performance. Subject to his right to a specified minimum percentage of any profit sharing pool, any profit sharing payment either of these officers receives also depends on the Compensation Committee’s assessment of his contributions to that business unit’s performance. For 2016, both Mr. Morhaime and Mr. Zacconi received a profit sharing payment. Please see “—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans” below for more information.

Additionally, our equity incentive program consists of restricted share units, primarily with performance-based vesting criteria, and stock options. Our chief executive officer, Mr. Kotick, who was the only named executive officer whose employment agreement was entered into or amended in 2016, received performance-based vesting restricted share units and did not receive any time-based vesting awards in connection with the extension of his employment. Please see “—Elements of Our Executive Compensation Program for 2016—Equity Awards” below for more information.

Chief Executive Officer’s New Employment Agreement

Given the Company’s strong business and financial performance highlighted above, as well as Mr. Kotick’s continued exceptional leadership of the Company for over 25 years, on November 22, 2016, we took the opportunity to extend Mr. Kotick’s employment as our Chief Executive Officer through December 31, 2021.

Under the successful leadership of Mr. Kotick, Activision Blizzard has reported consistent, strong financial results and grown into the world’s most successful standalone interactive entertainment company. Since 1991, under Mr. Kotick’s leadership we have delivered a total shareholder return of over 3,300%, as compared to the S&P 500 return of less than 1,000%. Mr. Kotick has successfully navigated the shifting dynamics in the media, entertainment and technology industries with a series of strategic and operating actions that were instrumental in the Company harnessing opportunities in emerging sub-sectors, and capturing additional growth from our intellectual property. As one of the longest serving chief executives in the technology industry, Mr. Kotick’s collective leadership experience and operational expertise continue to provide uniquely valuable perspectives and insights to the Company.

Over the past five years, under Mr. Kotick’s leadership, the Company successfully acquired King Digital Entertainment and Major League Gaming, which have strategically expanded the Company’s position in the mobile gaming and esports categories, respectively. During that time, the Company also launched a film and television studio and a consumer products division, each designed to accelerate the Company’s global growth strategy by leveraging its iconic content, franchises and characters across new and existing opportunities in the entertainment industry. Mr. Kotick has overseen seven distinct billion-dollar franchises, as well as the launch of three new franchises—Hearthstone, Destiny and Overwatch—in the past three years alone. Mr. Kotick has also fostered a unique culture of innovation, creativity and passion at Activision Blizzard, which has resulted in the Company being recognized, for the past three years, as one of Fortune’s “100 Best Companies to Work For®”.

The terms of Mr. Kotick’s new employment agreement are designed to align Mr. Kotick’s interests with those of our stockholders and reflect feedback we received from our stockholders with respect to our compensation practices.

In connection with Mr. Kotick’s new employment agreement, among other things, we:

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decreased his base salary by 26% as of January 1, 2017;

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eliminated his entitlement to any guaranteed base salary increases;

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decreased the target value of his annual bonus opportunity for 2017 by 26% from his 2016 target opportunity;

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moved away from “upfront” equity awards to an annual grant cadence without any guarantee with respect to the form, amount or terms of future equity awards;

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eliminated all “single-trigger” change-of-control protection;

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eliminated the gross-up provision in respect of any excise taxes imposed under Section 280G of the Internal Revenue Code in connection with certain change-of-control payments;

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utilized operating income as the metric underlying both his 2016 grant of performance-based restricted share units and the 2021 long-term incentive;

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the Compensation Committee believes that operating income is a strong indicator of the Company’s performance, as it measures our profitability while accounting for the revenue fluctuations from the year-over-year variance in the number of game titles we release;

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the 2016 award is based upon non-GAAP (as previously defined) operating income targets for three independent one-year periods (as well as on achieving an earnings per share objective);

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the 2021 long-term incentive is contingent upon cumulative non-GAAP (as previously defined) operating income over the five-year period from 2017 to 2021 and, if at least 90% of the cumulative target for the period is not acheived, the award will be canceled (unless his employment is terminated in certain circumstances following a change of control);

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utilized total shareholder return (“TSR”) as the performance metric underlying the 2020 long-term incentive award;

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targeting 36% total shareholder return over the four-year period from 2017 to 2020; and

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should our cumulative TSR fall below a certain threshold, the award will also be measured relative to the S&P 500, so that, if there is downturn in the overall market, this award will still incentivize Mr. Kotick’s performance.

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Further, more than 90% of the value underlying the compensation decisions made to date under Mr. Kotick’s new employment agreement have been directly tied to performance objectives.

For further details about Mr. Kotick’s new employment agreement, please see “—Employment Agreements—Robert A. Kotick” below.

Our Compensation Program Best Practices

We continue to implement and maintain best practices in our executive compensation programs and policies. These practices include:

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Performance-Based Vesting of Equity Awards—We generally include performance-based vesting conditions for a significant portion of the equity awards made to our senior officers;

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Multi-Year Vesting of Equity Awards—We make equity awards to our executive officers that vest over multiple years, which encourages a focus on long-term stockholder value creation;

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No Guaranteed Incentive Bonuses—The Compensation Committee exercises discretion in determining final award payments under the CAIP, and no bonuses are paid under that plan if a minimum financial objective is not achieved, while our profit sharing plans, by definition, may only result in a bonus payment if the underlying business unit is profitable;

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Stock Ownership Guidelines—We have meaningful stock ownership guidelines for our executive officers and directors;

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Limited Perquisites and Retirement Benefits—We provide limited perquisites to our named executive officers and the only retirement plans they participate in are our 401(k)/qualified defined contribution plans;

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Formal Risk-Management Programs—We maintain strong internal controls, governance and review structures, as well as formal risk-management programs;

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No Hedging of Company Stock—We prohibit our employees from directly or indirectly “shorting” our securities, engaging in “put” or “call” or other “hedging” transactions involving our stock or establishing or using a margin account with a broker-dealer to trade our securities;

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Clawback Policy on Variable Pay—In the event of an earnings restatement due to an executive’s misconduct, we may “claw back” certain performance-based compensation (including both annual and long-term incentive awards) paid to him;

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Independent Consultant Reporting Directly to Compensation Committee—The Compensation Committee engages the services of an independent compensation consultant that has no other relationship with the Company or its management; and

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Comparator Group Review—The Compensation Committee monitors our comparator group annually to ensure it continues to reflect an appropriate mix of the industry segments in which we compete, or plan to compete, for key talent.

Actions in Response to Our Recent Stockholder Advisory Votes on Executive Compensation

The Company regularly engages with key stockholders to solicit feedback and to ensure we remain aware of our stockholders’ perspectives with respect to our executive compensation and governance practices, as well as other matters. We seek to establish sustained, long-term and robust stockholder engagement on these topics to ensure our practices align with our stockholders’ interests. Despite this stockholder engagement, only 66% of the votes cast at the 2016 annual meeting of our stockholders were voted in favor of our advisory “say-on-pay” proposal.

During 2016, members of our management conducted an extensive stockholder outreach effort. In doing so, we reached out to stockholders who collectively held approximately 62% of the issued and outstanding shares of our Common Stock, and spoke with each such holder who agreed to speak with us. This effort supplemented the ongoing communications we have with our stockholders regarding our financial performance, and expanded upon the outreach to stockholders that we have conducted in connection with our annual meetings for the last several years. A summary of recurring themes, which was presented to the Compensation Committee, is summarized below, along with specific actions the Compensation Committee has taken in response to the stockholder feedback received.

What We Heard	What We Did
Stockholders wanted to see demonstrable action following the previous year’s say-on-pay advisory vote results
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We decreased our Chief Executive Officer’s base salary by 26%.

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We decreased our Chief Executive Officer’s target cash opportunity by 26%.

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We more directly aligned our Chief Executive Officer’s compensation with performance by tying more than 90% of the value underlying the compensation decisions made to date under his new agreement to performance objectives.

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We eliminated our Chief Executive Officer’s entitlement to any guaranteed minimum base salary increases (further, as of May 1, 2017, none of our named executive officers will have this provision).

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We moved away from one-time “up-front” equity awards for our Chief Executive Officer, in favor of an annual grant cadence without any guarantee with respect to the form, amount or terms of future equity awards.

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We increased the minimum value of Company stock that our Chief Executive Officer is required to hold to a multiple of ten times (i.e., 10x) base salary.

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Further, we did not award any time-based vesting restricted share units to any named executive officer during 2016 (with the exception of Mr. Morhaime, who received an award pursuant to his employment agreement, which expired on December 31, 2016).

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What We Heard	What We Did
Stockholders expressed concerns about a specific target relative to our comparator group for components of compensation (i.e., 75th percentile, 50th–75th percentiles)
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Our Compensation Committee revised our approach to establishing executive pay levels, to utilize a more holistic consideration of a number of factors and reference points when determining target compensation (rather than targeting a specific percentile or percentile range when benchmarking targeted compensation levels against our comparator companies).

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The factors the Compensation Committee will consider when establishing our executive compensation include labor market conditions, individual considerations, Company performance, internal pay equity and stockholder feedback.

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Compensation data from our comparator group and published surveys helps our Compensation Committee understand the sectors in and with which we compete for talent, providing it with an important frame of reference.

Stockholders expressed concerns about the “single trigger” change-of-control provision in our Chief Executive Officer’s employment agreement
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We eliminated the single trigger change-of-control provision from our Chief Executive Officer’s employment agreement.

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As a result, none of our named executive officers have a single trigger change-of-control provision.

Stockholders expressed concerns about excise tax gross-up provisions in our Chief Executive Officer’s employment agreement	• We eliminated the excise tax gross-up provision from our Chief Executive Officer’s employment agreement. • As a result, none of our named executive officers have an excise tax gross-up provision.
Stockholders wanted to see the use of multi-year and more varied financial performance objectives underlying our executive compensation
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Our Compensation Committee continues to believe that measuring performance against our AOP targets is an appropriate assessment of financial performance.

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Our Compensation Committee believes that operating income is a strong indicator of the Company’s performance, as it measures our profitability while accounting for the revenue fluctuations from the year-over-year variance in the number of game titles we release.

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The incentive awards that has been made, or may be made, to our Chief Executive Officer under his new employment agreement include performance objectives based on multiple financial metrics (e.g., earnings per share, operating income and TSR).

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Our Chief Executive Officer’s 2020 long-term incentive includes a TSR component (a) targeting 36% shareholder return over the next four years and (b) in comparison to relative shareholder return among the S&P 500, in the case of a market downturn.

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Our Chief Executive Officer’s 2021 long-term incentive will measure performance over a cumulative five-year period (from 2017 to 2021).

Our Compensation Committee takes the feedback received from stockholders seriously and will continue to incorporate such feedback into its decision-making process. We believe that the actions we have taken and continued dialogue with our stockholders advance our compensation practices in a manner that is both responsive to the input we receive and appropriate for the Company.

Highly Competitive Business Environment and Associated Talent Requirements

We operate in the interactive entertainment industry, which sits at the convergence of the gaming, entertainment and leisure, and technology sectors. Our industry is intensely competitive and constantly evolving. It features a number of unique characteristics, including:

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a dependence on a relatively small number of titles for a disproportionate level of revenues and profits;

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rising costs of development, partially due to increasingly complex technological requirements;

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an increasing importance on building and growing key franchises with sustained game quality and ongoing content releases; and

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a global consumer base that expects entertainment content delivered through an increasingly varied range of channels.

We believe that, in order to succeed in this fast-changing business environment, we require executive talent with very specialized qualifications, including the following:

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significant global experience managing complex brands and franchises;

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in-depth knowledge of sophisticated strategies and operational models in the digital and entertainment segments; and

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aptitude for, and experience in, managing entertainment and technology products and talent in a rapidly changing, high-risk environment.

Finding top executives with these characteristics requires recruitment of executives from a variety of industries, including those that are larger and more mature (e.g., gaming, entertainment and leisure, and technology) and, therefore, the Compensation Committee takes into consideration a wide variety of factors, including compensation paid to executives at companies against which we compete, or may compete, for such talent.

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Compensation Philosophy and Objectives

The Compensation Committee regularly reviews and refines our executive compensation program to ensure it supports our business objectives, emphasizes pay-for-performance and is otherwise aligned with the long-term interests of our stockholders. The following are the current objectives underlying the compensation of our executive officers:

What We Do

We Align Compensation with Stockholder Interests—A substantial portion of an executive’s compensation opportunity is variable, stock-based, and links to performance metrics that are intended to increase stockholder value, so that executive compensation is aligned with the interests of stockholders. More than 90% of the value underlying the compensation decisions made to date under Mr. Kotick’s new employment agreement have been directly tied to performance objectives.

We Focus on Pay for Performance—Annual and long-term incentive awards are linked to the Company’s financial performance, incentivizing executives to drive corporate performance.

We Create Clearly Defined Short- and Long-Term Goals Aligned with Our Strategy—Performance goals, both short- and long-term, are clearly defined to provide clear alignment between our business strategy, financial results, and incentive payments.

We Balance Objectives Underlying Incentive Bonuses—The CAIP opportunities for our participating executive officers include both financial and specific, measurable and non-subjective individual strategic objectives.

We Offer Competitive Total Compensation—Compensation reflects the competitive talent market from which we recruit. Total direct compensation is designed to attract, retain and motivate the highest caliber talent, as well as to reward outstanding performance.

We Use Two-Tier Approval for Incentive Awards—We generally require at least two levels of approval for incentive awards (i.e., management and our Compensation Committee).

We Use an Independent Compensation Consultant—Our Compensation Committee receives advice and analysis regarding executive compensation from a consultant that is independent and performs no other work for the Company.

We Strive to Preserve the Tax Deductibility of Compensation—We generally strive to preserve the tax deductibility of the compensation paid to our executives.
What We Don’t Do

We Don’t Frequently Replace Our Management Team—Our Chief Executive Officer is one of the longest serving chief executive officers in the technology industry, and each of our named executive officers has been in his current role for at least five years.

We Don’t Put Our Executives Before Our Stockholders—Executive compensation that is variably linked to the performance of the Company helps to align the goals and interests of executive officers and stockholders.

We Don’t Incentivize Excessive Risk Taking—Performance goals linked to our executive compensation do not encourage or incentivize excessive risk taking or risk exposure.
We Don’t Use Arbitrary Performance Metrics—We do not use arbitrary or unreliable measurements of performance in assessing performance-based executive compensation.

We Don’t Make Biased Compensation Decisions—Reviewing our executive and director compensation plans with an independent consultant introduces an unbiased and professional perspective on executive compensation.

We Don’t Gross Up Section 280G Excise Taxes—None of our executives are entitled to gross ups in respect of any excise taxes imposed under Section 280G of the Internal Revenue Code on certain payments made in connection with a change of control.

We Don’t Reprice Stock Options—The Activision Blizzard, Inc. 2014 Incentive Plan (the “2014 Plan”) prohibits the repricing of “underwater” equity awards.
We Don’t Pay Dividends on Unearned Awards—We do not anticipate making time- or performance-based vesting awards with the right to dividend equivalents in the future.

We Don’t Generally Provide Change-of-Control Protection—Our Chief Executive Officer and the chief executive officer of our newly acquired business unit, King, are the only executive officers entitled to any change-of-control protection, and each would only receive it if terminated after a change of control.

We Don’t Guarantee Salary Increases—As of May 1, 2017, none of our named executive officers will be entitled to a guaranteed salary increase.

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Decision-Making Approach to Compensation for Executive Officers

Roles of the Key Participants in the Executive Compensation Decision-Making Process

Decisions regarding compensation for our executive officers are at the sole discretion of our Compensation Committee. To help inform these decisions, the Compensation Committee regularly reviews materials, advice and analysis provided by our management and external compensation consultants in deciding on executive compensation matters, as described in more detail below.

Compensation Committee

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Establishes our executive compensation philosophy.

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Reviews and approves all compensation of our executive officers.

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Has oversight of the Company’s long-term strategy for employee compensation.

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Reviews and approves the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluates his performance in light of those goals and objectives and determines his compensation based on that evaluation.

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Selects and monitors the Company’s comparator group.

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Evaluates compensation-related information and recommendations provided by our management and outside advisors.

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Annually reviews the compensation payable to our Board.

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Administers our equity incentive plans, including:

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approving equity award guidelines;

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approving all equity awards; and

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monitoring our equity usage and resulting potential dilution.

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Reviews and approves executive officer employment and severance agreements.

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Evaluates broad industry trends and practices.

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Engages, retains and, where appropriate, terminates its independent compensation consultants.

For additional information regarding the Compensation Committee, see “Corporate Governance Matters—Board of Directors and Committees—Board Committees—Compensation Committee” above.

Compensation Committee’s Independent Compensation Consultant

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Reports directly to the Compensation Committee and regularly attends Compensation Committee meetings.

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Consults with the members of the Compensation Committee outside of formal committee meetings and without the participation of management, when requested by the committee.

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At the Compensation Committee’s direction, interacts with our management from time to time in order to obtain information it deems necessary to form its recommendations to the committee.

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Provides the Compensation Committee advice on the appropriateness and market competitiveness of our executive and director compensation programs.

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Presents third-party data and provides advice and expertise on director and executive compensation trends, pay programs and pay levels and other emerging “best practices” relating to such compensation.

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Analyzes materials provided by our management to the Compensation Committee to ensure that those materials are consistent with the Company’s stated philosophy with respect to director and executive compensation and reasonable vis-à-vis the Company’s comparator group.

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Assists the Compensation Committee with its determination as to who should be included in the Company’s comparator group, and reviews current comparator group members.

Since October 2013, the Compensation Committee has retained Exequity as its independent compensation consultant.

Executive Officers and Management

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Our management assists the Compensation Committee in formulating the Company’s compensation programs and plans, including by, among other things:

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supporting the development of the materials for each Compensation Committee meeting;

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regularly advising the Compensation Committee with respect to our business strategies and operational goals and plans;

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regularly making recommendations to the Compensation Committee on the Company’s compensation practices, including with respect to effective types of incentive rewards and the individual performance of our executives; and

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monitoring the Company’s comparator group and trends in the market.

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Our chief executive officer reviews the performance of the Company’s executive officers and provides his recommendations to the Compensation Committee with respect to our officers’ compensation.

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No member of our management has a direct role in determining his or her own compensation. Further, decisions pertaining to the compensation of our chief executive officer are reviewed and discussed by the Compensation Committee in executive session, without the presence of the chief executive officer or any other member of our management.

During 2016, the Compensation Committee consulted with our named executive officers, as well as our former Chief Strategy and Talent Officer, Humam Sakhnini, our Chief People Officer, Brian Stolz, our Chief Legal Officer, Christopher Walther, and our Chief Compliance Officer and Corporate Secretary, Jeffrey Brown.

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Factors Influencing Compensation Decisions

During 2016, our approach to establishing executive pay levels was revised to align with the Compensation Committee’s evolving view that pay levels should be determined using a holistic approach, involving an evaluation of a wide variety of factors, rather than targeting a specific percentile of the compensation paid to the executives at companies against which we compete, or may compete, for key talent. These factors include, but are not limited to:

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Labor Market Conditions—An assessment of the competitive market to provide compensation packages that allow us to recruit, retain and motivate key executive talent that has contributed to our recent and long-term success, which may include a review of current executive compensation trends and best practices, as well as compensation data from our comparator group and/or published surveys.

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Individual Considerations—An evaluation of the executive’s individual skill set and experience, his or her historical performance and expected future contributions to the Company and the potential impact of an executive’s departure if he or she were to leave the Company.

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Company Performance—A review of our recent and historical financial and operating performance, as well as future strategic initiatives, and the executive’s role in helping drive that performance.

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Internal Pay Equity—A review to determine if compensation levels are internally fair and equitable relative to his or her role, responsibilities and working and/or reporting relationships.

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Stockholder Feedback—The feedback the Compensation Committee has received from stockholders with respect to our executive compensation practices.

The Compensation Committee does not use a predefined framework to weigh the importance of each of these factors and the emphasis placed on specific factors may vary from executive to executive. Ultimately, the terms on which any given executive officer is employed reflect the Compensation Committee’s independent judgment as to the amount and form of compensation necessary to recruit, retain and motivate that individual.

Comparator Company Data and Compensation Surveys Referenced

The Compensation Committee has selected 19 comparators against which it benchmarks our executive compensation:

Adobe Systems Inc.	Netflix, Inc.
CA Technologies	Priceline Group Inc.
CBS Corporation	Salesforce.com, Inc.
Citrix Systems Inc.	Symantec Corporation
Discovery Communications, Inc.	Take-Two Interactive Software Inc.
eBay Inc.	Time Warner Inc.
Electronic Arts Inc.	Viacom, Inc.
Hasbro Inc.	Yahoo! Inc.
Intuit Inc.	Zynga, Inc.
LinkedIn Corp.

The Compensation Committee, in evaluating our executive compensation program, utilizes compensation data obtained from SEC filings made by companies among our comparators, including compensation elements of the named executive officers of those companies, company-wide equity usage rates and potential dilution from equity plans.

In selecting this comparator group, in addition to including companies with which we directly compete in the interactive entertainment industry, the Compensation Committee considered companies with similar products and services and companies with whom we have historically directly competed for talent, with a focus on companies with comparable annual revenues and comparable geographic footprints. Our 2016 revenues of $6.6 billion approximate the 60th percentile among these comparator companies, by reference to the most recently available annual data for each.

Our management and Compensation Committee regularly monitor our comparator group, as the nature and scope of our business and potential talent pool evolve, to ensure the companies to which we reference continue to reflect an appropriate mix of the industry segments in which we compete, or may compete, for key talent. As such, during May 2016, the Compensation Committee, with the assistance of its independent consultant, updated our comparator group by removing Clorox and Mattel and adding Citrix Systems, LinkedIn, Priceline and Time Warner.

In reviewing the compensation of our executive officers, the Compensation Committee, with the support of its independent compensation consultant and our management, also annually consults third-party surveys prepared by compensation specialists with respect to companies with comparable revenues, market capitalization, industry focus, number of employees and other similar business-related factors in order to discern broader compensation trends in the market. During 2016, the surveys referenced included ones published by Radford.

This compensation data from our comparator group and published surveys helps the Compensation Committee understand the sectors in and with which we compete for talent, providing it with an important frame of reference. The Compensation Committee, as it deems appropriate, considers the compensation practices of any other companies with which we compete for executive talent. Furthermore, the Compensation Committee evaluates broader industry trends and practices to determine the appropriate elements of compensation and the effective design of each of its element.

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Elements of Our Executive Compensation Program for 2016

An overview of the primary elements of our executive compensation program and their purposes is presented below. Not all of these elements are applicable to all named executive officers. Our compensation philosophy has allowed us to recruit, retain and motivate the best talent in our industry, as evidenced by our performance. We aim to incentivize our executives to drive corporate financial performance by basing a significant portion of their compensation on achieving financial and individual strategic targets.

Compensation Element*	Purpose	Principal Actions for 2016
Salary	Compensate for day-to-day responsibilities.	NEO salaries increased 4.0% to 5.0% as a result of the annual review process.
Annual bonus—Corporate Annual Incentive Plan	Drive annual overall and/or business unit financial results, as well as individual contributions toward strategic and operational initiatives.

Financial metrics for participating NEOs (i.e., all but Mr. Zacconi) included profitability and free cash flow measures. NEOs received CAIP-related payouts ranging between 118% and 127% of target, as a result of performance vis-a-vis the underlying financial and specific, measurable and non-subjective individual strategic objectives.

Annual bonus—profit sharing plans (i.e., the Morhaime Profit Sharing Plan and the King Profit Sharing Plan)	Drive business unit financial results, which, in turn, will drive our overall financial results.	Mr. Morhaime received a payment based on Blizzard’s operating profit*. Similarly, Mr. Zacconi received a payment based on King’s operating profit.
Equity awards (i.e., restricted share units, primarily with performance-based vesting criteria, and stock options)	Create alignment with stockholders, drive long-term stockholder value and promote employee retention.

Mr. Kotick received an award in connection with the extension of his employment. Mr. Morhaime received, pursuant to his previous employment agreement, an award as part of our annual equity award process. Mr. Zacconi’s awards with respect to King ordinary shares were converted into Activision Blizzard awards on the date of the closing of the King Acquisition.

Limited change-of-control and termination payments/benefits	Ensure balanced assessment of, and contribution to, merger and acquisition activity and fair treatment in the event of termination.

No change-of-control or termination payments were triggered for any NEOs.

No NEOs or other employees have “single-trigger” change-of-control protection. Only Messrs. Kotick and Zacconi have “double-trigger” change-of-control protection.

401(k)/qualified defined contribution plans	Provide modest supplemental retirement benefits to provide compensation and benefits that, in the aggregate, are competitive.

NEOs, other than Mr. Zacconi, participated in the 401(k) plan we offer to all our U.S.-based employees. Mr. Zacconi participated in a qualified defined contribution retirement plan King offers to all its U.K.-based employees subject to an employment agreement.

Health and welfare benefits; perquisites	Provide modest supplemental benefits to provide compensation and benefits that, in the aggregate, are competitive.	NEOs participated in generally the same benefit programs we make available to all of our employees and received limited perquisites.
*

In addition to the compensation elements described above, Mr. Morhaime also participates in the Blizzard Holiday Plan, a broad-based program for employees of Blizzard. He received a payment thereunder in 2016.

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Salary

In establishing the annual base salary rates for an executive officer, the Compensation Committee considers his role, his performance, salaries paid to the executive’s peers within the Company, and the total target compensation paid to executives in comparable positions by reference to data from our comparator group and published surveys. For information about our comparator group, see “—Decision-Making Approach to Compensation for Executive Officers—Comparator Company Data and Compensation Surveys Referenced” above.

Certain of our named executive officers had contractual entitlements to salary increases during 2016 (see “—Employment Agreements” below). However, following the expiration of Mr. Tippl’s employment agreement on April 30, 2017, none of our named executive officers will have any such entitlement.

Aside from any contractually guaranteed minimum requirements, salary increases are generally only provided to an executive officer:

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upon his or her hire or entry into a new or revised employment agreement with the Company or one of its subsidiaries; or

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in connection with our annual review of executive base salaries.

The table below reflects the salaries approved for 2016 and 2017 during our annual review, along with any other adjustments during 2016 and any increases to which the executives were entitled under their contracts:

Name	Salary as of 12/31/2015	Change per 2016 Annual Review(1)	Salary as Adjusted During 2016 Annual Review(1)		Change per 2017 Annual Review(1)		Salary Approved for 2017(1)
Robert A. Kotick	$2,275,728	+4.0%	$2,366,757	(2)	(26.0)	%(2)	$1,750,000	(2)
Dennis Durkin	$752,456	+5.0%	$790,079		+5.0%		$829,583
Thomas Tippl	$1,300,000	+5.0%	$1,365,000		+5.0%		$1,433,250
Michael Morhaime	$922,603	+4.0%	$959,507		+4.0%		$997,887
Riccardo Zacconi	$—	—	$488,996	(3)	+2.5%		$501,221	(3)
(1)

Other than as discussed in footnotes (2) and (3) below, the increases to base salary for 2016 were effective on February 28, 2016, and the increases for 2017 were effective on February 26, 2017.

(2)

In accordance with his previous employment agreement, Mr. Kotick’s annual base salary was increased by 4% effective January 1, 2016, and, in accordance with his current employment agreement, was decreased by 26% effective January 1, 2017. For more information on Mr. Kotick’s employment agreement, see “—Employment Agreements—Robert A. Kotick” below.

(3)

Mr. Zacconi’s employment with us began on February 23, 2016. Mr. Zacconi is paid in British pounds. The base salaries in the table represent the £400,000 to which he was entitled as of February 23, 2016 and the £410,000 to which he was entitled as of February 22, 2017, in each case converted using an end of 2016 spot exchange rate of 1.22249 British pounds to the U.S. dollar.

Corporate Annual Incentive Plan and Other Performance-Based Bonuses

2016 Incentive Opportunities under the CAIP

Cash bonuses under our CAIP are designed to drive our financial results and to incentivize individual contributions toward strategic and operational initiatives.

These bonuses are designed to both achieve tax deductibility under Section 162(m) and allow the Compensation Committee flexibility in awarding pay that matches each executive’s actual performance. To achieve these goals, the awards were structured so that there was a single performance objective that, if met or exceeded, would result in the payment of a bonus to each executive of the maximum allowed under the 2014 Plan. Then the Compensation Committee, using its negative discretion, as permitted by the tax rules, is authorized to reduce the payment to him so that his actual pay matches his actual performance. That is, if our adjusted 2016 non-GAAP (as previously defined) operating income was at least 75% of the non-GAAP (as previously defined) operating income target the year as set forth in the annual operating plan approved by our Board (such plan for any given year, the “AOP”), the bonus to be paid to each executive would be initially set at the stockholder-approved limit of $10,000,000, less the amount of any other “senior executive plan bonus” within the meaning of the 2014 Plan that was paid or to be paid to that person for 2016 (e.g., the payment to Morhaime under the Morhaime Profit Sharing Plan). The Compensation Committee would then use its negative discretion to reduce or eliminate that bonus to match the actual performance of each executive.

When approving the 2016 CAIP opportunities, the Compensation Committee expressed the intent to reduce or eliminate the bonuses if our adjusted 2016 non-GAAP (as previously defined) operating income was not 85% or more of the adjusted non-GAAP (as previously defined) operating income target for the year set forth in the 2016 AOP. The Compensation Committee also expressed the intent to reduce the bonus for each executive officer to the amount for which he was eligible in accordance with the formula described below under “—Resulting 2016 Payments under the CAIP”.

In setting the minimum, target and maximum payout opportunities for each of our participating named executive officers under the CAIP for 2016, the Compensation Committee considered any requirements set forth in any applicable employment agreement, competitive market data, our desired pay mix and the compensation levels of our other senior executives. If a participating named executive officer satisfied (but did not exceed) all performance goals, the executive officer was eligible to receive a payment equal to his target payment, although the Compensation Committee retained the discretion to reduce this amount. Based upon the established performance goals, payments under the CAIP for 2016 to our participating named executive officers could have ranged as follows:

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NAME	2016 CAIP (% of 2016 Salary)(1)
	Minimum	Target
Robert A. Kotick	0%	200%
Dennis Durkin	0%	100%
Thomas Tippl	0%	150%
Michael Morhaime	0%	27	%(2)
(1)

The 2014 Plan caps maximum payments of “senior executive plan bonuses” to each individual executive at $10,000,000 per year. Actual payments under the CAIP are in the Compensation Committee’s discretion and vary for each executive based on his actual base salary, his target opportunity, his financial and individual strategic objectives, including the relative weighting with respect to each, and his and the Company’s performance measured against those objectives.

(2)

Mr. Morhaime’s target CAIP opportunity for 2016 was 27% of his salary. In addition to being eligible for a CAIP bonus, Mr. Morhaime also participates in the Blizzard Holiday Plan and the Morhaime Profit Sharing Plan, both of which are discussed in more detail below (see respectively “—Other Cash Programs or Awards for 2016” and “Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans”).

Mr. Zacconi does not participate in the CAIP. He participates in the King Profit Sharing Plan, which is discussed in more detail below (see “—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans”).

Determination of 2016 Performance Goals for the CAIP

Our Compensation Committee established the financial and individual strategic objectives based on the 2016 AOP.

•

Financial Objectives. For our participating named executive officers, 60% of their target opportunity under the CAIP for 2016 was weighted on measures of profitability and free cash flow. The Compensation Committee believes that the measures used are robust indicators of our overall performance, capturing fluctuations in sales as well as operating costs, and, as such, provide incentives to our executives to achieve goals that contribute to increasing stockholder value. Other measures the committee considered but excluded when initially designing the CAIP included revenues, excluded because it does not capture operating costs, and TSR, excluded because awards under our equity incentive plans already incentivize stock appreciation.

•

Individual Strategic Objectives. Forty percent of the target opportunity for each participating named executive officer under the CAIP for 2016 was based on four specific, measurable and non-subjective individual strategic objectives that supported our overall strategy and the officer’s business objectives for the year. These objectives, established in March 2016, each specified at least three actions or events to be achieved during the year (e.g., the 2016 Call of Duty title launch must sell a specific number of units on or before December 31, 2016 or a product in development must achieve certain development milestones). They are tailored to align with individual roles and responsibilities for each executive with four discrete payout opportunities based on the achievement of the actions or events—0%, 100%, 110% and 120%.

The Compensation Committee believes that the specific goals chosen required significant profitability, demanded superior performance from our management team and drove accountability for Activision Blizzard and/or applicable business units for each participating executive.

In addition, and as noted above, the Compensation Committee expressed the intent to reduce or eliminate all bonuses under the CAIP if our adjusted 2016 non-GAAP (as previously defined) operating income was not 85% or more of the adjusted non-GAAP (as previously defined) operating income target for the year set forth in the 2016 AOP.

Our Compensation Committee also established limits on the payments made under the CAIP for “overachievement”. Payments in respect of the specific, measurable and non-subjective individual strategic objectives are capped at 120% of the underlying target amount. The following tables illustrate the relationship between the achievement of the financial measures and the resulting payouts to our participating executive officers:

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*

As discussed under “General—Financial Metrics Used in this Proxy Statement” above, free cash flow, operating income and earnings per share targets and measurement of actual performance are based on adjusted non-GAAP (as previously defined) financial measures.

Achievement of Metrics Underlying 2016 Financial Goals for the CAIP

The 2016 financial performance goals that the Compensation Committee approved for use in connection with the CAIP and other performance-related compensation were based on our 2016 AOP. The number of titles we release fluctuates from year-to-year and, as such, the financial goals underlying our AOP for a year may be lower than the goals—or results—from a prior year. The achievement of the financial performance goals relevant to the bonuses of our participating named executive officers under the CAIP for 2016 is set forth below:

Non-GAAP (as Previously Defined) Financial Performance Measures(1) (dollars in millions, except share-based amounts)	Performance Goals and Actual Results
	Threshold Goal	AOP Goal(2)	Maximum Goal	Actual Results	Actual Achievement	Resulting CAIP Achievement
Activision Blizzard Adjusted Operating Income	$1,721	$2,025	$4,050	$2,307	114%	114%
Activision Blizzard Adjusted Diluted Earnings Per Share(3)	$1.49	$1.75	$3.50	$2.18	124%	124%
Activision Blizzard Adjusted Free Cash Flow(4)	$1,125	$1,500	$2,250	$2,088	139%	139%
Blizzard Adjusted Operating Income	$488	$650	$1,300	$996	153%	153%
(1)

The corporate performance measures used in the CAIP are non-GAAP (as previously defined) financial measures. For 2016, financial metrics assume constant foreign exchange rates, which means we convert current period results into U.S. dollars using the average exchange rate at the time we established the AOP (the “AOP foreign exchange rates”), rather than the actual exchange rates during the relevant period. For more information on non-GAAP (as previously defined) financial measures, see “General—Financial Metrics Used in this Proxy Statement” above.

(2)

For purposes of determining CAIP performance, financial goals may, in the discretion of the Compensation Committee, exclude the impact of any extraordinary transaction (i.e., non-recurring corporate transaction or legal expense matter that results in expenses exceeding $10,000,000 for the year). No such adjustments were made for 2016.

(3)

Activision Blizzard adjusted non-GAAP (as previously defined) diluted earnings per share is calculated by dividing non-GAAP (as previously defined) net income by weighted average diluted shares outstanding.

(4)

Activision Blizzard adjusted non-GAAP (as previously defined) free cash flow is an internal measure calculated by subtracting year-over-year cash changes related to working capital (excluding certain one-time items and timing of tax payments) and capital expenditures from the Company’s non-GAAP (as previously defined) net income (excluding the after-tax effect of interest and other income/expense as well as depreciation expense).

Resulting 2016 Payments under the CAIP

Since we exceeded the threshold level of 85% of the adjusted non-GAAP (as previously defined) operating income target for the year set forth in the 2016 AOP, each of our participating named executive officers was eligible to receive a bonus of $10,000,000 for 2016, subject to the Compensation Committee’s use of negative discretion to reduce or eliminate that bonus.

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To calculate the amount of the bonus that each participating named executive officer would receive, the following formula, applied using straight-line interpolation, was used:

The following table shows the weighting, expressed as a percentage, assigned to each of the performance measures underlying each named executive officer’s bonus opportunity under the CAIP for 2016 and the maximum and actual payout as a percentage of the target.

Name/Measure	Weight	Maximum CAIP Achievement (As % of Target)	Resulting CAIP Performance (As % of Target)
Robert A. Kotick
Activision Blizzard Adjusted Diluted Earnings Per Share	30%	200%	124%
Activision Blizzard Adjusted Operating Income	15	200	114
Activision Blizzard Adjusted Free Cash Flow	15	150	139
Individual Strategic Objectives*	40	120	108
TOTAL	100%	161%	118%
Dennis Durkin
Activision Blizzard Adjusted Diluted Earnings Per Share	30%	200%	124%
Activision Blizzard Adjusted Operating Income	15	200	114
Activision Blizzard Adjusted Free Cash Flow	15	150	139
Individual Strategic Objectives*	40	120	113
TOTAL	100%	161%	120%
Thomas Tippl
Activision Blizzard Adjusted Diluted Earnings Per Share	30%	200%	124%
Activision Blizzard Adjusted Operating Income	15	200	114
Activision Blizzard Adjusted Free Cash Flow	15	150	139
Individual Strategic Objectives*	40	120	108
TOTAL	100%	161%	118%
Michael Morhaime
Blizzard Adjusted Operating Income	50%	200%	153%
Activision Blizzard Adjusted Free Cash Flow	10	150	139
Individual Strategic Objectives*	40	120	90
TOTAL	100%	163%	127%
*

We believe that disclosing specific, measurable and non-subjective individual strategic objectives for the year could affect us adversely by, for example, providing confidential information on business operations and forward-looking strategic plans to our customers and competitors that could result in substantial competitive harm. Therefore, only a brief description and the aggregate weighting of those goals for each of our participating named executive officers for 2016 are shown. In each case, actual performance at the end of the year was assessed by our management, audited by our internal auditors and presented for review and approval to our Compensation Committee on a discrete “yes” or “no” basis.

All CAIP payments were based on actual eligible earnings and the achievement of specified financial metrics and specific, measurable and non-subjective individual strategic objectives and the weighting thereof. For 2016, the Compensation Committee did not apply incremental

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judgment or discretion in determining CAIP bonus payouts, and such awards directly reflected performance against the specified financial metrics and specific, measurable and non-subjective individual strategic objectives established at the beginning of the year.

Name	Target Payment ($ value)	Actual Payment* (as % of target)	Actual Payment* ($ value)
Robert A. Kotick	$4,727,210	118%	$5,590,414
Dennis Durkin	$782,844	120%	$941,451
Thomas Tippl	$2,028,750	118%	$2,399,207
Michael Morhaime	$257,151	127%	$325,450

Profit Sharing Plans

Payments under our profit sharing plans are designed to drive the financial results of the relevant business unit (i.e., Blizzard or King).

In addition to the CAIP, discussed above, in accordance with his previous employment agreement, Mr. Morhaime earned a payment for 2016 under the Morhaime Profit Sharing Plan. The Morhaime Profit Sharing Plan is commensurate with the Blizzard Profit Sharing Plan, a broad-based program that predates the Vivendi Games Combination and provides employees of Blizzard with the opportunity to share in the profits generated by our Blizzard business unit. In order to maximize the deductibility of those payments as performance-based compensation under Section 162(m), rather than participating directly in the Blizzard Profit Sharing Plan, Mr. Morhaime’s opportunity to receive profit sharing payments is under the 2014 Plan (and is, therefore, known as the “Morhaime Profit Sharing Plan”). The Compensation Committee made the decision to retain a profit sharing component in Mr. Morhaime’s compensation following the Vivendi Games Combination due to Mr. Morhaime’s position, as well as our strategic focus on profitability, the prevalent market practice of profit sharing programs in the interactive entertainment industry, and our desire to incentivize and reward his contribution to Blizzard and Activision Blizzard profits. Under the Morhaime Profit Sharing Plan, Mr. Morhaime is entitled to 6% of the “profit sharing pool” established pursuant to the Blizzard Profit Sharing Plan. However, the Compensation Committee may exercise discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage.

In accordance with his employment agreement, Mr. Zacconi earned a payment for 2016 under the King Profit Sharing Plan. The King Profit Sharing Plan is a broad-based program established in connection with the King Acquisition which provides employees of King with the opportunity to share in the profits generated by our King business unit. We established the King Profit Sharing Plan because of our strategic focus on profitability, the prevalent market practice of profit sharing programs in the interactive entertainment industry, and our desire to incentivize and reward his contribution to both King and Activision Blizzard profits. Under the King Profit Sharing Plan, Mr. Zacconi is entitled to 6% of the “profit sharing pool” established pursuant to the King Profit Sharing Plan. However, the Compensation Committee may exercise discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage.

Other Cash Programs or Awards for 2016

Blizzard Holiday Plan

In addition to the CAIP and the Morhaime Profit Sharing Plan, discussed above, in accordance with his previous employment agreement, Mr. Morhaime received a payment for 2016 under the Blizzard Holiday Plan, a broad-based program for employees of Blizzard that, like the Blizzard Profit Sharing Plan, predates the Vivendi Games Combination. Under the Blizzard Holiday Plan, Mr. Morhaime is eligible to receive an end-of-year bonus, the target amount of which is 37% of his base salary, the actual amount of which is otherwise based on a subjective determination by the Compensation Committee.

No Discretionary Awards

None of our named executed officers received a discretionary bonus for 2016.

Equity Awards

Philosophy

Our equity incentive program is intended to drive long-term value creation, create alignment with stockholders’ interests and encourage retention of key executives. The program consists of restricted share units, primarily with performance-based vesting criteria, and stock options. In determining the estimated grant value of equity awards to an executive officer, the Compensation Committee considers a number of factors, including his role, his performance, his annualized total direct compensation, compensation paid to the executive’s peers within the Company, and compensation paid executives in comparable positions by reference to data from our comparator group and published surveys. We may also provide supplemental equity awards to our executive officers during the term of their employment agreement, if there are particular circumstances that warrant doing so, including outstanding performance.

We utilize a mix of equity awards:

•

restricted share unit awards, the vast majority of which have performance-based vesting criteria designed to incentivize our executives to achieve specific performance objectives that align with our multi-year business strategy; and

•

stock options, which may include performance-based vesting criteria, which directly align an executive’s interests to that of our stockholders, as any financial gain is conditioned upon appreciation of our Common Stock and, as such, directly links executive pay with Company performance.

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We believe a combination of restricted share units (primarily with performance-based vesting criteria) and stock options appropriately balances the various objectives of the equity incentive program because it promotes long-term value creation critical to driving TSR, directly aligns executive compensation with stockholder interests through share ownership and encourages our key executives to remain engaged with our organization through the vesting date of the awards.

Use of Performance-Based Equity Awards

As discussed above (see “—Overview—Compensation Philosophy and Objectives”), the Compensation Committee believes that, in general, equity awards made to an executive officer should include an award with performance-based vesting criteria. Consistent with that philosophy, certain restricted share unit awards made to Messrs. Kotick, Durkin and Tippl during or prior to 2016 have vesting that is contingent on the achievement of specified profitability-focused performance objectives. Further, Mr. Kotick, the only named executive officer whose employment agreement was entered into or amended in 2016, received performance-based vesting restricted share units and did not receive any time-based vesting awards in connection with the extension of his employment.

The Compensation Committee chooses performance objectives that it believes relate to measures of overall Company performance on which our executives have direct impact. For the performance awards to Mr. Kotick, vesting is based on our earnings per share and our operating income. For Mr. Durkin, vesting was based on our earnings per share. For Mr. Tippl, vesting was based on our earnings per share, our free cash flow and Blizzard’s operating income. Please see “—Employment Agreements” below for further details about each award.

2016 Vesting and Cancellation of Performance-Based Equity Awards

Based on Company performance during 2016, performance-based vesting equity awards to our named executive officers vested or were canceled as follows:

•

Mr. Durkin: 90,000 restricted share units vested based on our 2016 adjusted non-GAAP (as previously defined) diluted earnings per share;

•

Mr. Tippl: 307,660 restricted share units vested and 33,248 were canceled, as performance was above the target, but fell below the maximum, as follows:

–

128,404 vested and 26,554 were canceled based on our 2016 adjusted non-GAAP (as previously defined) diluted earnings per share;

–

86,281 restricted share units vested and 6,694 were canceled based on our 2016 adjusted non-GAAP (as previously defined) free cash flow; and

–

92,975 restricted share units vested based on Blizzard’s 2016 adjusted non-GAAP (as previously defined) operating income; and

•

Mr. Zacconi: 150,542 stock options vested based on King’s 2016 adjusted non-GAAP (as previously defined) operating income, and 150,542 stock options were canceled based on King’s 2016 earnings before interest, taxes, depreciation and amortization (“EBITDA”).

Determinations as to Achievement of Performance Metrics

All determinations as to the level of achievement of a performance metric underlying an equity award are made by our Compensation Committee.

Dividend Equivalents

Of the outstanding equity awards made to our named executive officers, only one is entitled to dividend equivalents—the performance-based restricted shares units awarded to Mr. Tippl in 2014, which only receive dividend equivalents if and to the extent the underlying performance conditions are met and the awards vest. We do not anticipate making time- or performance-based vesting awards with the right to dividend equivalents in the future.

Other Award Terms

•

Stock options have an exercise price equal to the NASDAQ Official Closing Price of our Common Stock as reported on NASADAQ.com on the effective date of the grant.

•

Equity awards will generally cease to vest upon the termination of the holder’s employment, and stock options will generally remain exercisable for a limited period of time after the termination date. For the impact of the termination of the employment of each named executive officer on his outstanding equity awards, please see “—Potential Payments upon Termination or Change of Control” below.

Incentive Plan Limitations on Equity Awards

Under the 2014 Plan, we cannot grant anyone, including our executive officers, options to purchase more than four million shares of our Common Stock in a single year. We are further currently restricted from granting anyone restricted share unit awards with respect to more than three million shares in a single year or from granting anyone more than six million performance shares in a single year.

Limited Change-of-Control Arrangements

Each of Messrs. Kotick and Zacconi has been provided with certain protection in the event he is terminated following a change of control. The Compensation Committee believes these arrangements will incentivize the relevant individuals to maintain objectivity in the context of, and contribute to, a potential change-of-control transaction. These benefits for each of our named executive officers are described under “—Potential Payments upon Termination or Change of Control” below. Besides Messrs. Kotick and Zacconi, none of our employees have been provided with any change-of-control protection.

Limited Retirement Benefits

We offer a 401(k) plan to all employees in the United States, including our eligible named executive officers, and we match a certain percentage of each employee’s contributions to our 401(k) plan (which, for Mr. Morhaime is, consistent with the benefits to which he was entitled prior to the Vivendi Games Combination, a higher percentage than our other participating named executive officers). Similarly, Mr. Zacconi participates in a qualified defined contribution retirement plan offered to all UK-based King employees subject to an employment agreement, and we match a certain percentage of each employee’s contribution to that retirement

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plan. Please see the “Summary Compensation Table” below for further details.

We do not provide any other retirement benefits to our employees, including our named executive officers. We believe that retirement arrangements are particular to, and should remain the responsibility of, each individual officer. The emphasis on minimal retirement arrangements ensures that a substantial portion of our named executive officers’ long-term wealth accumulation depends on the achievement of Activision Blizzard profitability targets and the appreciation of our Common Stock.

Health and Welfare Benefits

Our named executive officers are eligible to participate in our medical, vision and dental insurance programs. With the exception of Mr. Morhaime, our named executive officers are offered the same terms as the broad employee population. Pursuant to his previous employment agreement, Mr. Morhaime was entitled to health and welfare benefits that were, in the aggregate, on terms and conditions no less favorable than those made available to him prior to the Vivendi Games Combination. As such, we covered the full cost of Mr. Morhaime’s health/medical insurance.

Stock Ownership Guidelines

In order to align the interests of our management with those of our stockholders, we believe that each of our executive officers should maintain a meaningful ownership stake in the Company. Accordingly, in 2012, the Compensation Committee established stock ownership guidelines for our senior officers. After a competitive assessment conducted with the assistance of its independent consultant, the Compensation Committee adopted guidelines providing that our chief executive officer is expected to beneficially own shares of our Common Stock with a value at least equal to five times (i.e., 5x) his or her then-current annual base salary and that each other executive officer is expected to beneficially own shares of our Common Stock with a value at least equal to his or her then-current annual base salary. These guidelines were revised in April 2017, in response to feedback we received from our stockholders, to increase the value of shares we expect our chief executive officer to beneficially own to ten times (i.e., 10x) his or her then-current annual base salary.

Our executive officers are expected to accumulate the required stock within five years (so that anyone who has been an executive officer of the Company since the date on which these guidelines were adopted should be in compliance, and anyone who subsequently became an executive officer of the Company has five years from the date on which he or she became an executive officer to be in compliance). Further, if an executive officer does not satisfy these guidelines within the five-year period, then, until he or she satisfies the guidelines, he or she will be required to hold 50% of the net shares received upon exercise of stock options or upon the vesting of restricted share units awards received, provided such shares received are under equity awards made after the adoption of the ownership guidelines and that such awards are, per their terms, explicitly subject to the ownership guidelines.

As of April 1, 2017, all named executive officers who, as of that date, had been an executive officer of the Company for five or more years satisfied these guidelines.

Impact of Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code—Limits on Compensation Deductibility

In structuring compensation programs, setting individual compensation levels and awarding bonuses and incentive plan payments, the Compensation Committee considers the potential impact of Section 162(m). Section 162(m) generally prevents a publicly held corporation from taking a U.S. tax deduction when compensation paid to a covered employee (generally, the chief executive officer and any of the corporation’s three other highest paid officers other than the chief financial officer) exceeds $1.0 million in any taxable year unless:

•

the compensation is payable solely on account of the attainment of pre-established objective performance goals;

•

a committee of two or more outside directors determines the performance goals;

•

our stockholders approve the material terms of the performance goals (specifically, the eligible employees, the business criteria on which the goals will be based and the maximum amount which could be paid to any employee in respect thereof); and

•

the committee certifies that the employee has met the performance goals before payment.

The tax deductibility of compensation paid to other executives is not subject to these limitations.

We generally attempt to preserve the deductibility of elements of our performance-based incentives. However, we believe it is important that we retain the flexibility to structure compensation arrangements necessary to attract, retain and motivate the best executive talent, even though such elements may not be fully deductible under Section 162(m).

Payments under the CAIP and the Morhaime Profit Sharing Plan, each described above, are structured to be performance-based incentives within the meaning of the 2014 Plan and, therefore, deductible up to the $10 million limit on the payment of such awards to any one person for a single year under the 2014 Plan. For further detail on the CAIP structure, see “—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—2016 Incentive Opportunities under the CAIP”, and for further detail on the Morhaime Profit Sharing Plan structure, see “—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans” above.

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Section 162(m) prevents us from deducting the incremental amount by which the sum of Mr. Morhaime’s base salary and payment under the Blizzard Holiday Plan for 2016 exceeds $1.0 million. Section 162(m) also prevents us from deducting the amount by which, if any, the base salary for each other covered employee exceeds $1.0 million.

As our chief financial officer, the deduction of Mr. Durkin’s compensation is not subject to Section 162(m). Additionally, as Mr. Zacconi is employed by one of our non-U.S. affiliates and resides outside of the U.S., the deduction related to his compensation is claimed outside of the U.S. and is not, therefore, limited by Section 162(m).

Section 409A of the Internal Revenue Code—Limits on Deferral of Compensation

To the extent that any compensation paid or committed to any of our named executive officers constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause that compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the person receiving the compensation.

Accounting Considerations

The Compensation Committee also takes accounting considerations, including the impact of Accounting Standards Codification (“ASC”) Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under “Executive Compensation—Compensation Discussion and Analysis” above. Based on that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and also be incorporated by reference into our Annual Report on Form 10-K for the period ended December 31, 2016.

Members of the Compensation Committee

Robert Morgado (Chairperson), Casey Wasserman and Elaine Wynn

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Summary Compensation Table

The table below presents information with respect to each of our named executive officers regarding compensation earned during the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)		Total ($)
Robert A. Kotick President and Chief Executive Officer	2016	2,375,858	—	24,932,065		—	5,590,414	167,223	(5)	33,065,560
	2015	2,294,328	—	—		—	4,844,383	87,223		7,225,934
	2014	2,196,616	—	—		—	4,595,173	87,023		6,878,812
Dennis Durkin Chief Financial Officer	2016	787,185	—	—		—	941,451	17,955	(5)	1,746,591
	2015	752,818	—	—		—	1,105,673	18,187		1,876,678
	2014	713,737	—	—		—	597,248	17,855		1,328,840
Thomas Tippl Chief Operating Officer	2016	1,360,000	—	7,163,582	(6)		2,399,207	34,069	(5)	10,956,858
	2015	1,302,548	—	5,211,347	(6)	—	2,362,589	43,858		8,920,342
	2014	1,254,807	2,000,000	10,400,018	(6)	—	1,970,862	33,969		15,659,656
Michael Morhaime	2016	957,378	355,018	2,833,600		2,532,666	5,330,175	69,839	(5)	12,078,676
President and Chief Executive Officer, Blizzard	2015	924,411	341,363	2,386,767		1,941,999	3,003,638	90,598		8,688,776
	2014	886,603	328,234	1,407,000		1,120,000	4,042,955	71,495		7,856,287
Riccardo Zacconi (7) Chief Executive Officer, King	2016	415,928	—	—		4,249,877	7,700,057	133,614	(5)	12,499,476
(1)

The amount paid to Mr. Tippl for 2014 represents two-thirds of a special performance award he received in recognition of his significant contributions to the Company’s financial performance for 2012, which had a time-based vesting provision and was subsequently paid in 2014 pursuant to the December 2013 amendment to Mr. Tippl’s employment agreement with the Company (see “—Employment Agreements—Thomas Tippl” below). The amounts paid to Mr. Morhaime for 2016, 2015 and 2014 consist of bonuses paid to him pursuant to the Blizzard Holiday Plan (see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Other Cash Programs or Awards for 2016” above).

(2)

The amounts in the Stock Awards column represent the aggregate grant date fair value of restricted share units (which have time- and/or performance-based vesting conditions, as the case may be) awarded in the period, computed in accordance with ASC Topic 718.

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Assumptions and key variables used in the calculation of the grant date fair values:
•

for 2016, are discussed in footnote 14 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 28, 2017 (our “2016 10-K”).

•

for 2015, are discussed in footnote 14 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016 (our “2015 10-K”); and

•

for 2014, are discussed in footnote 15 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 26, 2015 (our “2014 10-K”).

As such, in the year of grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement reporting purposes in that year.

(3)

The amounts in the Option Awards column represent the aggregate grant date fair value of stock option awards made in the period computed in accordance with ASC Topic 718. As such, in the year of grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement reporting purposes in that year.

Assumptions and key variables used in the calculation of the grant date fair values:
•

for 2016, are discussed in footnote 14 to our audited financial statements included in our 2016 10-K;

•

for 2015, are discussed in footnote 14 to our audited financial statements included in our 2015 10-K; and

•

for 2014, are discussed in footnote 15 to our audited financial statements included in our 2014 10-K.

(4)

The amount in this column for each year for each named executive officer represent cash incentives paid under the CAIP, except for Mr. Morhaime, for whom the amount represents cash incentives paid under the CAIP as well as cash incentives paid under the Morhaime Profit Sharing Plan, and for Mr. Zacconi, for whom the amount only represents cash incentives paid under the King Profit Sharing Plan (as Mr. Zacconi is not eligible for the CAIP). The amounts paid to each of Messrs. Durkin and Tippl under the CAIP for 2015 include an additional performance-based bonus of $300,000 paid under the 2014 Plan in recognition of his significant contributions in connection with our transformative acquisition of King. For a discussion of non-equity incentive plans, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

(5) The “all other compensation” for 2016 consists of the following:
Name	Perquisites, gifts and awards		Taxable income reimbursement		Retirement plan “matching” contributions(a)	Life, disability or medical insurance premiums	Total “Other Compensation”
Robert A. Kotick	$80,000	(b)	$—		$4,800	$82,423	$167,223
Dennis Durkin	$—		$—		$3,600	$14,355	$17,955
Thomas Tippl	$—		$—		$3,600	$30,469	$34,069
Michael Morhaime	$1,529	(c)	$1,787	(d)	$9,540	$56,983	$69,839
Riccardo Zacconi	$122,551	(e)	$—		$4,075	$6,988	$133,614

(a)

These amounts represent, for Mr. Zacconi, “matching” contributions by us under King’s qualified defined contribution retirement plan, and, for each of the other named executive officers, “matching” contributions by us under our 401(k) plan.

(b)

This amount represents a reimbursement for legal fees Mr. Kotick incurred in connection with the negotiation of the Kotick Employment Agreement (as defined herein), up to the maximum amount to which he was entitled pursuant to the terms of that agreement.

(c)

This amount represents merchandise Mr. Morhaime received from Blizzard.

(d)

This amount represents a reimbursement for taxes Mr. Morhaime incurred on the compensation referenced in footnote (c) and a reimbursement for taxes Mr. Morhaime incurred on other merchandise he received from Blizzard, the value of which is not included, as it was provided as part of a broad-based program for Blizzard employees.

(e)

This amount represents legal fees Mr. Zacconi incurred in connection with the negotiation of the Zacconi Employment Agreement (as defined herein), which we paid on his behalf pursuant to the terms of that agreement.

(6)

This amount reflects the value of the following two “upfront” awards made to Mr. Tippl in 2014 in connection with the extension of his term of employment pursuant to the Tippl Employment Agreement (as defined herein) (see “—Employment Agreements—Thomas Tippl” below)—time-based vesting restricted share units with a reported grant date fair value of $5,999,993 for 2014 and performance-based vesting restricted share units tied to the 2014 performance period with a reported grant date fair value of $4,400,025, assuming a target level of performance under the performance conditions established for the 2014 performance period. This grant date fair value of time-based vesting restricted share units awarded in 2014 was computed in accordance with ASC Topic 718. Based upon this same methodology and assuming achievement of the maximum outcome of the performance conditions (as opposed to target level), the reported grant date fair value for performance-based vesting restricted share units tied to the 2014 performance period would have been $6,600,037. On March 4, 2015, the metrics for the 2015 performance period were established and a grant date fair value for the 2015 was established for financial reporting purposes in accordance with ASC Topic 718 in the amount of $5,211,347 (assuming target level of performance under the performance conditions and using the closing market price of our Common Stock on the date the performance metrics were established). Based upon this same methodology and assuming achievement of the maximum outcome of the performance conditions (as opposed to target level), the reported grant date fair value for the 2015 performance period would have been $7,817,043. On March 3, 2016, the metrics for the 2016 performance period were established and a grant date fair value for that tranche of the award (which will be eligible for inclusion in future Summary Compensation Tables) was established for financial reporting purposes in accordance with ASC Topic 718 in the amount of $7,163,582 (assuming target level of performance under the performance conditions and using the closing market price of our Common Stock on the date the performance metrics were established). Based upon this same methodology and assuming achievement of the maximum outcome of the performance conditions (as opposed to target level), the reported grant date fair value for the 2016 performance period would have been $10,745,420.

(7)

Mr. Zacconi’s term of employment with us began on February 23, 2016, when we closed the King Acquisition. Mr. Zacconi’s salary, non-equity incentive plan compensation and qualified defined contribution retirement plan matching contributions were paid in British pounds. As such, the salary, bonus, non-equity incentive plan compensation and qualified defined contribution retirement plan matching contribution amounts in this table were, in each case, converted using an end of 2016 spot exchange rate of 1.22249 British pounds to the U.S. dollar. Mr. Zacconi’s insurance premiums were paid in euros. As such, the insurance premiums for Mr. Zacconi in this table were converted using an end of 2016 spot exchange rate of 1.03907 euros to the U.S. dollar.

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Grants of Plan-Based Awards for 2016

The table below provides information regarding the grants of plan-based awards made to each of our named executive officers during 2016:

Name	Grant Type	Grant Date		Approval Date(1)		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
						Threshold ($)	Target ($)	Maximum ($)
Robert A. Kotick	2014 Plan/CAIP(3)					0	4,733,514	10,000,000
	2014 Plan/PSUs	11/22/2016		11/22/2016
Dennis Durkin(5)	2014 Plan/CAIP(3)					0	790,079	10,000,000
Thomas Tippl	2014 Plan/CAIP(3)					0	2,047,500	10,000,000
	2008 Plan/PSUs	3/3/2016	(6)	3/3/2016	(6)
Michael Morhaime	2014 Plan/CAIP(3)					0	259,067	4,995,275	(8)
	2014 Plan/MPSP(9)					0	2,802,414	—
	2014 Plan/RSUs	11/7/2016		11/1/2016	(10)
	2014 Plan/Options	11/7/2016		11/1/2016	(10)
Riccardo Zacconi	2014 Plan/KPSP(13)					0	5,058,000	—
	KDE Plan/Options	2/23/2016		11/2/2015
	KDE Plan/Options	3/3/2016		3/3/2016
(1)

Reflects the date on which the Compensation Committee approved the grant of an equity award or, if later in the case of a performance-based vesting award, the date that the Compensation Committee established the performance metric underlying such award or a tranche thereof.

(2)

The grant date fair value of the stock and stock option awards is computed in accordance with ASC Topic 718. Please see footnotes (2) and (3) to the Summary Compensation Table for information about the assumptions and key variables used in the calculation of the grant date fair values. All stock options awarded have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant, with the exception of the performance-based vesting options granted to Mr. Zacconi by King, described in further detail in footnotes (14), (15) and (16), which have an exercise price equal to the original exercise price of these options with respect to King ordinary shares divided by the exchange ratio set forth in the King Acquisition transaction agreement.

(3)

Each of our named executive officers, with the exception of Mr. Zacconi, had an opportunity to earn a CAIP bonus for his 2016 performance under the 2014 Plan. None were entitled to a minimum amount thereunder, and each would have received $0 if our adjusted 2016 non-GAAP (as previously defined) operating income was not at least 85% of the adjusted non-GAAP (as previously defined) operating income target for the year set forth in the 2016 AOP. The target bonus for each participating named executive officer was based on his base salary rate in effect at the time the opportunity was approved by our Compensation Committee and assumes 100% performance for the relevant financial and individual strategic objectives established under the CAIP. The 2014 Plan caps maximum payments of “senior executive plan bonuses” to each individual participating executive (which, for Mr. Morhaime, includes any payments to him under the Morhaime Profit Sharing Plan) at $10,000,000 per year. Actual maximum payments under the CAIP are in the Compensation Committee’s discretion and vary for each participating executive based on his actual base salary, his target opportunity, his financial and individual strategic objectives, including the relative weighting with respect to each, and his and the Company’s performance measured against those objectives. For more information about the CAIP and the opportunities for each of our participating named executive officers thereunder, including the maximum bonus opportunity for each, please see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—2016 Incentive Opportunities under the CAIP” above.

(4)

On November 22, 2016, pursuant to the Kotick Employment Agreement, the Compensation Committee awarded Mr. Kotick performance-based vesting restricted share units, each representing the conditional right to receive one share of our Common Stock. Target performance would result in the vesting of 605,328 restricted share units, and maximum performance would result in the vesting of 1,513,317 restricted share units. The target number of these restricted share units vest on March 31, 2019, subject to Mr. Kotick’s continued employment through such date, if, and only if, our cumulative adjusted non-GAAP (as previously defined) diluted earnings per share for the period from October 1, 2016 through December 31, 2017 is at least $2.00. Further, if that earnings per share metric has been satisfied, there is an opportunity for an additional 907,990 restricted share units to vest as follows: (a) up to one-third vest if the adjusted non-GAAP (as previously defined) operating income objective set forth in our 2016 AOP has been met or exceeded; (b) up to one-third vest if the adjusted non-GAAP (as previously defined) operating income objective set forth in our 2017 AOP has been met or exceeded; and (c) up to one-third vest if the adjusted non-GAAP (as previously defined) operating income objective set forth in our 2018 AOP has been met or exceeded. For each of these three tranches: (i) if actual performance is 100% or less of the operating income target, no additional restricted share units in the tranche will vest; (i) if actual performance is 137.5% or more of the operating income target, the maximum number of additional restricted share units in the tranche (i.e., 302,663) will vest; and (iii) if actual performance falls between 100% and 137.5% of the operating income target, the number of additional restricted share units which vest will be determined using straight-line interpolation between zero and 302,663. In accordance with ASC Topic 718, the “Grant Date Fair Value of Stock and Option Awards” for this award includes, in addition to the grant date fair value of this award assuming the performance criteria are achieved at the target levels, the incremental accounting grant date value based on estimated 2016 operating income performance at the time of grant. The incremental accounting grant date value with respect to the tranches based on 2017 and 2018 operating income, if any, will be reported in future proxy statements in the compensation tables for the years in which the underlying performance measures are established. For more information on this award and the awards to be made to Mr. Kotick in the future, see “—Employment Agreements—Robert A. Kotick” below.

(5)

On March 3, 2016, the Compensation Committee approved the use of the adjusted non-GAAP (as previously defined) diluted earnings per share objective set forth in our 2016 AOP for the purpose of a tranche of a performance-based vesting restricted share unit award to Mr. Durkin under the 2008 Plan approved by the Compensation Committee on March 6, 2012. As a result, a grant date was established in accordance with ASC Topic 718 with respect to 90,000 of those restricted share units. As these restricted share units were previously disclosed in the “Grants of Plan-Based Awards” table included in the Company’s Notice of 2013 Annual Meeting of Stockholders and Proxy Statement, in accordance with the methodology used by the Company in its disclosure of the grant date fair value of performance-based vesting awards prior to 2014, these shares are not reflected in the table above. The grant date fair value for this tranche is greater than the amount of $1,055,700 reported in 2013 by $1,781,100, due to share price appreciation between March 6, 2012 and March 3, 2016.

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Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Threshold (#)	Target (#)		Maximum (#)

0	605,327	(4)	1,513,317	(4)						24,932,065	(4)

0	227,271	(7)	340,908	(7)						7,163,582	(7)

					70,000	(11)				2,833,600
							200,000	(12)	41.09	2,532,666

							451,625	(14)	12.39	3,079,389	(15)
							150,542	(16)	12.39	1,170,488	(15)
(6)

In accordance with ASC Topic 718, these performance-based vesting restricted share units were awarded for financial reporting purposes as of the date on which the Compensation Committee established the metric for the relevant performance period. These restricted share units represent the final three remaining tranches of an equity award approved by the Compensation Committee on January 15, 2014.

(7)

On February 10, 2014, in connection with the extension of his employment with us through April 2017, the Compensation Committee approved an award to Mr. Tippl of performance-based vesting restricted share units, each representing the conditional right to receive one share of our Common Stock. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2016 is reflected in this table. These restricted share units vest on March 31, 2017, subject to Mr. Tippl’s continued employment through such date, as follows: (a) approximately 45% (i.e., 103,305 at target, up to a maximum of 154,958) vest following the achievement of the adjusted non-GAAP (as previously defined) diluted earnings per share objective set forth in our 2016 AOP; (b) approximately 27% (i.e., 61,983 at target, up to a maximum of 92,975) vest following the achievement of the adjusted non-GAAP (as previously defined) free cash flow objective set forth in our 2016 AOP; and (c) approximately 27% (i.e., 61,983 at target, up to a maximum of 92,975) vest following the achievement of the adjusted non-GAAP (as previously defined) operating income objective for Blizzard set forth in our 2016 AOP. In each case: (i) if actual performance is below 75% of target, no shares subject to the performance criteria will be earned; (ii) if actual performance is 100% of target, 100% of the target shares subject to the operating performance criteria will be earned; (iii) if actual performance is 150% or more of target, all of the shares (i.e., 150% of the target shares) subject to the operating performance criteria will be earned; and (iv) if actual performance falls between two thresholds, the number of shares subject to the operating performance criteria that will be earned will be determined using straight-line interpolation. If dividends are declared on our Common Stock, if and when the restricted share units vest, Mr. Tippl will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend. For more information on the remainder of this award, see “—Employment Agreements—Thomas Tippl—Employment Agreement” below.

(8)

As discussed in footnote (10) below, Mr. Morhaime participates in the Morhaime Profit Sharing Plan. As the amount paid to Mr. Morhaime under the Morhaime Profit Sharing Plan is a “senior executive plan bonus” within the meaning of the 2014 Plan, the sum of the amount of bonuses, if any, paid to him for any given year under the Morhaime Profit Sharing Plan and the CAIP may not exceed the limit under the 2014 Plan of $10 million. As such, the maximum bonus Mr. Morhaime was eligible to earn under the CAIP for 2016 was adjusted to reflect the payment he received under the Morhaime Profit Sharing Plan for the year.

(9)

Pursuant to the Morhaime Employment Agreement (as defined herein), Mr. Morhaime participates in the Morhaime Profit Sharing Plan (see “—Employment Agreements—Michael Morhaime” below). In accordance therewith, Mr. Morhaime is entitled to share in an annual profit sharing pool, the aggregate amount of which depends upon Blizzard’s earnings for that year. While Mr. Morhaime is entitled to an amount equal to 6% of the pool, subject to the Compensation Committee’s exercise of negative discretion, because the amount of the pool, if any, cannot be known at the beginning of a year, no target amount is determinable and the target amount shown is a representative amount equal to the amount Mr. Morhaime received under the Morhaime Profit Sharing Plan with respect to 2015. Further, while Mr. Morhaime is entitled to receive an amount equal to a minimum specified percentage of that pool, because there is no certainty there will be a pool, there is no minimum or maximum amount to which he is entitled. For more information about the Morhaime Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans” above.

(10)

These equity awards were approved during a “trading blackout” as described in our insider trading and pre-clearance policies, so, in accordance with our equity awarding procedures, the grant date of the awards was the first trading day after that trading blackout period was no longer in effect. Further, awards with performance-based vesting criteria are not awarded, for these purposes, until the underlying performance metrics have been established.

(11)

This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were awarded to Mr. Morhaime pursuant to the Morhaime Employment Agreement as part of our annual equity award process. One-third of these stock options will vest on each of November 6, 2017, 2018 and 2019, subject to Mr. Morhaime’s continued employment through such date.

(12)

These options to purchase our Common Stock were awarded to Mr. Morhaime pursuant to the Morhaime Employment Agreement as part of our annual equity award process. One-third of these options will vest on each of November 6, 2017, 2018 and 2019, subject to Mr. Morhaime’s continued employment through such date.

(13)

Pursuant to the Zacconi Employment Agreement (as defined herein), Mr. Zacconi participates in the King Profit Sharing Plan (see “—Employment Agreements—Riccardo Zacconi” below). In accordance therewith, Mr. Zacconi is entitled to share in an annual profit sharing pool, the aggregate amount of which depends upon King’s earnings for that year. While Mr. Zacconi is entitled to an amount equal to 6% of the pool, subject to the Compensation Committee’s exercise of negative discretion, because the underlying plan was implemented in 2016 in connection with the King Acquisition, no target amount is determinable and therefore the target amount shown is a representative amount determined by applying the 6% allocation to a hypothetical bonus pool calculation, had the King Profit Sharing Plan been in existence for 2015. Further, while Mr. Zacconi is entitled to receive an amount equal to a minimum specified percentage of that pool, because there is no certainty there will be a pool, there is no minimum or maximum amount to which he is entitled. For more information about the King Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans” above.

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(14)

These performance-based vesting options to purchase our Common Stock were granted to Mr. Zacconi in connection with the consummation of the King Acquisition. They were converted from options with respect to King ordinary shares that Mr. Zacconi held prior to the consummation of the King Acquisition and were modified to replace the performance metrics underlying the original options with metrics with respect to King’s post-acquisition performance. One-third of these performance-based vesting options vest on each of February 22, 2017, 2018 and 2019, subject to Mr. Zacconi’s continued employment through such date, as follows: (a) one-third (i.e., 150,542) vest following the achievement of the EBITDA objective for King for set forth in the plan established by the King management in connection with the King Acquisition for 2016; (b) one-third (i.e., 150,542) vest following the achievement of the EBITDA objective for King set forth in the plan established by the King management in connection with the King Acquisition for 2017; and (c) one-third (i.e., 150,541) vest following the achievement of the EBITDA objective for King set forth in the plan established by the King management in connection with the King Acquisition for 2018.

(15)

Represents the incremental fair value of performance-based vesting options with respect to King ordinary shares that Mr. Zacconi held prior to the King Acquisition which were converted into awards of the same type with respect to shares of our Common Stock in connection with the consummation of the King Acquisition. Pursuant to the Zacconi Employment Agreement, these options were modified by replacing the performance underlying the original options with metrics with respect to King’s post-acquisition performance. In addition, upon the consummation of the King Acquisition, Mr. Zacconi’s time-based vesting options to purchase King ordinary shares were converted into options to purchase 192,392 shares of our Common Stock and his restricted share units representing the right to receive King ordinary shares were converted into restricted share units representing the right to receive 84,453 shares of our Common Stock. As these were part of the consideration for the King Acquisition, and do not reflect any compensation decisions by Activision Blizzard, they are not included herein. For more information on these awards, see “—Employment Agreements—Riccardo Zacconi” below.

(16)

These performance-based vesting options to purchase our Common Stock were granted to Mr. Zacconi in connection with the consummation of the King Acquisition. They were converted from options with respect to King ordinary shares that Mr. Zacconi held prior to the consummation of the King Acquisition and were modified to replace the performance underlying the original options with metrics with respect to King’s post-acquisition performance. These performance-based vesting options vest on February 22, 2019, subject to Mr. Zacconi’s continued employment through such date, if the adjusted non-GAAP (as previously defined) operating income objective for King set forth in our 2016 AOP has been met or exceeded. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2016 is reflected in this table. For more information on the remainder of this award, see “—Employment Agreements—Riccardo Zacconi” below.

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Outstanding Equity Awards at December 31, 2016

The table below sets forth the outstanding equity awards for each of our named executive officers as of December 31, 2016:

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Robert A. Kotick											605,327	(3)	21,858,358	(4)
	262,998	—				9.57	6/15/2017
	3,700,000	—				13.29	12/5/2017
Dennis Durkin											90,000	(5)	3,249,900
								87,500	(6)	3,159,625
	150,000	75,000	(7)			11.73	3/6/2022
Thomas Tippl(8)											227,271	(9)	8,206,756	(10)
								103,305	(11)	3,730,344
Michael Morhaime								23,333	(12)	842,555
								46,666	(13)	1,685,109
								70,000	(14)	2,527,700
	50,000	—				11.88	11/8/2020
	66,666	—				17.72	11/15/2023
	66,667	66,666	(15)			20.10	11/14/2024
	66,667	133,333	(16)			34.59	11/13/2025
	—	200,000	(17)			41.09	11/7/2026
Riccardo Zacconi(18)								63,342	(19)	2,287,280
				903,251	(20)	12.39	11/12/2023
	—	144,296	(21)			26.41	2/15/2025
(1)

All exercisable stock options are currently vested.

(2)

Calculated using the NASDAQ Official Closing Price of $36.11 per share of our Common Stock on December 30, 2016, the last trading day in 2016.

(3)

The number of performance-based vesting restricted share units reflected in the table is the target amount; the maximum number of performance-based vesting restricted share units subject to the award is 1,513,317. These performance-based vesting restricted share units vest in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert A. Kotick” below.

(4)

This value is based on the target amount: if the highest level of performance is assumed, the market value of the unvested performance-based vesting restricted share units, calculated in the manner described in footnote (2), would be $54,645,877.

(5)

These restricted share units vested on March 14, 2017, following the achievement of the Company’s adjusted non-GAAP (as previously defined) diluted earnings per share objective set forth in our AOP for 2016.

(6)

These restricted share units vested on March 14, 2017.

(7)

These stock options vested on March 14, 2017.

(8)

As a result of Mr. Tippl’s transfer by gift, all of his outstanding equity awards are held in the name of the Thomas and Laura Tippl Family Trust. Mr. Tippl and his wife, Laura Tippl, are co-trustees of the trust and share voting and investment power with respect to those securities.

(9)

The number of performance-based vesting restricted share units reflected in the table is the target amount for the remaining performance period; the maximum number of restricted share units subject to the award at December 31, 2016 was 340,908. These restricted share units vest in accordance with the Tippl Employment Agreement. Please see “—Employment Agreements—Thomas Tippl” below. 128,404 of these restricted share units vested and 26,554 were canceled on March 31, 2017, following the Compensation Committee’s determination that the adjusted non-GAAP (as previously defined) diluted earnings per share had exceeded the target objective set forth in our 2016 AOP but not sufficiently to result in the maximum vesting. 86,281 of these restricted share units vested and 6,694 were canceled on March 31, 2017, following the Compensation Committee’s determination that the adjusted non-GAAP (as previously defined) free cash flow had exceeded the target objective set forth in our 2016 AOP but not sufficiently to result in the maximum vesting, and 92,975 of these shares vested on March 31, 2017, following the Compensation Committee’s determination that Blizzard’s adjusted non-GAAP (as previously defined) operating income had met or exceeded the objective set forth in our 2016 AOP.

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(10)

This value is based on the target amount for all remaining performance periods: if the highest level of performance is assumed, the market value of the unvested performance shares, calculated in the manner described in footnote (2), would be $12,310,188.

(11)

These restricted share units vested on March 31, 2017.

(12)

These restricted share units will vest on November 13, 2017, subject to Mr. Morhaime’s continued employment through such date.

(13)

One-half of these restricted share units will vest on each of November 12, 2017 and 2018, subject to Mr. Morhaime’s continued employment through such date.

(14)

One-third of these restricted share units will vest on each of November 6, 2017, 2018 and 2019, subject to Mr. Morhaime’s continued employment through such date.

(15)

These stock options will vest on November 13, 2017, subject to Mr. Morhaime’s continued employment through such date.

(16)

One-half of these stock options will vest on each of November 12, 2017 and 2018, subject to Mr. Morhaime’s continued employment through such date.

(17)

One-third of these stock options will vest on each of November 6, 2017, 2018 and 2019, subject to Mr. Morhaime’s continued employment through such date.

(18)

These equity awards were part of the consideration for the King Acquisition, and, aside from the replacement of the performance metrics underlying the options, do not reflect any compensation decisions by Activision Blizzard.

(19)

One-ninth of these restricted share units vest on the sixteenth day of every third month, beginning February 16, 2017, subject to Mr. Zacconi’s continued employment through such date. In accordance with that vesting schedule, 7,037 restricted share units vested on February 16, 2017.

(20)

One-sixth of these performance-based vesting stock options vests on each of February 22, 2017 and 2018, and two-thirds of these stock options vest on February 22, 2019, in each case, only if the relevant performance objectives set forth in the Zacconi Employment Agreement have been met or exceeded and subject to Mr. Zacconi’s continued employment through such date. Please see “—Employment Agreements—Riccardo Zacconi” below. 150,542 of these stock options vest on February 22, 2019, following the achievement of the adjusted non-GAAP (as previously defined) operating income objective for King set forth in our 2016 AOP. 150,542 of these stock options were canceled on February 22, 2017, following the Compensation Committee’s determination that the 2016 EBITDA objective for King set forth in the plan established by King management in connection with the King Acquisition had not been met.

(21)

One-ninth of these stock options vest on the sixteenth day of every third month, beginning February 16, 2017, subject to Mr. Zacconi’s continued employment through such date. In accordance with that vesting schedule, options to purchase 16,032 shares vested on February 16, 2017.

For the impact of the termination of the employment of each named executive officer on his equity awards, please see “—Potential Payments upon Termination or Change of Control” below.

Option Exercises and Stock Vested for 2016

The table below sets forth details with respect to the stock options exercised by, and the restricted shares and restricted share units that vested for, or were otherwise transferred for value by, our named executive officers in 2016:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert A. Kotick	—	—	1,447,091	49,515,037
Dennis Durkin	37,500	1,110,124	177,500	5,752,775
Thomas Tippl(3)	44,427	1,374,722	384,035	12,995,744
Michael Morhaime	1,150,000	27,084,168	136,666	5,127,743
Riccardo Zacconi(4)	48,096	659,907	21,111	828,041
(1)

As each of these transactions involved a same-day sale, the “Value Realized on Exercise” is computed by multiplying the number of shares exercised by the difference between sale price of the shares and the exercise price of the underlying stock options.

(2)

The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the NASDAQ Official Closing Price of our Common Stock on the vesting date (or if that date is not a trading date, the immediately preceding trading date).

(3)

These awards were held by the Thomas and Laura Tippl Family Trust at the time of vesting.

(4)

During 2016, Mr. Zacconi also received cash payments for certain equity incentives with respect to King ordinary shares he held prior to the King Acquisition. As these were part of the consideration for the King Acquisition, and do not reflect any compensation decisions by Activision Blizzard, they are not included herein.

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Employment Agreements

The following is a summary of the material terms set forth in each employment agreement to which we were party with a named executive officer during 2016, with the exception of provisions regarding payments and benefits upon termination or a change of control, which are described under “—Potential Payments upon Termination or Change of Control” below and, as such, are not included in the following summary.

Robert A. Kotick

Term & Title. Robert A. Kotick is party to an employment agreement with us, dated as of October 1, 2016 (the “Kotick Employment Agreement”), pursuant to which he serves as our Chief Executive Officer. Mr. Kotick’s term of employment under the Kotick Employment Agreement began on October 1, 2016, and continues through December 31, 2021.

Base Salary. Pursuant to the Kotick Employment Agreement, Mr. Kotick’s annual base salary was decreased to $1,750,000 as of January 1, 2017. For more information about Mr. Kotick’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Salary” above.

Annual Bonus. Pursuant to the Kotick Employment Agreement, Mr. Kotick is entitled to an annual bonus, with a target amount of 200% of his base salary. The form of such bonus shall be determined by the Compensation Committee in its discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Equity Awards.

2016 Performance-Based Restricted Share Units. On November 22, 2016, Mr. Kotick was awarded performance-based vesting restricted share units, each representing the right to receive one share of our Common Stock. Target performance would result in the vesting of 605,327 restricted share units (the number of which was based on a target grant date value of approximately $22,500,000) and maximum performance would result in the vesting of 250% of the target, or 1,513,317 restricted share units. The target number of these restricted share units will vest on March 31, 2019, subject to Mr. Kotick’s continued employment through that date, if, and only if, the Company’s cumulative adjusted non-GAAP (as previously defined) diluted earnings per share for the period from October 1, 2016 through December 31, 2017 is at least $2.00. Further, if that metric is satisfied, there is an opportunity for the additional 907,990 restricted shares units to vest on that date, as follows:

•

up to one-third of additional restricted share units, based upon the Company’s adjusted non-GAAP (as previously defined) operating income objective set forth in our AOP for 2016;

•

up to one-third of additional restricted share units, based upon the Company’s adjusted non-GAAP (as previously defined) operating income objective set forth in our AOP for 2017;

•

up to one-third of additional restricted share units, based upon the Company’s adjusted non-GAAP (as previously defined) operating income objective set forth in our AOP for 2018; and

•

in each case and for each tranche, vesting of these additional restricted share units will occur as follows:

–

if actual performance is less than or equal to 100% of target, no additional restricted share units will vest;

–

if actual performance is 137.5% or more of target, the maximum number of additional restricted share units (i.e., 302,663) will vest; and

–

if actual performance falls between 100% and 137.5% of target, the number of additional restricted share units that will vest will be determined using straight-line interpolation between zero and 302,663.

For the sake of clarity, if our cumulative adjusted non-GAAP (as previously defined) diluted earnings per share for the period from October 1, 2016 through December 31, 2017 is not at least $2.00, Mr. Kotick’s 2016 restricted share unit award will be canceled and no shares will vest (unless Mr. Kotick’s employment is terminated in certain circumstances following a change of control prior to the end of that period).

2017, 2018 and 2019 Equity Awards. Subject to his continued employment, Mr. Kotick may also be granted equity awards in each of 2017, 2018 and 2019 (unless he receives the “shareholder value creation incentive” before any such grant, in which case he will receive a payment in lieu of such award, as described herein). The form, amount and terms and conditions of each award will be determined by the Compensation Committee in its discretion, after consultation with Mr. Kotick. Subject in all cases to its absolute discretion, the Compensation Committee will consider, in determining the grant date value of each such award, the Company’s and Mr. Kotick’s performance, our applicable comparator companies, any relevant changes in the business and market dynamics relevant to the Company, our projected performance relative to our long-term business plan and any other factors the Compensation Committee determines relevant. Without limiting the generality of the foregoing, the factors the Compensation Committee will consider, in using its absolute discretion, include: (1) the 50th percentile of the aggregate grant date values of the long-term incentive grants made to the chief executive officers of our then-applicable comparator group during the prior year; (2) the grant date value of the equity awards made to Mr. Kotick during the prior year; and (3) for the 2017 grant, an amount that bears the same general relationship that the value of long-term incentive grants made to the executive officers of our then-applicable comparator group during 2016 does to the value of Mr. Kotick’s 2016 restricted share unit award, after taking into account the average increase in the grant date value of the long-term incentive awards made to other executive officers by companies in our industry during 2016.

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Long-Term Performance Incentives.

2020 Long-Term Performance Incentive. Subject to his continued employment, Mr. Kotick may be granted an incentive award (the “2020 long-term performance grant”) measured against our total TSR and, in certain circumstances, our relative TSR. The award will have a grant date value determined by the Compensation Committee in its discretion, after consultation with Mr. Kotick and upon consideration of the factors relevant to the 2017, 2018 and 2019 equity awards described above.

Subject to the Compensation Committee’s discretion, the amount payable at maximum performance will not be more than five times the amount payable at target performance.

The award will be paid, in cash or shares of our Common Stock, in the Compensation Committee’s discretion, on or about March 1, 2021. For the sake of clarity, the value, if any, of the 2020 long-term performance grant will be determined by the Compensation Committee in 2021.

If the compound annual growth rate (“CAGR”) for our TSR for the period from 2017 through 2020 is at least 6%, the award will vest as follows (and if actual performance is between any two points, the amount earned will be determined using straight-line interpolation):

Cumulative TSR over 4-Year Period	CAGR for TSR during 4-Year Period	Payment as Percentage of Target Grant Value
26%	6%	90%
36%	8%	100%
63%	13%	200%
87%	17%	300%
118%	21.5%	400%
≥144%	≥25%	500%

If our annualized TSR for the period from 2017 through 2020 is below 6% but is positive (i.e., equal to or greater than 0%) and is greater than or equal to the median TSR of the companies which comprise the Standard and Poor’s 500 Index during that period (the “S&P 500 Median TSR”), the award will vest as follows:

•

if our annualized TSR for the period is 100% of the S&P 500 Median TSR, 90% of the target will be earned;

•

if our annualized TSR for the period is more than 100% but less than 110% of the S&P 500 Median TSR, 100% of the target will be earned; and

•

if our annualized TSR for the period is 110% or more of the S&P 500 Median TSR, 120% of the target will be earned.

If our annualized TSR for the measurement period is negative (i.e., less than 0%) but is greater than or equal to the S&P 500 Median TSR, the award will vest as follows:

•

if the CAGR for our annualized TSR for the period is equal to the S&P 500 Median TSR, 85% of the target will be earned; and

•

if the CAGR for our annualized TSR for the period is more than the S&P 500 Median TSR, 100% of the target will be earned.

For the sake of clarity, if our annualized TSR for the measurement period is neither positive nor greater than the S&P 500 Median TSR, the 2020 long-term performance grant will be canceled and Mr. Kotick will not receive anything thereunder (unless Mr. Kotick’s employment is terminated in certain circumstances following a change of control prior to the end of that period).

2021 Long-Term Performance Incentive. Subject to his continued employment, Mr. Kotick may also be granted an incentive award (the “2021 long-term performance grant”) measured against our cumulative operating income performance over the five-year period from 2017 to 2021. The award will have a grant date value determined by the Compensation Committee in its discretion, after consultation with Mr. Kotick and upon consideration of the factors relevant to the 2017, 2018 and 2019 equity awards described above (where, in considering these factors before the Compensation Committee’s use of its absolute discretion, it will be assumed that the average increase in the grant date fair value of the long-term incentive awards made to other chief executive officers by companies in our industry between 2016 and the grant date could be calculated by applying a multiple of 1.44 to the grant date value of the equity award made to Mr. Kotick in 2017). Subject to the Compensation Committee’s discretion, the amount payable at maximum performance will not be more than 1.5 times the amount payable at target performance. For the sake of clarity, the value, if any, of the 2020 long-term performance grant will be determined by the Compensation Committee in 2022.

The award will be paid, in cash or shares of our Common Stock, in the Compensation Committee’s discretion, in 2022, if either (X) our cumulative adjusted non-GAAP (as previously defined) operating income for the period from 2017 through 2021 is at least 90% of the sum of the Company’s adjusted non-GAAP (as previously defined) operating income objective set forth in our AOP for 2017, the Company’s adjusted non-GAAP (as previously defined) operating income objective set forth in our AOP for 2018 and, for each of 2019, 2020 and 2021, a non-GAAP operating income objective for the Company to be determined by the Committee in its discretion, after consultation with Mr. Kotick (which, for the sake of clarity, may differ from the objective ultimately established pursuant to our AOP for any such year) or (Y) an alternative operating income objective established by the Compensation Committee for that period has been met or exceeded.

The award will vest as follows:

•

if actual performance is at least 90% of target, 100% of the target will be earned;

•

if actual performance is 125% or more of target, 150% of the target will be earned; and

•

if actual performance falls between 100% and 125% of target, the amount earned will be determined using straight-line interpolation.

For the sake of clarity, if the cumulative operating income for the period from 2017 through 2021 is not at least 90% of the target, the

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2021 long-term performance grant will be canceled and Mr. Kotick will not receive anything thereunder (unless Mr. Kotick’s employment is terminated in certain circumstances following a change of control prior to the end of that period).

Shareholder Value Creation Incentive. Subject to his continued employment, if, at any time prior to December 31, 2021, the average closing price of our Common Stock is at least two times the average closing price of our Common Stock during the period from October 1, 2016 to December 31, 2016 (i.e., increasing from $39.98 to $79.96 per share, subject to adjustments by the Compensation Committee to prevent dilution or enlargement as a result of any dividend, stock split or substantially similar change in our capital structure), and remains at or above that price for at least 90 consecutive trading days:

•

all equity awards granted to Mr. Kotick during 2017, 2018 or 2019 pursuant to the Kotick Employment Agreement which are then outstanding will immediately vest (assuming, for all performance-based awards, maximum performance);

•

Mr. Kotick will receive a payment equal to the grant date value (as determined by the Compensation Committee in its discretion, after consultation with Mr. Kotick) of any annual equity grants remaining to be made pursuant to the Kotick Employment Agreement will be paid, in cash or shares of our Common Stock, in the Compensation Committee’s discretion, within 120 days (and he will not be granted the underlying awards); and

•

the 2021 long-term performance grant will be paid within 120 days, with the amount payable to be at least 150% of the 2021 long-term performance grant value.

For the sake of clarity, this would have no impact on either the 2016 equity award or the 2020 long-term performance grant.

Transformative Transaction Award. Upon the Compensation Committee’s determination, in its discretion, that we have consummated a transformative transaction during the term of Mr. Kotick’s employment under the Kotick Employment Agreement, he will receive a special award, the form of which shall be determined by the Compensation Committee in its discretion. For a transaction (or series of transactions) to qualify as transformative, it (or they) must, at a minimum:

•

result in accretive value to our then-current shareholders of at least 15% over our market capitalization as of the date immediately prior to the public announcement of the transaction (or, for a series of transactions, the first transaction in the series); and

•

that accretion must be maintained for six consecutive months following the consummation of the transaction (or, for a series of transactions, the last transaction in the series).

The value of such award, as determined by the Compensation Committee, in its discretion, will be equal to between one hundred percent (100%) and one hundred fifty percent (150%) of the 2021 long-term performance grant value, as follows:

•

if the accretive value was at least 15%, 100% of the 2021 long-term performance grant value;

•

if the accretive value was 30% or more, 150% of the 2021 long-term performance grant value; and

•

if the accretive value was between 15% and 30%, the value of the award will be between 100% to 150% of the 2021 long-term performance grant value, determined using straight-line interpolation.

Other Benefits. Mr. Kotick is entitled to participate in all benefit plans generally available to our executive officers. In addition, we are required to maintain a supplemental term life insurance policy in the amount of $18 million for the benefit of his estate until March 15, 2022 and, from March 16, 2022 through the tenth anniversary of his employment agreement (i.e., October 2, 2026), to reimburse him for up to $80,000 per year of premiums in respect of his then-existing life insurance policies. Further, we will pay reasonable expenses related to Mr. Kotick’s use of non-commercial transportation services for business-related travel, including any such services provided by an FAA-certified charter operator indirectly owned and managed by him. Please see “Certain Relationships and Related Transactions—Relationships and Transactions—Relationships with Our Directors and Executive Officers—Business Use of Aircraft Indirectly Owned by Our Chief Executive Officer” for more information about our arrangement with this charter operator.

Restrictive Covenants. Pursuant to the Kotick Employment Agreement, until the second anniversary of the expiration of the term of his employment under the agreement, Mr. Kotick is restricted from soliciting the employment of anyone then employed by us or our affiliates (or anyone who was employed by us or them during the then-most recent six-month period). Mr. Kotick is also prohibited from competing with us during the term of his employment under the Kotick Employment Agreement.

In addition, during the term of his employment under the Kotick Employment Agreement, Mr. Kotick is prohibited from disclosing or using our confidential information except as required in the course of his employment and, until the second anniversary of the expiration of the term of his employment under the agreement, he cannot use such information to induce any of our employees or business partners to alter its relationship with us.

Dennis Durkin

Term & Title. Dennis Durkin was party to an employment agreement with us, dated as of February 29, 2012 (the “Durkin Employment Agreement”), pursuant to which he served as our Chief Financial Officer. Mr. Durkin’s term of employment under the Durkin Employment Agreement began on March 1, 2012 and ended on March 15, 2017. As such, while he continues to serve as our Chief Financial Officer, he is not currently party to an employment agreement.

Base Salary. Pursuant to the Durkin Employment Agreement, Mr. Durkin’s annual base salary was $650,000 as of March 1, 2012 and was increased by at least 5% annually. For more information about Mr. Durkin’s base salary, see “—Compensation Discussion

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and Analysis—Elements of Our Executive Compensation Program for 2016—Salary” above.

Annual Bonus. Pursuant to the Durkin Employment Agreement, Mr. Durkin was eligible for an annual bonus under the CAIP with a target amount of 100% of his base salary, the actual amount of which was determined in our sole discretion based on his overall performance and the Company’s performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Equity Awards. As an inducement to enter into the Durkin Employment Agreement, in 2012 Mr. Durkin was awarded:

•

an option to purchase 300,000 shares of our Common Stock, which vested in four equal installments on each of March 14, 2014, 2015, 2016 and 2017;

•

350,000 restricted share units, which vested in four equal installments on each of March 14, 2014, 2015, 2016 and 2017; and

•

450,000 performance-based vesting restricted share units, which vested in five equal installments on each of March 14, 2013, 2014, 2015, 2016 and 2017, in each case following the achievement of the Company’s adjusted non-GAAP (as previously defined) diluted earnings per share objective set forth in our AOP for the prior year.

Other Benefits. Mr. Durkin was entitled to participate in all benefit plans generally available to our executive officers and we were required to maintain a $3 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment under the Durkin Employment Agreement.

Restrictive Covenants. Pursuant to the Durkin Employment Agreement, until the second anniversary of the expiration of the term of his employment, Mr. Durkin is restricted from soliciting the employment of anyone then-employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). In addition, Mr. Durkin is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment. Mr. Durkin is also prohibited from competing with us during the term of his employment under the Durkin Employment Agreement and is restricted from inducing any of our business partners to alter its relationship with us while he is our employee.

Thomas Tippl

Term & Title. Thomas Tippl is party to an employment agreement with us, dated as of September 9, 2005, amended as of December 15, 2008, April 15, 2009, March 23, 2010, and December 5, 2013, and assigned to Activision Blizzard by Activision on April 15, 2009 (the “Tippl Employment Agreement”), pursuant to which he served as the Chief Financial Officer of Activision until the consummation of the Vivendi Games Combination, as the Chief Financial Officer of Activision Blizzard from the consummation of the Vivendi Games Combination until February 2009, as our Chief Corporate Officer and Chief Financial Officer from February 2009 until March 2010 and, since March 2010 serves as our Chief Operating Officer (and continued to serve as our Chief Financial Officer until a replacement was hired in March 2012). Mr. Tippl’s term of employment under the Tippl Employment Agreement began on October 1, 2005 and, following our exercise of the right to extend his contract by one year, continues through April 30, 2017.

Base Salary. Pursuant to the Tippl Employment Agreement, Mr. Tippl’s annual base salary was $1,250,000 as of December 5, 2013, and beginning in 2015, was and will be increased by an amount at least equal to the average percentage increase approved by the Compensation Committee for members of our executive leadership team with respect to that year (excluding any increase guaranteed to any such person by contract or due to such person’s significant promotion or modification in duties). For more information about Mr. Tippl’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Salary” above.

Annual Bonus. Pursuant to the Tippl Employment Agreement, Mr. Tippl is eligible for an annual bonus under the CAIP with a target amount of 150% of his base salary, the actual amount of which is determined in our sole discretion based on his overall performance and the Company’s performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Equity Awards. As an inducement to enter into the December 2013 amendment to the Tippl Employment Agreement, pursuant to which, among other things, the term of his employment was extended through April 2017 (following our exercise of the right to extend his contract by one year), on February 10, 2014, Mr. Tippl was awarded:

•

309,917 restricted share units, each representing the right to receive one share of our Common Stock and the number of which was based on a total grant date value of approximately $6,000,000, which vested or will vest (subject to his continued employment), as the case may be, in three equal installments on each of March 31, 2015, 2016, and 2017; and

•

restricted share units, each representing the right to receive one share of our Common Stock, where target performance would result in the vesting of 681,817 restricted share units (and maximum performance would result in the vesting of 1,022,728 restricted share units, the number of which was based on a total grant date value of approximately $19,800,000), up to one-third of which vested or will vest (subject to his continued employment), as the case may be, on each of March 31, 2015, 2016 and 2017 as follows:

–

approximately 45% (i.e., up to 464,876 restricted share units) by reference to the Company’s adjusted non-GAAP (as previously defined) diluted earnings per share objective set forth in our AOP for the prior year;

–

approximately 27% (i.e., up to 278,926 restricted share units) by reference to the Company’s adjusted non-GAAP (as

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previously defined) free cash flow objective set forth in our AOP for the prior year;

–

approximately 28% (i.e., up to 278,926 restricted share units) by reference to the adjusted non-GAAP (as previously defined) operating income objective for Blizzard set forth in our AOP for the prior year; and

–

in each case, vesting occurred, or will occur:

–

if actual performance is below 75% of target, no shares subject to the performance metrics would be earned; and

–

if actual performance is 75% or more of our performance objective for the year, then the number of shares that would be earned is equal to the target number of shares for the grant year multiplied by the ratio of the actual operating performance to the AOP operating performance objective for the year, up to a maximum of 150%.

–

On March 31, 2015, 290,396 out of a possible 340,911 of these performance-based vesting restricted share units vested, on March 31, 2016, 280,729 out of a possible 340,909 of these performance-based vesting restricted share units vested and on March 31, 2017, 307,660 out of a possible 340,908 of these performance-based vesting restricted share units vested, following the Compensation Committee’s determination with respect to our 2014, 2015 and 2016 performance, respectively.

Other Benefits. Mr. Tippl is entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $9,375,000 supplemental term life insurance policy for the benefit of his estate throughout the term of his employment under the Tippl Employment Agreement.

Restrictive Covenants. Pursuant to the Tippl Employment Agreement, until the second anniversary of the termination of his employment, Mr. Tippl is restricted from soliciting the employment of anyone who was employed by us or our affiliates during the term of his employment and from inducing any of our business partners to alter its relationship with us. Mr. Tippl is also generally not permitted to seek or negotiate for other employment before the final six months of the term of his employment under the Tippl Employment Agreement. Mr. Tippl is also prohibited from competing with us during the term of his employment. In addition, Mr. Tippl is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment.

Michael Morhaime

Term & Title. Michael Morhaime was party to an employment agreement with us, dated as of December 1, 2007 and amended as of December 15, 2008, March 31, 2009, November 4, 2009 and October 26, 2010 (the “Morhaime Employment Agreement”), pursuant to which he served as the President and Chief Executive Officer of Blizzard. Mr. Morhaime’s term of employment under the Morhaime Employment Agreement began on July 9, 2008 and ended on December 31, 2016. As such, while he continues to serve as the President and Chief Executive Officer of Blizzard, he is not currently party to an employment agreement.

Base Salary. Pursuant to the Morhaime Employment Agreement, Mr. Morhaime’s annual base salary was $763,900 as of August 31, 2010 and was reviewed annually. For more information about Mr. Morhaime’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Salary” above.

Annual Bonuses. Pursuant to the Morhaime Employment Agreement, Mr. Morhaime was eligible for an annual bonus under the CAIP with a target amount of 27% of his base salary, 10% of which was based on our financial performance and 90% of which was based on his performance and Blizzard’s financial performance. The actual amount of any such bonus paid to him was determined in our discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Pursuant to the Morhaime Employment Agreement, Mr. Morhaime was also eligible for additional annual performance-based cash compensation based upon Blizzard’s earnings under the Morhaime Profit Sharing Plan. Specifically, Mr. Morhaime was entitled to 6% of the profit sharing pool created pursuant to the Blizzard Profit Sharing Plan. (The Compensation Committee was entitled to exercise discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage.) Prior to October 2010, Mr. Morhaime was entitled to 5% of that pool. For more information about the Morhaime Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans” above.

Mr. Morhaime was also eligible for an annual bonus under the Blizzard Holiday Plan. The target amount of such bonus was 37% of his base salary, but was otherwise in our Chief Executive Officer’s discretion. For more information about the Blizzard Holiday Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Other Cash Programs or Awards for 2016” above.

Equity Awards. As an inducement to enter into the Morhaime Employment Agreement, upon the consummation of the Vivendi Games Combination, Mr. Morhaime was awarded an option to purchase 600,000 shares of our Common Stock, which vested in 60 equal installments on the 9th day of each month in the five years following the date of grant, commencing with August 9, 2008.

As an inducement to enter into the October 2010 amendment to the Morhaime Employment Agreement, pursuant to which, among other things, the term of his employment was extended through December 2016, in 2010 Mr. Morhaime was awarded:

•

an option to purchase 300,000 shares of our Common Stock, which vested or will vest (subject to his continued employment), as the case may be, in six equal installments on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016; and

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•

400,000 restricted share units, which vested or will vest (subject to his continued employment), as the case may be, in six equal installments on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016.

In addition, the Morhaime Employment Agreement provided that we would recommend to the Compensation Committee that Mr. Morhaime be awarded an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units once per year during the term of the agreement to the extent awards are being made to our other senior executives during that year. Accordingly, the Compensation Committee, upon our recommendation, awarded Mr. Morhaime:

•

in 2010, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which vested on each of November 7, 2011, 2012 and 2013;

•

in 2011, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which vested on each of November 9, 2012, 2013 and 2014;

•

in 2012, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which vested on each of November 8, 2013, 2014 and 2015;

•

in 2013, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which vested or will vest (subject to his continued employment), as the case may be, on each of November 14, 2014, 2015 and 2016;

•

in 2014, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which vested or will vest (subject to his continued employment), as the case may be, on each of November 13, 2015, 2016 and 2017;

•

in 2015, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which will vest (subject to his continued employment) on each of November 12, 2016, 2017 and 2018; and

•

in 2016, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which will vest (subject to his continued employment) on each of November 6, 2017, 2018 and 2019.

Other Benefits. Mr. Morhaime was entitled to participate in all benefit plans generally available to Blizzard’s senior executive officers (provided that in any case his benefits were in the aggregate at least as favorable to him as those provided to him by Blizzard as of October 15, 2007). Mr. Morhaime was entitled to reimbursement of any legal fees he incurred in connection with the negotiation of the Morhaime Employment Agreement.

Restrictive Covenants. Pursuant to the Morhaime Employment Agreement, while he was our employee and during any period following the termination of his employment in which he was receiving severance from us (as well as for any period corresponding to any lump-sum severance payment he receives from us), Mr. Morhaime was restricted from soliciting the employment of anyone then-employed by us or Blizzard and from inducing any of our business partners or Blizzard’s business partners to terminate its relationship with us or them. Mr. Morhaime was also prohibited from competing with us while he is our employee. In addition, Mr. Morhaime is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment. Further, during any period in which he was receiving severance from us (as well as for any period corresponding to any lump-sum severance payment he receives from us), he was required to make himself reasonably available to us to provide any information or other assistance we may have reasonably requested with respect to matters relating to Blizzard’s business about which he has knowledge as a result of his employment. For information about the severance Mr. Morhaime may have received under the Morhaime Employment Agreement, see “—Potential Payments upon Termination or Change of Control” below.

Riccardo Zacconi

Term & Title. Riccardo Zacconi is party to an employment agreement with us, dated as of November 2, 2015 (the “Zacconi Employment Agreement”), pursuant to which he serves as the Chief Executive Officer of King. The initial term of Mr. Zacconi’s employment under the Zacconi Employment Agreement began on February 23, 2016 (i.e., the date on which we closed the King Acquisition) and continues through February 23, 2019. Thereafter, Mr. Zacconi will continue to be employed under the Zacconi Employment Agreement until either party provides the other with 12 months’ prior notice of its intent to terminate (so that the earliest his term of employment with us will expire is February 23, 2020).

Base Salary. Pursuant to the Zacconi Employment Agreement, Mr. Zacconi’s annual base salary was £400,000 as of February 23, 2016 and was and will be reviewed annually. It may be increased in our discretion and any higher base salary paid to Mr. Zacconi will then be deemed to be the annual rate for purposes of the Zacconi Employment Agreement. For more information about Mr. Zacconi’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Salary” above.

Annual Bonus. Pursuant to the Zacconi Employment Agreement, Mr. Zacconi is eligible for annual performance-based cash compensation based upon King’s earnings under the King Profit Sharing Plan. Specifically, Mr. Zacconi is entitled to 6% of the profit sharing pool created pursuant to the King Profit Sharing Plan. (The Compensation Committee may exercise discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage.) For more information about the King Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2016—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans” above.

Equity Awards. Upon the consummation of the King Acquisition, the unvested awards with respect to King ordinary shares Mr. Zacconi held prior to then were converted into awards of the same type with respect to shares of our Common Stock. In addition,

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pursuant to the Zacconi Employment Agreement, the performance metrics underlying a portion of his options were replaced with metrics with respect to King’s post-acquisition performance. As such, Mr. Zacconi held the following at the beginning of his term of employment under the Zacconi Employment Agreement:

•

an option to purchase 192,392 shares of our Common Stock, which vested or will vest (subject to his continued employment), as the case may be, in 12 equal installments beginning on May 16, 2016;

•

an option to purchase 903,251 shares of our Common Stock, which vest as follows:

–

one-half of which vest in three equal installments on February 22, 2019: one-third if the adjusted non-GAAP (as previously defined) operating income objective for King set forth in the 2016 AOP had been met or exceeded; one-third if the adjusted non-GAAP (as previously defined) operating income objective for King set forth in the 2017 AOP had been met or exceeded; and one-third if the adjusted non-GAAP (as previously defined) operating income objective for King set forth in the 2018 AOP had been met or exceeded; and

–

one-half of which vest in three equal installments on each of February 22, 2017, 2018 and 2019, in each case, if the EBITDA objective for King for the prior year set forth in the plan established by the King management in connection with the King Acquisition has been met or exceeded;

–

150,542 of these performance-based vesting stock options will vest on February 22, 2019, subject to Mr. Zacconi’s continued employment through such date, following the achievement of the adjusted non-GAAP (as previously defined) operating income objective for King set forth in the 2016 AOP;

–

On February 22, 2017, 150,542 of these performance-based vesting stock options were canceled, following the Compensation Committee’s determination that the 2016 EBITDA objective for King set forth in the plan established by the King management in connection with the King Acquisition had not been met; and

•

84,453 restricted share units, which vested or will vest (subject to his continued employment), as the case may be, in 12 equal installments beginning on May 16, 2016.

Further, the unvested “linked options” and King ordinary shares linked to those options Mr. Zacconi held prior to the closing of the King Acquisition were converted into the right to receive the cash consideration to which Mr. Zacconi would have been entitled upon consummation of the King Acquisition if he had then held the underlying shares, less any applicable taxes, paid to him on the dates on which the underlying options would have vested had the acquisition not occurred.

Other Benefits. Mr. Zacconi is generally entitled to receive the same level of benefits as he did prior to the King Acquisition. He is also entitled to participate in King’s qualified defined contribution retirement plan.

Restrictive Covenants. During the term of his employment under the Zacconi Employment Agreement, Mr. Zacconi is restricted from: (1) being employed by any other business; (2) from holding any material interest in any entity which competes with us or our business partners, impairs, or might reasonably be thought by us to impair, his ability to always act in our best interest or requires, or might reasonable be thought to require, him to make use of any of our confidential information in order to properly discharge his duties to, or further his interests in, that entity; (3) preparing to engage in any competing business; and (4) knowingly making untrue or misleading statements about us. Mr. Zacconi is also prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment. In addition, during the 12 months following the termination of his employment (less any time prior to then he was on “garden leave” or his employment was otherwise suspended), Mr. Zacconi is restricted from: (1) competing with us in any country in which we did, or intended to do, business during the final year of his employment; (2) employing, or soliciting the employment of, anyone then-employed by us or our subsidiaries in a relatively senior position and with whom Mr. Zacconi had material dealings in the 12 months prior to his termination; and (3) interfering with the relationship between us and our business partners or any of our subsidiaries and its business partners.

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Potential Payments upon Termination or Change of Control

The table below outlines the potential payments to our named executive officers upon the occurrence of certain termination events or a change of control. The calculations assume that each of these events occurred on December 31, 2016.

Name and Type of Payment/Benefit	Death(1)(2) ($)	Disability(1)(2) ($)	Termination by Activision Blizzard For Cause or Performance Termination(1)(3) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(1)(4) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason Following a Change of Control(4)(5) ($)
Robert A. Kotick
Bonus severance	4,844,383	4,844,383	—	5,590,414	5,590,414
Severance payment	—	2,366,757	—	14,187,933	21,281,900
Benefits continuation(6)	29,563	442,238	425,120	442,238	442,238
Value of accelerated equity awards(7)	21,858,358	21,858,358	—	21,858,358	21,858,358
TOTAL	26,732,304	29,511,736	425,120	42,078,943	49,172,910
Dennis Durkin
Bonus severance	941,451	941,451	—	941,451	941,451
Lump-sum payment	1,580,158	—	—	—	—
Salary continuation	—	164,600	—	164,600	164,600
Benefits continuation(6)	12,865	13,128	—	13,128	13,128
TOTAL	2,534,474	1,119,179	0	1,119,179	1,119,179
Thomas Tippl
Bonus severance	2,399,207	2,399,207	—	2,399,207	2,399,207
Lump-sum payment	3,907,644	3,907,644	—	—	—
Salary continuation	—	—	—	455,000	455,000
Benefits continuation(6)	21,350	26,409	—	—	—
TOTAL	6,328,201	6,333,260	0	2,854,207	2,854,207
Michael Morhaime
Bonus severance	5,685,192	5,685,192	—	5,685,192	5,685,192
Lump-sum payment	—	—	—	10,223,970	10,223,970
TOTAL	5,685,192	5,685,192	0	15,909,162	15,909,162
Riccardo Zacconi
Bonus severance	7,700,057	7,700,057	—	7,700,057	7,700,057
Salary and benefits continuation	500,059	250,030	—	1,573,797	1,573,797
Value of accelerated equity awards(7)	25,112,065	25,112,065	—	25,112,065	25,112,065
TOTAL	33,312,181	33,062,152	0	34,385,919	34,385,919

Footnotes for this table can be found on the pages immediately following (pages 65-71).

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(1) Bonus Payments upon Termination

In the event of a termination by us without cause or by him for good reason (including, for Mr. Kotick, such a termination during the 12-month period following a change of control), or in the event of a termination of his employment due to death or disability, each of our named executive officers would have received any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2016), as well as a pro rata bonus for the year in which the termination occurred, as follows:

(a) Mr. Kotick would have received, subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

•

in the event of his termination due to death or disability, a lump-sum payment equal to the annual bonus for the year immediately preceding the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365; or

•

in the event of the termination by us without cause or by him for good reason, a lump-sum payment equal to the annual bonus for the year in which the termination occurred (where all goals would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365;

(b) Messrs. Durkin and Tippl would have each received, subject to his or his legal representative’s execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

•

a lump-sum payment equal to the annual bonus for the year in which the termination occurred (where all goals would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number corresponding to the month in which the termination occurred and the denominator of which is 12;

(c) Mr. Morhaime would have received:

•

a lump-sum payment equal to any amounts he would have received under the CAIP, Morhaime Profit Sharing Plan and Blizzard Holiday Plan for the year in which the termination occurred (where any goals would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number of days prior to and including his termination date in the year in which the termination occurred and the denominator of which is 365; and

(d) Mr. Zacconi would have received, subject to his or his legal representative’s execution of a release:

•

a lump-sum payment equal to any amount he would have received under the King Profit Sharing Plan for the year in which the termination occurred (based on actual performance), multiplied by a fraction, the numerator of which is the number corresponding to the month in which the termination occurred and the denominator of which is 12.

None of our named executive officers is entitled to a bonus with respect to the year of termination of his employment in connection with a termination for cause, although Mr. Kotick would have received any earned but unpaid bonus for prior years (of which there were none as of December 31, 2016).

(2)

Termination of Employment due to Death or Disability

In the event of a termination due to death or disability on December 31, 2016 (which termination due to disability is, for Mr. Kotick, subject to certain advance notice requirements, as is a termination of Mr. Zacconi’s employment due to his mental disorder), each of our named executive officers or his estate would have received, in addition to any amounts to which he was entitled under applicable law, such as earned but unpaid salary, accrued but unused vacation, unreimbursed business expenses and any amounts then due under our benefit plans, programs or policies (collectively, “accrued obligations”) (which for purposes of this table, are assumed to have been paid or reimbursed in full as of December 31, 2016), the following:

(a) Mr. Kotick would have received:

•

in the event of his termination due to disability, subject to his execution of an effective and irrevocable release, an amount equal to 100% of his annual base salary in effect on his termination date, which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•

in the event of his termination due to death or disability, subject to, in the event of a termination of his employment due to disability, his execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

•

in the event of his termination due to disability, continuation of his supplemental life insurance benefits via our reimbursement of the premiums in respect of his existing policy through its expiration on March 15, 2022 and, from March 16, 2022 through the tenth anniversary of his employment agreement (i.e., October 1, 2026), of up to $80,000 per year of premiums in respect of his then-existing policies;

(b) Mr. Durkin would have received, subject to, in the event of a termination of his employment due to disability, his or his legal representative’s execution of an effective and irrevocable release:

•

in the event of his termination due to death, a lump-sum payment equal to 200% of his annual base salary in effect on his termination date, less any payments received or to which he became entitled under company-provided life insurance (which payments, for purposes of this table, are assumed to be zero);

•

in the event of his termination due to disability, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period, less any payments received or to which he became entitled under company-provided long-term disability insurance (which payments, for purposes of this table, are assumed to be zero); and

•

in the event of his termination due to death or disability, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of one year following his termination date, provided that

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he does not become eligible for another company’s group health/medical insurance or coverage program, in which case he and his then-current spouse and minor children, as applicable, would cease to be eligible for continuation of health/medical insurance benefits;

(c) Mr. Tippl would have received, subject to, in the event of a termination of his employment due to disability, his or his legal representative’s execution of an effective and irrevocable release:

•

in the event of his termination due to death or disability, a lump-sum payment equal to 300% of the base salary paid or payable to him for the most recent year immediately prior to termination; and

•

in the event of his termination due to death or disability, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

(d) Mr. Zacconi would have received, subject to his or his legal representative’s execution of a release:

•

in the event of his termination due to death, (x) salary continuation through the first anniversary of such termination date, in an amount equal to the sum of (i) 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period and (ii) the cost to us of continuing health/medical insurance and retirement benefits for his then-current spouse and minor children, as applicable, during that period or (y) if greater, any payments received or to which he became entitled under company-provided life insurance (which payments, for purposes of this table, are assumed to be zero); and

•

in the event of a termination due to his mental incapacity, (x) salary continuation through that date which is six months after such termination date, in an amount equal to the sum of (i) 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period and (ii) the cost to us of continuing health/medical insurance and retirement benefits for him and his then-current spouse and minor children, as applicable, during that period or (y) if greater, any payments received or to which he became entitled under company-provided long-term disability insurance (which payments, for purposes of this table, are assumed to be zero);

Mr. Zacconi does not have any specific rights in connection with a termination due to any disability other than his mental capacity. Such a termination would be treated as a termination by us without cause, discussed in footnote (4).

With the exception of a payment in respect of a bonus, discussed in footnote (1), Mr. Morhaime would not have received anything other than accrued obligations in connection with his termination due to death or disability.

Except as otherwise indicated, the amounts reflected in the table are in addition to (or, in the case of Mr. Zacconi, in lieu of) any proceeds from company-provided insurance the executive or his estate would have received upon death or disability, as the case may be.

Any payment in respect of a bonus that any of our named executive officers would have received in connection with a termination due to death or disability is discussed in footnote (1). The effects of a termination due to death or disability on outstanding equity and, in the case of Mr. Kotick, other incentive awards, are discussed in footnote (7).

(3)

Termination for Cause

The employment of each of our named executive officers may, subject to certain advanced notice requirements, be terminated for “cause” if any of the following occur:

•

For Mr. Kotick, a determination by our Board that he: (1) engaged in an act of fraud or embezzlement in respect of us or our funds, properties or assets; (2) was convicted of, or pled guilty or nolo contendere to, a felony under the laws of the United States or any state thereof; (3) engaged in willful misconduct or gross negligence in connection with the performance of his duties that has caused or is highly likely to cause severe harm to us; (4) was intentionally dishonest in the performance of his duties under his employment agreement and such dishonesty had a material adverse effect on us; or (5) subject to his right to cure, materially breached his material obligations under his employment agreement;

•

For Mr. Durkin, our good-faith determination that he: (1) engaged in willful, reckless or gross misconduct that caused, or is reasonably likely to cause, harm to us or our subsidiaries; (2) subject to his right to cure, was grossly negligent in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment; (3) engaged in fraud or dishonesty that caused, or is likely to cause, severe harm to us or our subsidiaries, including our business or reputation; (4) subject to his right to cure, violated any of our lawful and reasonable directives or policies, any such directives or policies of our subsidiaries or any applicable laws, rules or regulations in connection with the performance of his duties that caused, or is reasonably likely to cause, harm to us or our subsidiaries; (5) subject to his right to cure, materially breached his employment agreement; (6) subject to his right to cure, materially breached any proprietary information or confidentiality agreement with us or our subsidiaries; (7) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude; or (8) subject to his right to cure, breached his fiduciary duties to us or our subsidiaries;

•

For Mr. Tippl, that he: (1) engaged in willful, reckless or gross misconduct; (2) subject to his right to cure, materially breached his employment agreement or the proprietary information agreement with us; (3) was convicted of, or pled no contest to, a felony or crime involving dishonesty or moral turpitude; (4) breached his duty of loyalty to us; or (5) violated our corporate governance policies;

•

For Mr. Morhaime, that he: (1) subject to his right to cure, failed to perform his primary duties or breached his previous

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employment agreement, in either case resulting in material and demonstrable damage to us or our affiliates; (2) subject to his right to cure, intentionally and materially failed to comply with our material policies of which he had been provided written notice and the terms of which are equally and uniformly applied to all of our executive employees; or (3) was convicted of a felony or other crime involving dishonesty or fraud or that results or would reasonably be expected to result in our becoming subject to public reprimand or sanction; and

•

For Mr. Zacconi, that he: (1) subject to his right to cure, seriously, repeatedly or continuously breached his employment agreement with us; (2) was guilty of serious misconduct or was convicted of any crime involving dishonesty or where a custodial penalty was imposed; (3) subject to his right to cure, was guilty of fraud or dishonesty, or acted in any manner which, in our reasonable opinion, brought, or is likely to bring, him, us or any of our subsidiaries into serious disrepute or is materially adverse to our interests or the interests of any of our subsidiaries; (4) subject to his right to cure, was, in our reasonable opinion, seriously negligent or incompetent in the performance of his duties; (5) subject to his right to cure, became or was declared insolvent, committed any act of bankruptcy or convened a meeting of, or made or proposed to make any arrangement or composition with, creditors; (6) subject to his right to cure, in our reasonable belief, failed to perform his duties to a satisfactory standard; (7) subject to his right to cure, was disqualified from being a director by reason of any order made under the English Company Directors Disqualification Act 1986 or any other enactment; (8) subject to his right to cure, seriously breached any of our rules or the rules of our subsidiaries regarding our electronic communications systems; (9) subject to his right to cure, ceased to be entitled to work in the relevant jurisdiction in which he is expected to conduct his duties (currently, the United Kingdom); or (10) subject to his right to cure, was guilty of a serious breach of any of our rules, regulations or codes of practice applicable to the dealing min securities and inside information.

Each of our named executive officers would have received accrued obligations in connection with a termination for cause on December 31, 2016, and none of them would have received any salary-related severance or bonus with respect to the year of termination in connection with a termination for cause.

In addition, in the event of a termination by us for cause, Mr. Kotick would have received:

•

any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2016); and

•

continuation of his supplemental life insurance benefits via our reimbursement of the premiums in respect of his existing policy through its expiration on March 15, 2022 and, from March 16, 2022 through the tenth anniversary of his employment agreement (i.e., October 1, 2026), of up to $80,000 per year of premiums in respect of his then-existing policies.

The effects of a termination in connection with a termination for cause on outstanding equity and, in the case of Mr. Kotick, other incentive awards are discussed in footnote (7).

(4)

Termination Without Cause or for Good Reason

As described below, each named executive officer may terminate his employment for “good reason” upon the occurrence of any of the following without his consent:

•

For Mr. Kotick, subject to certain advance notice requirements and our right to cure: (1) a reduction in his base salary or target annual bonus; (2) a material reduction in certain benefits to which he is contractually entitled; (3) the assignment to him of any duties materially inconsistent with his position, duties, responsibilities, authority or status with us or a material adverse change in his duties, responsibilities, authorities, reporting responsibilities, titles or offices as in effect prior to such assignment or change (including, without limitation, his ceasing to have the title of chief executive officer of Activision Blizzard (or, following a change of control, our successor or ultimate parent entity)); (4) his failure to be nominated for election as a member of our Board; (5) our material breach or failure to perform, when due, any of our obligations under his employment agreement; (6) any purported termination of his employment in contravention of the notice provision of his employment agreement; (7) a good faith determination by him that he is not able to discharge his duties effectively by reason of directives from our Board requiring him to perform duties not directly related to our operations; or (8) any purported termination of his employment in violation of our Bylaws;

•

For Mr. Durkin, subject to certain advance notice requirements and our right to cure: (1) a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute or (2) his being assigned to serve in a position that results in a material diminution of his responsibilities, duties or title;

•

For Mr. Tippl, subject to our right to cure: our relocation to a location more than 25 miles from Los Angeles County that is materially adverse to him;

•

For Mr. Morhaime, subject to certain advance notice requirements and our right to cure: (1) a reduction in his base salary or any contractually guaranteed minimum bonuses or bonus opportunities; (2) a material reduction in certain benefits to which he is contractually entitled; (3) any change to the CAIP, the Blizzard Holiday Plan or the Morhaime Profit Sharing Plan that materially reduces his opportunity to earn compensation under those plans, when taken as a whole; (4) any change to the Blizzard Profit Sharing Plan that materially reduces the aggregate compensation opportunities available to Blizzard’s employees under that plan; (5) a material default by us in paying or providing him with any compensation or benefits required or any material obligations owed to him under his previous employment agreement; (6) our termination without cause of any member of Blizzard’s management team; (7) a change in location of his primary place of employment to a location more than 15 miles from Blizzard’s existing office in Irvine, California; (8) a change in title that conveys lesser responsibility or lower status, or the imposition of any restriction or constraint upon him or the undertaking of any other act that materially diminishes his position, office, responsibility, duties or authority; (9) a change in his reporting structure and responsibilities as set forth in his previous employment

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agreement; (10) a change of control of Blizzard; or (11) subject to certain exceptions and limitations on his authority, our engaging in conduct with respect to the operations or activities of Blizzard that, taken individually or as a whole, prevent or materially interfere with him having authority, ability, accountability and control over the conduct of Blizzard’s strategic, operational and daily business activities, or otherwise prevent him from effectively acting as Blizzard’s chief executive officer; and

•

For Mr. Zacconi, subject to certain notice requirements and our right to cure: (1) a relocation which lasts longer than four consecutive weeks in any 12-month period of his principal place of business to a location outside of the “London Transport Zone One”; (2) our unilateral and material reduction of his total compensation below a specified minimum; (3) our material breach of his employment agreement; (4) a material reduction in either the scope of his role or authority or the level or status attached to his role; (5) a reduction in his total compensation following a change of control.

Upon a termination of the employment of one of our named executive officers by us without cause or by one of our named executive officers for good reason on December 31, 2016 (including, for Mr. Kotick, such a termination during the 12-month period following a change of control), that named executive officer would have received, in addition to any accrued obligations, the following:

(a) Mr. Kotick:

•

subject to his execution of an effective and irrevocable release, an amount equal to 200% of the sum of his base salary in effect on his termination date and his target annual bonus for 2016 (i.e., $4,727,210) (unless such termination had been during the 12-month period following a change of control, in which case the amount would have been equal to 300% of that sum), which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•

subject to his execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children for a period of two years following his termination date; and

•

continuation of his supplemental life insurance benefits via our reimbursement of the premiums in respect of his existing policy through its expiration on March 15, 2022 and, from March 16, 2022 through the tenth anniversary of his employment agreement (i.e., October 1, 2026), of up to $80,000 per year of premiums in respect of his then-existing policies;

(b) Mr. Durkin:

•

subject to his or his legal representative’s execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period; and

•

subject to his or his legal representative’s execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children for a period of one year following his termination date, provided that he does not become eligible for another company’s group health/medical insurance or coverage program, in which case he and his then-current spouse and minor children, as applicable, would cease to be eligible for continuation of health/medical insurance benefits;

(c) Mr. Tippl:

•

subject to his or his legal representative’s execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary that would have been payable to him during that period (Mr. Tippl would also have received these amounts if his employment had been terminated as a result of his loss of immigration status and legal ability to work for us in the United States, unless such loss resulted from his action or inaction);

(d) Mr. Morhaime:

•

a lump-sum payment equal to the sum of:

–

100% of the base salary (at the rate in effect on his termination date) payable to him for the two years following his termination date;

–

the sum of the following components for the two years following his termination date:

–

an amount equal to the actual annual bonus paid under each of the CAIP and Blizzard Holiday Plan for the year immediately preceding the year of termination; and

–

the value of his health/medical insurance, life insurance and disability insurance benefits based upon his coverage as of December 31, 2016;

–

200% of the actual annual bonus compensation paid to Mr. Morhaime under the Morhaime Profit Sharing Plan for the year immediately prior to termination; and

–

$1,500,000; and

(e) Mr. Zacconi:

•

in the event of a termination by us without cause, subject to his or his legal representative’s execution of a release, salary continuation through the fourth anniversary of the effective date of his employment agreement (i.e., February 23, 2020) (whether or not such termination had been during a change of control period) in an amount equal to the sum of (i) 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period and (ii) the cost to us of continuing health/medical insurance and retirement benefits for him and his then-current spouse and minor children, as applicable, during that period; and

•

in the event of a termination by him for good reason, subject to his or his legal representative’s execution of a release, salary continuation through the first anniversary of such termination date (unless such termination had been during a change of control period, in which case it would have continued until fourth anniversary of the effective date of his employment agreement) in an amount equal to the sum of (i) 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period and (ii) the cost to us of continuing health/medical insurance and retirement benefits for him and his then-current spouse and minor children, as applicable, during that period.

The salary continuation payment in the table represents the amount Mr. Zacconi would have received had he been terminated without cause. Had he terminated his employment

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for good reason (other than during a change of control period), the salary and benefit continuation would have been $500,059 (and, as such, the total amount he would have received would have been $33,312,180).

Any payment in respect of a bonus that any of our named executive officers would have received in connection with a termination by us without cause or by that named executive officer for good reason is discussed in footnote (1). The effects of a termination of the employment of one of our named executive officers by us without cause or by that named executive officer for good reason on outstanding equity awards and, in the case of Mr. Kotick other incentive awards, are discussed in footnote (7).

Pursuant to the terms of Mr. Durkin’s employment agreement, all payments and benefits to which he is otherwise entitled upon a termination by us without cause or by him for good reason, with the exception of the accrued obligations, would cease if he breaches the post-termination provisions of his employment agreement. Please see “—Employment Agreements—Dennis Durkin” above for a description of those obligations.

In addition, pursuant to the terms of each of Messrs. Durkin’s and Zacconi’s employment agreements, if he obtains any subsequent employment, any severance payable to him in the form of salary continuation would be offset by the amount of his salary from his then-current employer (which payments, for the purposes of this table, are assumed to be zero).

(5)

Change of Control

For Mr. Kotick, in the event of a change of control:

(a) As noted in footnotes (1) and (4), upon a termination by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, he would have received, in addition to any accrued obligations, the following:

•

subject to his execution of an effective and irrevocable release, a lump-sum payment equal to the annual bonus earned for the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365;

•

subject to his execution of an effective and irrevocable release, an amount equal to 300% of the sum of his base salary in effect on his termination date and his target annual bonus for 2016 (i.e., $4,727,210), which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•

subject to his execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

•

continuation of his supplemental life insurance benefits via our reimbursement of the premiums in respect of his existing policy through its expiration on March 15, 2022 and, from March 16, 2022 through the tenth anniversary of his employment agreement (i.e., October 1, 2026), of up to $80,000 per year of premiums in respect of his then-existing policies.

(b) As discussed in footnote (7), upon a termination by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, his unvested restricted share units (all of which have vesting tied to performance) would have immediately vested based upon, for each tranche, the greater of target and actual performance, as determined by the Compensation Committee immediately prior to the change of control, based upon the committee’s assessment of the projected performance through the end of the applicable period. The amounts shown represent the value of the restricted share units that would have vested upon Mr. Kotick’s termination, measured as the NASDAQ Official Closing Price of $36.11 per share of our Common Stock on December 30, 2016, assuming target performance for each tranche.

In addition, if there had been a change of control on December 31, 2016 (whether or not he was subsequently terminated), if the NASDAQ Official Closing Price of our Common Stock on the date of the change of control was greater than the exercise price of any of his vested stock options, Mr. Kotick would have had the right to forfeit those stock options in exchange for a cash payment equal in value to the number of shares of our Common Stock underlying those stock options multiplied by the amount that the NASDAQ Official Closing Price exceeded the exercise price of the stock options. For purposes of this table, no value is attributed to this provision of his employment agreement, as Mr. Kotick could have obtained the same value by exercising those stock options and selling the shares purchased upon exercise in the open market.

Other than as described in this footnote (5), Mr. Kotick’s termination following a change of control, whether or not in the 12-month period thereafter, would have no impact on his outstanding equity awards.

Upon a termination by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, as discussed in footnote (7), both of his long-term performance grants would have immediately vested based upon, for each tranche, the greater of target and actual performance, as determined by the Compensation Committee, in its discretion, immediately prior to the change of control, based upon the committee’s assessment of the projected performance through the end of the applicable period. For purposes of this table, no value is attributable to either grant, because of the discretion given to the Compensation Committee in the Kotick Employment Agreement with respect to the value of these awards and the targets relating thereto. Please see “—Employment Agreements—Robert A. Kotick” above.

(c) For purposes of Mr. Kotick’s employment agreement, a “change of control” is defined to include: (a) the acquisition of 25% or more of our outstanding voting stock; (b) the failure of the directors who constituted our Board as of the effective date of his employment agreement (i.e., October 1, 2016) (or replacements who are approved by a majority of such directors) to constitute a majority of our Board, other than as a result of (x) voluntary resignations or removals for good cause or (y) appointments as a result of an actual or threatened proxy contest; or (c) a consolidation, merger or sale of all or substantially all of our assets in which our stockholders immediately prior to such transaction do not retain in excess of 65% of the combined voting power of the corporation or other person or entity resulting from that transaction in substantially the same proportion as their ownership of the voting securities of Activision Blizzard immediately before the transaction.

For Mr. Zacconi, in the event of a change of control:

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(a) As noted in footnote (4), upon a termination by us without cause or by him with good reason during a change of control period, he would have received, subject to his or his legal representative’s execution of a release and in addition to any accrued obligations, salary continuation through the fourth anniversary of the effective date of his employment agreement (i.e., February 23, 2020), in an amount equal to the sum of (i) 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period and (ii) the cost we would have incurred providing him health/medical insurance and retirement benefits during that period.

(b) As noted in footnote (7), in the event of a termination of his employment by us without cause during the change of control period:

•

his unvested stock options would have vested (as if the relevant performance conditions were met, but not exceeded) and would generally have remained exercisable for three months; and

•

his unvested restricted share units would have vested.

(c) For purposes of Mr. Zacconi’s employment agreement:

•

a “change of control” is defined to mean: our and our affiliates ceasing to control King, where “control” means the power of a person, whether directly or indirectly, to secure that the affairs of King are conducted in accordance of the wishes of that person, whether (i) by means of holding of shares, or the possession of voting power, in or in relation to King or (ii) as a result of any powers conferred by the articles of association or any other document regulating King; and

•

the “change of control period” is a period that begins on the date that falls three months prior to the execution and exchange of the agreement in relation to the transaction giving rise to a change of control and ends on the date that is 18 months after the completion of such transaction.

(6)

Continuation of Insurance Benefits

The amounts shown represent the estimated cost to us for continuation of health/medical insurance benefits and, if applicable, life insurance benefits for the required period, based on the cost to us of providing those benefits as of December 31, 2016. Please see footnotes (2), (3), (4) and (5) for a description of the termination scenarios for which these amounts are relevant. In place of the continuation of benefits, Mr. Zacconi’s employment agreement provides for an additional cash severance payment equal to the cost we would have incurred from continuing to provide health/medical insurance and retirement benefits. As such, these payments are included in the table above in the “salary and benefits continuation” row.

(7)

Treatment of Equity and Other Incentive Awards

The amounts shown represent the value of any restricted share units that would have vested upon termination, measured as the NASDAQ Official Closing Price of $36.11 per share of our Common Stock on December 30, 2016.

The outstanding equity awards that would have continued to vest in accordance with their vesting schedules do not have any additional value attributed to them in this table over the value based on the $36.11 stock price on December 30, 2016 because the market price of our Common Stock at the time of vesting cannot be determined.

Similarly, because of the discretion given to the Compensation Committee in the Kotick Employment Agreement with respect to the value of these awards and the targets relating thereto, no value is attributed to the continued vesting of Mr. Kotick’s long-term performance grants. Please see “—Employment Agreements—Robert A. Kotick” above for further information about these long-term performance grants.

The effects of termination as of December 31, 2016 on the outstanding equity and other incentive awards held by each named executive officer on that date and information with respect to the outstanding awards held by him (assuming target performance, in the case of all performance-based awards) are as follows:

(a) For Mr. Kotick, on the date of termination:

•

in the event of a termination of his employment due to death or disability, subject to, in the event of termination due to disability, his execution of an effective and irrevocable release:

–

his stock options (all of which were vested) would have remained exercisable until their original expiration date; and

–

his unvested restricted share units (all of which have vesting tied to performance) would have remained outstanding and would have vested based on the actual attainment of the underlying performance targets, as if his employment had not been terminated;

•

in the event of a termination of his employment by us without cause or by Mr. Kotick for good reason, subject to his execution of an effective and irrevocable release:

–

his stock options (all of which were vested) would have remained exercisable until their original expiration date; and

–

his unvested restricted share units (all of which have vesting tied to performance) would have remained outstanding and would have vested based on the actual attainment of the underlying performance targets, as if his employment had not been terminated (unless such termination had been during the 12-month period following a change of control, in which case they would have immediately vested based upon, for each tranche, the greater of target and actual performance);

•

in the event of a termination by us for cause:

–

his stock options would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination for any other reason:

–

his stock options (all of which were vested) would have generally remained exercisable for 90 days; and

–

his unvested restricted share units would have been canceled.

For the effects of a change of control and any subsequent termination on Mr. Kotick’s outstanding equity and other incentive awards, see footnote (5).

As of December 31, 2016, the following equity awards made to Mr. Kotick were outstanding: (1) vested options to purchase 3,962,998 shares of our Common Stock; and (2) 605,327 restricted share units (all of which have vesting tied to performance). Please see “—Outstanding Equity Awards at December 31, 2016” above for further details about these awards. For more information on the equity awards and long-term incentive grants to be made to Mr. Kotick in the future, see “—Employment Agreements—Robert A. Kotick” above.

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(b) For Mr. Durkin:

•

in the event of a termination due to death, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

•

in the event of a termination by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days; and

–

his unvested restricted share units would have been canceled.

As of December 31, 2016, the following equity awards made to Mr. Durkin were outstanding: (1) vested options to purchase 150,000 shares of our Common Stock; (2) unvested options to purchase 75,000 shares of our Common Stock; and (3) 177,500 unvested restricted share units (90,000 of which have vesting tied to performance). Please see “—Outstanding Equity Awards at December 31, 2016” above for further details about these awards.

(c) For Mr. Tippl:

•

in the event of a termination for any reason, on the date of termination, his unvested restricted share units would have been canceled.

As of December 31, 2016, the following equity awards made to Mr. Tippl were outstanding: 330,576 restricted share units (227,271 of which have vesting tied to performance). Please see “—Outstanding Equity Awards at December 31, 2016” above for further details about these awards.

(d) For Mr. Morhaime:

•

in the event of a termination due to death or disability, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

•

in the event of a termination by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days; and

–

his unvested restricted share units would have been canceled.

As of December 31, 2016, the following equity awards made to Mr. Morhaime were outstanding: (1) unvested options to purchase 399,999 shares of our Common Stock; (2) vested options to purchase 250,000 shares of our Common Stock; and (3) 139,999 unvested restricted share units. Please see “—Outstanding Equity Awards at December 31, 2016” above for further details about these awards.

(e) For Mr. Zacconi:

•

in the event of a termination of his employment due to death or disability (including due to his mental incapacity), subject to his or his legal representative’s execution of a release:

–

his unvested stock options would have vested (as if the relevant performance conditions were met, but not exceeded) and would generally have remained exercisable for one year; and

–

his unvested restricted share units would have vested;

•

in the event of a termination of his employment by us without cause or by Mr. Zacconi for good reason (whether or not during a change of control period), subject to his or his legal representative’s execution of a release:

–

his unvested stock options would have vested (as if the relevant performance conditions were met, but not exceeded) and would generally have remained exercisable for three months; and

–

his unvested restricted share units would have vested;

•

in the event of a termination for cause, on the date of termination:

–

his stock options, whether or not vested, would been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for three months; and

–

his unvested restricted share units would have been canceled.

For the effects of a change of control and any subsequent termination on Mr. Zacconi’s outstanding equity awards, see footnote (5).

As of December 31, 2016, the following equity awards made to Mr. Zacconi were outstanding: (1) unvested options to purchase 1,047,547 shares of our Common Stock (903,251 of which have vesting tied to performance); and (2) 63,342 unvested restricted share units. Please see “—Outstanding Equity Awards at December 31, 2016” above for further details about these awards.

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PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

General

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote (commonly known as “say-on-pay”) on the compensation of the executive officers named in the “Summary Compensation Table” above (i.e., the named executive officers). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement, through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders advise that they approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion.”

Please see “Executive Compensation” above for the “Compensation Discussion and Analysis” and the accompanying compensation tables and related narrative discussion relating to compensation paid to our named executive officers, including detail about how our executive compensation policies and practices operate and are designed to achieve our compensation objectives.

Our Compensation Committee and Board believe that the compensation policies and practices articulated in the “Compensation Discussion and Analysis” are effective in enabling us to achieve our financial, operational and strategic goals and that the compensation paid to our named executive officers has allowed, and will continue to allow, us to attract, retain and motivate the key executive talent responsible for our recent and long-term success.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 2. While our Board and its Compensation Committee believe that the views of the Company’s stockholders are of utmost importance and will carefully consider the outcome of the vote expressed by our stockholders when making future executive compensation decisions, the vote will not be binding upon them. Our Board ultimately has a duty to act in what it believes to be the best interests of the Company and all of its stockholders.

Your Board unanimously recommends that you vote FOR the approval of the Company’s executive compensation, as disclosed in this proxy statement.

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PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote on how often we should include an advisory vote on our executive compensation (or “say-on-pay”) in our proxy materials for future annual meetings of our stockholders or any other meetings of our stockholders at which directors are elected. After careful consideration, our Board has determined that an annual advisory vote on our executive compensation continues to be the most appropriate alternative for the Company, as it is consistent with our practice of regularly seeking input and engaging in dialogue with our stakeholders on our executive compensation philosophy, policies and practices. While the Board recommends an annual advisory vote to approve our executive compensation, your voting options are to hold the advisory vote to approve our executive compensation each year, every two years or every three years, or you may abstain from voting on this proposal.

Required Vote and Board Recommendation

The vote frequency that receives the greatest number of votes cast will be considered to be the vote frequency that is selected for the purpose of proposal 3. While our Board and its Compensation Committee will carefully consider the outcome of the vote expressed by our stockholders when determining the frequency of future advisory stockholder votes on our executive compensation, the vote will not be binding upon them.

Your Board unanimously recommends that you vote for every ONE YEAR as the frequency of future advisory votes on executive compensation.

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DIRECTOR COMPENSATION

General

Directors of Activision Blizzard who are not employed by us or any of our subsidiaries (the “non-affiliated directors”) receive a mix of compensation, which includes an annual cash retainer, specific cash fees for services rendered and equity awards. Affiliated directors do not receive any compensation for their service on our Board in addition to what they receive in connection with their employment. All of our directors are reimbursed by us for expenses incurred in connection with their service on our Board. We also reimburse our directors’ spouses for travel, lodging and related expenses they incur in attending business-related meetings or events at our request, though such occurrences are uncommon. Pursuant to our director compensation program and the Company’s Corporate Governance Principles and Policies, our Board may provide our directors with other benefits, though no such benefits have been provided recently. For example, on rare occasions, if a director’s spouse accompanies him or her on a business trip other than at our request, we may provide that person with travel and lodging at our expense when the incremental cost to us for doing so is negligible.

The Compensation Committee annually reviews the compensation plans and policies applicable to all directors and makes recommendations to our Board regarding those plans and policies as needed. Our executive officers may assist the Compensation Committee in obtaining benchmarking and other information relevant to determining director compensation, but our management has no role in recommending or determining the amount or form of director compensation. From time to time, the Compensation Committee engages an independent compensation consultant to assist it in this review.

The director compensation program was most recently amended in November 2016 to provide for an annual retainer of $150,000 for service as the chairperson of our Board. This change was adopted in connection with Mr. Kelly ceasing to serve as an employee of the Company at that time while continuing to serve as the non-executive Chairman of our Board.

Cash Compensation

The following table sets forth a summary of the cash elements of our director compensation program that has been in effect since November 22, 2016. Directors do not receive any additional payments for attending Board or committee meetings.

Annual Retainer	$90,000
Add’l. for Serving as Chairperson of the Board of Directors	$150,000
Add’l. for Serving as Chairperson of the Audit Committee	$40,000
Add’l. for Serving as Chairperson of the Compensation Committee	$40,000
Add’l. for Serving as Chairperson of the Nominating and Corporate Governance Committee	$30,000
Add’l. for Serving as an Audit Committee Member (other than as the Chairperson)	$11,000
Add’l. for Serving as a Compensation Committee or Nominating and Corporate Governance Committee Member (other than as the Chairperson)	$5,500
Per Day for Special Assignments	$5,500

The program which was in effect during 2016 until November 2016 differed only in that it did not provide for an annual retainer for service as the chairperson of our Board.

Equity Compensation

Our Board believes that directors more effectively represent our stockholders, whose interests our Board is charged with protecting, if they are stockholders themselves. Each non-affiliated director is entitled, upon his or her election or appointment to our Board and upon each subsequent re-election to our Board, to receive restricted share units representing the right to receive shares of our Common Stock. The grant date value of those restricted share units is $250,000, provided that, in the event of an election or appointment at any time other than at a Board meeting immediately following an annual meeting of our stockholders, the grant of restricted share

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units will be pro-rated based on the amount of time from the date of such election or appointment until the Company’s next expected annual meeting of stockholders. The actual number of shares underlying the restricted share units is determined by dividing the grant date fair value of the award by the NASDAQ Official Closing Price of our Common Stock on the date of grant. The award of restricted share units is approved by our Board promptly following a non-affiliated director’s election, appointment or re-election to the Board and is made three business days following the date of the Board’s approval of such grant. Each award vests in four equal installments (on a quarterly basis for the year following the date of grant), subject to continued service on our Board.

Stock Ownership Guidelines

Pursuant to our director compensation program and our Corporate Governance Principles and Policies, each non-affiliated director is required, within four years following his or her initial election to our Board, to beneficially own shares of our Common Stock (including any restricted shares of Common Stock or restricted share units payable in shares of our Common Stock) having an aggregate value at least equal to five times the amount of the annual cash retainer we then pay that director for regular service on our Board. The value of shares owned by each non-affiliated director is calculated as of January 2nd of each applicable year (or if that date is not a trading date, the next trading date) based on the higher of: (a) the NASDAQ Official Closing Price of our Common Stock on that day; and (b) the NASDAQ Official Closing Price of our Common Stock on the date of grant (or if that date is not a trading date, the next trading date), for any shares awarded to the director by us, and the actual cost to the director for any other shares (including shares acquired upon exercise of a stock option). Non-affiliated directors are subject to these guidelines for as long as they continue to serve on our Board. As of January 4, 2017, all non-affiliated directors who, as of that date, had been a member of our Board for four or more years were in compliance with these guidelines.

Indemnification

We maintain a directors and officers insurance policy that insures all of our directors from claims arising out of an alleged wrongful act by them in their capacity as directors of Activision Blizzard. Further, our Certificate of Incorporation and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

In addition, we enter into indemnification agreements with certain of our non-affiliated directors that require us, among other things, to indemnify those directors against certain liabilities that may arise by reason of their status or service as directors, provided that they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests (and, with respect to any criminal action, suit or proceeding, that they had no reasonable cause to believe that their conduct was unlawful). The indemnification agreements also require us to advance expenses incurred by our non-affiliated directors as a result of any proceeding against them as to which they could be indemnified.

Compensation for 2016

The following table sets forth a summary of certain information regarding the compensation of our directors for 2016, other than Mr. Kotick, as the compensation he received as an employee of the Company is included in the “Summary Compensation Table” above, and he does not receive any additional compensation for his Board service. The information in the table reflects Mr. Kelly’s compensation as an employee of the Company until November 22, 2016, as he received no additional consideration for his Board service until that date. For the period thereafter, it reflects Mr. Kelly’s compensation as the non-executive Chairman of our Board.

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Name	Fees Earned or Paid in Cash ($)		Stock Awards (1)(2)(3) ($)		Option Awards (1)(2)(3) ($)		All Other Compensation ($)		Total ($)
Robert Corti	130,000		249,543		—		—		379,543
Hendrik Hartong III	101,000		249,543		—		—		350,543
Brian G. Kelly	133,224	(4)	144,965	(4)	—	(4)	12,328	(4)	290,517	(4)
Barry Meyer	95,500		249,543		—		—		345,043
Robert Morgado	171,000		249,543		—		—		420,543
Peter Nolan	95,500		249,543		—		—		345,043
Casey Wasserman	95,500		249,543		—		—		345,043
Elaine Wynn	95,500		249,543		—		—		345,043
(1)

The amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of stock awards and stock option awards made in 2016 to each person who served on our Board during the year who is not a named executive officer (in each case, computed in accordance with ASC Topic 718). As such, the amount shown represents the full aggregate grant date fair value, rather than the portion being expensed for financial statement reporting purposes in 2016. Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 14 to our audited financial statements included in our 2016 10-K.

(2)

The following table sets forth the number of shares underlying stock awards (which consist of restricted share units) and stock option awards made in 2016 to each person who served on our Board during 2016 who is not a named executive officer. The table also sets forth the grant date fair value of those stock awards and stock option awards, as applicable (in each case, computed in accordance with ASC Topic 718). Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 14 to our audited financial statements included in our 2016 10-K.

Name	Number of Shares Underlying Stock Awards Granted in 2016 (#)	Grant Date Fair Value of Stock Awards Granted in 2016 ($)	Number of Shares Underlying Options Granted in 2016 (#)	Grant Date Fair Value of Options Granted in 2016 ($)
Robert Corti	6,557	249,543	—	—
Hendrik Hartong III	6,557	249,543	—
Brian G. Kelly	3,923	144,965	—	—
Barry Meyer	6,557	249,543	—	—
Robert Morgado	6,557	249,543	—	—
Peter Nolan	6,557	249,543	—	—
Casey Wasserman	6,557	249,543	—	—
Elaine Wynn	6,557	249,543	—	—
(3)

The following table presents, as of December 31, 2016, the number of shares underlying outstanding stock options and stock awards (which consist of restricted share units) held by each director who served in 2016 and who is not a named executive officer:

Name	Number of Shares Underlying Options as of December 31, 2016 (#)	Number of Shares Underlying Unvested Stock Awards as of December 31, 2016 (#)
Robert Corti	88,000	3,278
Hendrik Hartong III	—	3,278
Brian G. Kelly	343,674	3,923
Barry Meyer	—	3,278	(a)
Robert Morgado	168,000	3,278
Peter Nolan	—	3,278
Casey Wasserman	—	3,278	(b)
Elaine Wynn	—	3,278
(a)

These restricted share units are held in trust—one-half in the Barry Meyer Separate Property Trust and one-half in the Barry and Wendy Meyer Trust.

(b)

These restricted share units are held in the Casey Wasserman Living Trust.

(4)

Mr. Kelly was party to an employment agreement with us, dated as of June 30, 2012, pursuant to which he served as our Chairman, a copy of which is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. Mr. Kelly’s term of employment under that agreement ended on June 30, 2016, but he remained our employee until November 22, 2016, and he continues to serve as our Chairman. Pursuant to his employment agreement, Mr. Kelly’s annual base salary was $100,000 as of June 30, 2012. Mr. Kelly was also eligible for an annual bonus, but was not awarded one for 2016. In addition, Mr. Kelly was entitled to participate in all benefits plans generally available to our senior executive officers and we maintained a $6 million supplemental term life insurance policy for the benefit of his estate. As a result, during 2016, he also received “other compensation” consisting of $10,197 in insurance premiums paid by us with respect to life and long-term disability insurance for his benefit and $2,131 in “matching” contributions by us to his account under our 401(k) plan. Following the termination of his employment, Mr. Kelly was paid an additional sum of $26,301 and granted 3,923 restricted share units, each representing the right to receive one share of our Common Stock, under the director compensation program for our non-affiliated directors (see “–Cash Compensation” above), for his service as our Chairman for the remainder of the year. Further, pursuant to his transition agreement with us, dated as of November 22, 2016, Mr. Kelly’s outstanding options were modified so that each would remain exercisable until he ceases to provide any services to us (rather than remaining exercisable only until the 30th day after the termination of his employment), and he received $13,462 in respect of accrued but unused vacation.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

Review, Approval or Ratification of Transactions with Related Persons

Related Person Transactions Policy

We have a Related Person Transactions Policy pursuant to which the Audit Committee evaluates transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which: (1) we were, are or will be a participant, whether directly or indirectly; (2) the amount involved exceeds $120,000; and (3) a related person had, has or will have a direct or indirect interest. For the purposes of the policy, a “related person” is (a) any person who is, or was at any time since the beginning of our last fiscal year, a director, a person nominated for election to our Board or one of our executive officers, (b) any person who beneficially owns more than 5% of our Common Stock, or (c) any person who is, or was at any time since the beginning of our last fiscal year, an immediate family member of any person covered by (a) or (b).

Our Related Person Transactions Policy is generally designed to capture any transaction for which disclosure by the Company would be required pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Under our Related Person Transactions Policy, our Chief Legal Officer is generally responsible for making an initial determination as to whether something is a related party transaction within the meaning of the policy and notifying the Audit Committee if he or she concludes that it is. The Audit Committee evaluates each related person transaction taking into consideration the following factors:

•

the purpose of the transaction and what benefit it provides to the Company;

•

the terms of the transaction and whether they are arm’s-length;

•

the direct or indirect nature of the related person’s interest in the transaction;

•

the availability of comparable goods or services from non-related persons;

•

whether the transaction was initiated by the Company or the related person;

•

whether the transaction was undertaken in the ordinary course of our business;

•

the expected term of the transaction and the approximate dollar value involved in the transaction, particularly as it relates to the related person;

•

the related person’s interest in the transaction;

•

the potential for reputational harm;

• applicable law and listing standards;

•

our Certificate of Incorporation and our Bylaws; and

•

any other facts and circumstances the Audit Committee believes to be relevant.

The Audit Committee may approve or ratify the related party transaction if it determines that the transaction is in the best interests of the Company and consistent with law and our Certificate of Incorporation and our Bylaws. If the Audit Committee does not approve or ratify the transaction, it may be voided, terminated or amended by us, if so directed by the Audit Committee.

Code of Conduct and Conflicts of Interest

Our Code of Conduct addresses the handling of actual and potential conflicts of interest between our interests and the interests of our employees, including our executive officers, and our directors, which may include related party transactions. In accordance with our Code of Conduct, such actual or potential conflicts of interest must be disclosed to the Company. Once disclosed, our legal department, working with relevant parties, will evaluate the conflict and determine how to manage or resolve it.

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Relationships and Transactions

Relationships and Transactions with Vivendi and its Affiliates

2008 Combination of Activision and Vivendi Games and 2013 Vivendi Share Repurchase Transaction

On July 9, 2008, the business combination (the “Vivendi Games Combination”) by and among the Company (then known as Activision, Inc.), Sego Merger Corporation, a wholly owned subsidiary of the Company, Vivendi, S.A. (“Vivendi”), VGAC, a wholly owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, Inc. a wholly owned subsidiary of VGAC (“Vivendi Games”), was consummated. Vivendi and its subsidiaries owned approximately 54% of the issued and outstanding shares of our Common Stock following the consummation of the Vivendi Games Combination.

On October 11, 2013, we repurchased approximately 429 million shares of our Common Stock, pursuant to a stock purchase agreement (the “Vivendi Share Purchase Agreement”) we entered into on July 25, 2013, with Vivendi and ASAC II LP, an exempted limited partnership established under the laws of the Cayman Islands (“ASAC LP”), acting by its general partner, ASAC II LLC (“ASAC GP”). Pursuant to the terms of the Vivendi Share Purchase Agreement, we acquired all of the capital stock of Amber Holding Subsidiary Co., a Delaware corporation and wholly owned subsidiary of Vivendi (“New VH”), which was the direct owner of approximately 429 million shares of our Common Stock, for a cash payment of $5.83 billion, or $13.60 per share, before taking into account the benefit to the Company of certain tax attributes of New VH assumed in the transaction (collectively, the “Vivendi Share Repurchase Transaction”).

Pursuant to the Vivendi Share Purchase Agreement, on October 11, 2013, immediately following the completion of the Vivendi Share Repurchase Transaction, ASAC LP, acting by its general partner, ASAC GP, purchased 172 million shares of our Common Stock from Vivendi for a cash payment of $2.34 billion (see “—Relationships and Transactions with ASAC—Private Sale of Stock by Vivendi to ASAC” below). As a consequence, we ceased to be a controlled company.

On May 28, 2014, Vivendi sold approximately 41 million shares, or 50% of its then-remaining shares, of our Common Stock, reducing its ownership in the Company to less than 10%.

On January 13, 2016, Vivendi sold its remaining stake in the Company, consisting of approximately 41 million shares of our Common Stock.

Amended and Restated Investor Agreement

In connection with the consummation of the Vivendi Games Combination, on July 9, 2008, we, Vivendi, VGAC and Vivendi Games entered into an investor agreement. The investor agreement was amended and restated in connection with the consummation of the Vivendi Share Repurchase Transaction. The investor agreement automatically terminated on August 26, 2014, as Vivendi’s voting interest had fallen and remained below 9.9% for a period of more than 90 days on that date.

Our grant of certain registration rights to Vivendi, including demand registration rights with respect to its remaining shares of our Common Stock, and our agreement to indemnify certain parties for certain liabilities in connection with those registrations, survived the termination, although the registration rights effectively expired on January 13, 2016, when Vivendi ceased to own any shares of our Common Stock.

Further, Vivendi’s agreement, subject to certain exceptions, to a standstill under which it may not acquire additional shares of our Common Stock, call a meeting of our stockholders, initiate a stockholder proposal for action by our stockholders or engage in the solicitation of proxies or consents to vote any of our voting securities expired on July 13, 2016, when Vivendi and its controlled affiliates ceased to beneficially own at least 5% of the outstanding shares of our Common Stock for six months.

Tax Sharing Agreement

Also in connection with the consummation of the Vivendi Games Combination, on July 9, 2008, we entered into a tax sharing agreement with Vivendi Games and Vivendi Holding I Corp., a subsidiary of Vivendi (“VHIC”). The tax sharing agreement sets forth various agreements among the parties relating to, among other things:

•

the joining of Activision Blizzard or certain of our subsidiaries in the filing of certain consolidated, combined or unitary income or franchise tax returns that VHIC may elect or be required to file;

•

the payment by us and our subsidiaries to VHIC of amounts representing certain tax liabilities attributable to us and our subsidiaries;

•

the payment by VHIC to us of (or the offsetting of certain of our obligations to pay VHIC with) amounts in respect of fifty percent of the tax liability associated with certain distributions that may be made by non-U.S. subsidiaries of Vivendi Games to us (or certain of our U.S. subsidiaries) during the five-year period following the consummation of the Vivendi Games Combination (i.e., until July 9, 2013);

•

VHIC’s indemnification of us for certain tax liabilities imposed on us arising in periods prior to the consummation of the Vivendi Games Combination in respect of Vivendi Games or its subsidiaries or resulting from VHIC’s failure to pay the Vivendi group’s tax liabilities and our indemnification of VHIC for certain tax liabilities imposed on the Vivendi group for our failure to pay our tax liabilities;

•

the control of certain tax contests with certain taxing authorities; and

•

the resolution of certain tax disputes between the parties.

In addition, the agreement specifies certain procedural matters that will apply in any tax contest with any taxing authority.

Following the consummation of the Vivendi Share Repurchase Transaction, Vivendi ceased including any of our subsidiaries in its consolidated tax returns. As a result, while the agreement will remain

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in full force until both parties agree to terminate it in writing, the parties’ sole remaining obligations under the agreement are with respect to prior taxable years. During 2016, neither we nor Vivendi made payments in accordance therewith.

Relationships with Universal Music Group and its Affiliates

Our subsidiaries are party to a number of agreements with Universal Music Group, a wholly owned subsidiary of Vivendi, and its affiliates. These agreements pertain to the licensing of master recordings, compositions and video content for our games and for marketing and promotional purposes. During 2016, we paid an aggregate of $1,497,844 in royalties and other fees to Universal Music Group and its affiliates in connection with those uses. Our subsidiaries are also party to a number of agreements with Universal Music Group and its affiliates pertaining to the distribution of music we own pursuant to which Universal Music Group and its affiliates paid us an aggregate of $183,797 during 2016.

Relationships and Transactions with ASAC

Private Sale of Stock by Vivendi to ASAC

Pursuant to the Vivendi Share Purchase Agreement (see “—Relationships and Transactions with Vivendi and its Affiliates—2008 Combination of Activision and Vivendi Games and 2013 Vivendi Share Repurchase Transaction” above), on October 11, 2013, immediately following the completion of the Vivendi Share Repurchase Transaction, ASAC LP, acting by its general partner, ASAC GP, purchased 172 million shares of our Common Stock from Vivendi for a cash payment of $2.34 billion (the “ASAC Private Sale”).

ASAC LP is an investment vehicle formed by Mr. Kotick, our Chief Executive Officer, and Mr. Kelly, the Chairman of our Board. ASAC GP, the general partner of ASAC LP, is managed and controlled by Messrs. Kotick and Kelly, and each of them owns, through his affiliates, 50% of the membership interests of the general partner. Each of Messrs. Kotick and Kelly made, through his affiliates, a $50,000,000 capital contribution to the general partner, which in turn made capital contributions to ASAC LP in the aggregate amount of $100,000,000 in exchange for preferred and common interests in ASAC.

On June 8, 2016, ASAC GP distributed the approximately 141 million shares of our Common Stock allocable to the limited partners of ASAC LP to those limited partners. On July 7, 2016, ASAC LP distributed approximately 18 million of its remaining approximately 31 million shares to ASAC GP. On August 15, 2016, ASAC GP sold approximately 4 million shares and distributed 14 million shares pro rata to its members, consisting of trusts for the benefit of Messrs. Kotick and Kelly, which shares were ultimately sold on that day for financial and estate planning purposes. On August 19, 2016, ASAC LP distributed its remaining shares of our Common Stock to ASAC GP, leaving ASAC GP with approximately 13 million shares of our Common Stock, which represented approximately 2% of the outstanding shares of our Common Stock as of December 31, 2016. On February 10, 2017, ASAC GP distributed all but one of its remaining shares of our Common Stock pro rata to its members. The Company did not receive any proceeds from any of these distributions or sales.

ASAC Stockholders Agreement

In connection with the ASAC Private Sale, on October 11, 2013, we, ASAC LP and, for the limited purposes set forth therein, Messrs. Kotick and Kelly entered into a stockholders agreement (the “ASAC Stockholders Agreement”). The ASAC Stockholders Agreement was amended on May 28, 2015, pursuant to the Settlement Agreement (as defined herein). The ASAC Stockholders Agreement, as so amended, contained various agreements among the parties regarding, among other things:

•

ASAC LP’s agreement to vote the portion of its shares of our Common Stock that represented shares of our Common Stock in excess of 19.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by ASAC LP or Messrs. Kotick and Kelly or in accordance with the recommendation, if any, of a majority of the members of our Board not affiliated with ASAC LP then serving on our Board (see “—Settlement of Litigation Relating to 2013 Vivendi Share Repurchase Transaction” below);

•

our grant of certain registration rights to ASAC LP, including demand and piggyback registration rights and our agreement to indemnify certain parties for certain liabilities in connection with those registrations;

•

ASAC LP’s agreement, subject to certain exceptions, not to transfer or announce any intention to transfer its shares of our Common Stock without prior written consent of the majority of our unaffiliated directors (as defined in the agreement) prior to the end of the 12-month period following the closing of the ASAC Private Sale and thereafter during our regularly scheduled trading blackout periods; and

•

ASAC LP’s agreement, subject to certain exceptions, to a standstill under which it would have been prohibited from acquiring additional shares of our Common Stock, calling a meeting of our stockholders, initiating a stockholder proposal for action by our stockholders or engaging in the solicitation of proxies or consents to vote any of our voting securities, until six months after ASAC LP and its controlled affiliates ceased to beneficially own at least 5% of the outstanding shares of our Common Stock (i.e., February 19, 2017).

The ASAC Stockholders Agreement terminated on August 19, 2016 with respect to ASAC LP, when it ceased to own any shares of our Common Stock.

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Relationships and Transactions with Tencent and its Affiliates

It is our understanding, pursuant to SEC filings made by Tencent Holdings Limited and THL A19 Limited (together, “Tencent”), that Tencent owned approximately 5.02% of the issued and outstanding shares of our Common Stock as of June 13, 2016 and that Tencent ceased to own more than 5% of the issued and outstanding shares of our Common Stock as of November 4, 2016.

Certain of our subsidiaries are party to license and distribution agreements with certain subsidiaries of Tencent Holdings Limited. These agreements pertain to the publication, distribution, and operation of our games in China. During 2016, pursuant to these agreements, those subsidiaries paid us an aggregate of $46,251,839 in royalties and other fees.

Relationships with Our Directors and Executive Officers

Private Sale of Stock by Vivendi to ASAC

Messrs. Kotick and Kelly are the managers of ASAC GP, the general partner of ASAC LP. Please see “—Relationships and Transactions with ASAC” above for more information about ASAC.

Business Use of Aircraft Indirectly Owned by Our Chief Executive Officer

Mr. Kotick indirectly owns aircraft that are operated by an FAA-certified charter indirectly owned and managed by him. From time to time, Mr. Kotick and our other executives and directors of the Company use these aircraft for travel in connection with our business. We pay for such use an amount that is not greater than 80% of the charter operator’s regular hourly flight charges plus 100% of the actual, third-party costs incurred by the charter operator in obtaining goods and services for the flights. During 2016, the Company paid $2,487,688 for business-related use of these aircraft, including by our executives and directors. Our use of these aircraft was authorized by the Audit Committee, which believes that this arrangement provides us with substantial value because our cost is significantly less than the cost we would incur if we were to charter aircraft from another charter operator and pay market rates.

Employed Family Members

Amy Morhaime, a long-tenured employee of the Company, is the wife of Mr. Morhaime, Blizzard’s Chief Executive Officer. In 2016, Ms. Morhaime received an aggregate of $424,902 in cash compensation, consisting of salary and bonuses. She was also awarded (1) 1,643 performance-based vesting restricted share units, the number of which assumes maximum performance (whereas target performance would result in the vesting of 1,314 shares), which vest on March 30, 2020, based upon the level of performance measured by reference to Blizzard’s adjusted non-GAAP (as previously defined) operating income for 2017, 2018 and 2019, and (2) an option to purchase 2,756 shares of our Common Stock, which will vest (subject to her continued employment) in three equal installments on each of November 7, 2017, 2018 and 2019. The elements of her compensation are consistent with the compensation provided to other employees of the same level with similar responsibilities.

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AUDIT-RELATED MATTERS

Independent Registered Public Accounting Firm Fees

The table below sets forth the categories and amounts (including out-of-pocket expenses incurred by PwC in connection with providing such services and billed to us) paid to PwC for the years ended December 31, 2016 and 2015.

	Year Ended
	December 31, 2016	December 31, 2015
Audit Fees(1)	$8,131,163	$5,801,591
Audit-Related Fees(2)	635,000	350,136
Tax Fees(3)	3,199,051	2,478,685
All Other Fees(4)	34,200	106,695
TOTAL	$11,999,414	$8,737,107
(1)

Audit Fees: This category includes services provided in connection with the annual audit of our financial statements (including required quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q), services provided in connection with the annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002, statutory audits required for certain of our non-U.S. subsidiaries, consents, assistance with and review of documents filed with the SEC and other services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)

Audit-Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including employee benefit plan audits and accounting consultations in connection with acquisition activity, as well as, for 2016, consultations in connection with the future adoption of new accounting pronouncements and assurance services related to our debt refinancing.

(3)

Tax Fees: This category includes services rendered for U.S. and foreign tax compliance and returns, transfer pricing, research and development tax credit and other technical tax consulting.

(4)

All Other Fees: This category includes fees for all other services except those described above. Amounts relate to assistance with the Company’s XBRL filings, assistance with international industry filings, assistance with the Company’s Form SD, and license fees paid for an online research tool, as well as, for 2015, assistance with the transition to new UK GAAP.

Pre-Approval Policies and Procedures

In accordance with its charter, the Audit Committee must approve all audit and non-audit services before they are provided by our independent registered public accounting firm. The Audit Committee’s chairperson has pre-approved services provided by our independent registered public accounting firm that, while not specifically contemplated by the budget approved by the full Audit Committee, are of a type previously approved by the Audit Committee, provided that the fees with respect to any such service are expected to be less than $50,000. If and when such services are approved by other-than the full Audit Committee, the Audit Committee’s chairperson must report it to the Audit Committee at its next scheduled meeting. At each regularly scheduled Audit Committee Meeting, our management updates the Audit Committee on, among other things, the scope and anticipated cost of any service pre-approved by the Audit Committee’s chairperson since the last meeting of the committee. All services provided to the Company by PwC for 2016 were approved by the Audit Committee in accordance with these pre-approval policies and procedures.

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Audit Committee Report

Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and our system of internal control over financial reporting.

The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles (i.e., GAAP), and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board auditing standard AU 380, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm matters relating to such firm’s independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees).

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2016 for filing with the SEC.

Members of the Audit Committee

Robert Corti (Chairperson), Hendrik Hartong III and Robert Morgado

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PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed PwC to serve as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2017. Please see “Audit-Related Matters—Independent Registered Public Accounting Firm Fees” above for a description of the services provided to us by PwC during the years ended December 31, 2015 and 2016.

The Company has engaged PwC as our independent registered public accounting firm since the Vivendi Games Combination. PwC was also the independent registered public accounting firm for the Company (then known as Activision, Inc.) from 2001 until the consummation of that transaction (but, as it was treated as a “reverse acquisition” and PwC did not audit the financial statements of our “accounting acquirer”, Vivendi Games, we technically changed accountants at that time).

The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage a different independent registered public accounting firm. During these reviews, the committee considers, among other things:

•

the quality and efficiency of the services provided by PwC, including input from our management on PwC’s performance, including its effectiveness at demonstrating independent judgment, objectivity and professional skepticism;

•

the quality and candor of PwC’s communications with the Audit Committee and our management;

•

external data on PwC’s audit quality and performance, including recent PCAOB reports on PwC and its peer firms;

•

PwC’s independence and its processes for maintaining its independence;

•

PwC’s technical expertise and knowledge of the Company’s global operations and industry;

•

PwC’s global capabilities; and

•

the appropriateness of PwC’s fees, PwC’s tenure as our independent registered public accounting firm, including the benefits of a longer tenure, and the controls and processes in place that help ensure PwC’s continued independence.

Benefits of Long Tenure	Independence Controls
•

Enhanced audit quality—PwC has significant institutional knowledge and deep expertise regarding the Company’s global business, accounting policies and practices and internal control over financial reporting and this enhances audit quality.

•

Competitive fees—Because of PwC’s familiarity with the Company, we believe the fees we pay PwC are competitive with those of other independent registered public accounting firms.

•

Avoid costs and onboarding associated with new auditor— Bringing on a new auditor requires expenses related to educating the new auditor and a significant time commitment that could distract from our management’s focus on financial reporting and internal controls.

•

Audit Committee oversight—Oversight includes regular private sessions with PwC, discussion with PwC about the scope of its audit, a comprehensive annual evaluation when determining whether to continue to engage PwC, and direct involvement by the Audit Committee and its chairperson in the selection of the new lead partner in connection with the mandated rotation of that position.

•

Rigorous limits on non-audit services—We require Audit Committee pre-approval of non-audit services, prohibit certain types of non-audit services that otherwise would be permissible under SEC rules, and only engage PwC when it is best-suited for the job.

•

PwC’s strong internal independence process—PwC conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the lead engagement partner consistent with independence requirements.

•

Strong regulatory framework—PwC, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

•

Restrictions on hiring—The Audit Committee has adopted restrictions on our hiring of current or former partners and employees of the Company’s independent registered public accounting firm.

Based on the most recent such evaluation, the Audit Committee and the Board believe that retaining PwC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017 is in the best interests of the Company and its stockholders. While our Audit Committee has the responsibility for selecting our auditors, and stockholder approval is not required for the appointment of PwC as our independent registered public accounting firm, we believe that our stockholders should have the opportunity to ratify such appointment and we are requesting that they do so at the Annual Meeting.

Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

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Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 4. In the event our stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection next year. Even if the appointment is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Your Board unanimously recommends that you vote FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm.

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BENEFICIAL OWNERSHIP MATTERS

Security Ownership of our Officers and Directors

The following table sets forth information, as of April 1, 2017, with respect to the beneficial ownership of our Common Stock by (1) our named executive officers, (2) each director and each nominee for election as director, and (3) all current executive officers and directors as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.

Name	Shares of Activision Blizzard Beneficially Owned
	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Robert Corti	101,745	(3)	88,000	(4)	189,745	*
Dennis Durkin	206,542		175,000	(4)	381,542	*
Hendrik Hartong III	22,401	(5)	0		22,401	*
Brian G. Kelly	4,769,455	(6)	81,657	(7)	4,851,112	*
Robert A. Kotick	9,549,814	(8)	0		9,549,814	1.27%
Barry Meyer	31,781	(9)	0		31,781	*
Robert Morgado	74,792	(10)	128,000	(4)	202,792	*
Michael Morhaime	382,682	(11)	0		382,682	*
Peter Nolan	37,592	(12)	0		37,592	*
Thomas Tippl(13)	264,236		0		264,236	*
Casey Wasserman	13,788	(14)	0		13,788	*
Elaine Wynn	36,392		0		36,392	*
Riccardo Zacconi	0		23,069	(15)	23,069	*
All current directors and executive officers as a group (16 persons)	15,520,409	(16)	495,726	(17)	16,016,135	2.12%
*

Less than 1%.

(1)

Consists of shares of our Common Stock that may be acquired upon (a) the exercise of stock options to purchase shares of our Common Stock that are exercisable on or within 60 days of April 1, 2017 (i.e., by May 31, 2017) and (b) the vesting of restricted share units reflecting the right to receive shares of our Common Stock that vest, or the settlement of vested restricted share units that settle, within 60 days of April 1, 2017 (i.e., by May 31, 2017).

(2)

The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2017 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) the total number of shares of our Common Stock outstanding on that date (i.e.,753,553,182) and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)

Consists of shares held jointly by Mr. Corti and his wife, JoAnn Corti, who share voting and investment power with respect to such shares.

(4)

Consists of options to purchase shares of our Common Stock.

(5)

Consists of (a) 17,901 shares directly held by Mr. Hartong, (b) 2,500 shares held in a trust for one of Mr. Hartong’s sons, (c) 1,000 shares held in a trust for another of Mr. Hartong’s sons, and (d) 1,000 shares held in trust for Mr. Hartong’s daughter.

(6)

Consists of (a) 293,910 shares directly held by Mr. Kelly, (b) 2,850,522 shares held by ASAC TJKS LLC, a limited liability company managed by Mr. Kelly, (c) one share held by ASAC GP, a limited liability company of which Messrs. Kelly and Kotick are the managers, as to which Mr. Kelly disclaims beneficial ownership except to the extent of his pecuniary interest therein, (d) 1,330,199 shares held by the 115190D Trust, of which Mr. Kelly is a member of the distribution committee and to which he serves as the investor advisor, as to which Mr. Kelly disclaims beneficial ownership, (e) 66,270 shares held by an irrevocable trust for the benefit of Mr. Kelly’s children, as to which Mr. Kelly disclaims beneficial ownership, and (f) 228,553 shares held by the Brian & Joelle Kelly Family Foundation, a charitable foundation of which Mr. Kelly is a trustee, as to which Mr. Kelly disclaims beneficial ownership.

(7)

Consists of (a) options to purchase 80,676 shares of our Common Stock and (b) 981 restricted share units, each representing the conditional right to receive one share of our Common Stock.

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(8)

Consists of (a) 796,949 shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is the trustee and the sole beneficiary, (b) 6,524,305 shares held by ASAC 427 LLC, a limited liability company managed by Mr. Kotick, (c) one share held by ASAC GP, a limited liability company of which Messrs. Kelly and Kotick are the managers, as to which Mr. Kotick disclaims beneficial ownership except to the extent of his pecuniary interest therein, (d) 1,610,000 shares held in grantor retained annuity trusts for the benefit of Mr. Kotick’s children, as to which Mr. Kotick disclaims beneficial ownership, and (e) 618,559 shares held in the 1011 Foundation, Inc., a charitable foundation of which Mr. Kotick is the president, as to which Mr. Kotick disclaims beneficial ownership.

(9)

Consists of (a) 15,891 shares held by The Barry Meyer Separate Property Trust, a trust for the benefit of Mr. Meyer’s wife and children of which Mr. Meyer is the trustee, and (b) 15,890 shares held by The Barry and Wendy Meyer Trust, of which Mr. Meyer and his wife, Wendy Meyer, are co-trustees and share voting and investment power with respect thereto.

(10)

Consists of (a) 35,301.32 shares of our Common Stock held by Mr. Morgado and (b) 39,490.68 shares held by the Robert J. and Mary Lou Morgado Charitable Trust, a charitable foundation of which Mr. Morgado is a trustee, as to which Mr. Morgado disclaims beneficial ownership.

(11)

Consists of (a) 369,821 shares of our Common Stock held by the Michael Morhaime Revocable Trust and (b) 12,861 shares of our Common Stock held by Mr. Morhaime’s wife, who is employed by Blizzard.

(12)

Consists of shares held by the Nolan Family Trust.

(13)

Consists of equity held by the Thomas and Laura Tippl Family Trust. Mr. Tippl and his wife, Laura Tippl, are co-trustees of such trust and share voting and investment power with respect thereto.

(14)

Consists of (a) 13,783 shares of our Common Stock held by the Casey Wasserman Living Trust and (b) 5.46 shares held by Mr. Wasserman’s wife.

(15)

Consists of (a) options to purchase 16,032 shares of our Common Stock and (b) 7,037 restricted share units, each representing the conditional right to receive one share of our Common Stock

(16)

Includes shares of our Common Stock held indirectly by the individuals named in the table, as described above, and shares held by the Company’s executive officers not named in the table.

(17)

Includes (a) options to purchase 487,708 shares of our Common Stock and (b) 8,018 restricted share units, each representing the conditional right to receive one share of our Common Stock.

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Security Ownership of Holders of More Than 5% of Our Common Stock

The following table sets forth information as to any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our Common Stock. The information in the table is based on a review of filings made with the SEC on Schedules 13D and 13G and the assumption that each of the persons named in the table continued to own the number of shares reflected in the table on April 1, 2017. As of April 1, 2017, there were 753,553,182 shares of our Common Stock outstanding.

	Shares of Activision Blizzard Beneficially Owned		Percent of Outstanding Shares
FMR LLC 245 Summer Street Boston, Massachusetts 02210	111,480,121	(1)	14.79%
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	51,920,545	(2)	6.89%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	43,252,743	(3)	5.74%
(1)

This information is based on a Schedule 13G/A filed with the SEC jointly by FMR LLC, Abigail P. Johnson and Fidelity Contrafund on February 14, 2017. FMR LLC and various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, had sole voting power over 9,567,177 shares of our Common Stock and sole dispositive power over 111,480,121 shares of our Common Stock.

(2)

This information is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 19, 2017. BlackRock, Inc. and various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, had sole voting power over 42,435,616 shares of our Common Stock, shared voting power over 35,058 shares of our Common Stock, sole dispositive power over 51,885,487 shares of our Common Stock, and shared dispositive power over 35,058 shares of our Common Stock.

(3)

This information is based on a Schedule 13G filed with the SEC by The Vanguard Group on February 9, 2017. The Vanguard Group and various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, had sole voting power over 1,021,164 shares of our Common Stock, shared voting power over 109,132 shares of our Common Stock, sole dispositive power over 42,127,327 shares of our Common Stock, and shared dispositive power over 1,125,416 shares of our Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Those persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of Section 16(a) forms furnished to us and written representations from certain reporting persons that no Forms 5 were required, we believe that during 2016, all of our executive officers, directors and persons who beneficially owned more than 10% of our Common Stock complied with all filing requirements of Section 16(a) of the Exchange Act on a timely basis.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of December 31, 2016, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights(1) (#)		Weighted average exercise price of outstanding options, warrants and rights(2) ($)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans(3) (#)
Equity compensation plans approved by stockholders:
Activision, Inc. 2001 Incentive Plan, as amended (the “2001 Plan”)	45,500		8.76	—
Activision, Inc. 2003 Incentive Plan, as amended (the “2003 Plan”)	771,876		9.54	—
Activision, Inc. 2007 Incentive Plan (the “2007 Plan”)	4,947,163		13.77	—
Activision Blizzard, Inc. 2008 Incentive Plan, as amended and restated (i.e., the 2008 Plan)	5,083,994	(4)	14.01	—
Activision Blizzard, Inc. 2014 Incentive Plan (i.e., the 2014 Plan)(5)	19,576,798	(4)	32.32	36,152,443	(6)
All stockholder approved plans	30,425,331	(4)	23.98	36,152,443
Equity compensation plans not approved by stockholders:
Activision, Inc. 1999 Incentive Plan, as amended (the “1999 Plan”)(7)	6,000		9.19	—
Activision, Inc. 2002 Incentive Plan, as amended (the “2002 Plan”)(8)	750		9.40	—
All non-stockholder approved plans	6,750		9.21	—
TOTAL	30,432,081	(4)	23.98	36,152,443
(1)

Reflects options to purchase shares of our Common Stock and, in the case of the 2008 Plan, 698,196 restricted share units, 464,041 of which have vesting tied to performance, each reflecting the right to receive a share of our Common Stock, and, in the case of the 2014 Plan, 6,847,766 restricted share units, 6,363,900 of which have vesting tied to performance, each reflecting the right to receive a share of our Common Stock. This table excludes an aggregate of 10,699,300 shares issuable upon exercise of outstanding options assumed by the Company in connection with the King Acquisition. The weighted average exercise price of the excluded options is $34.25.

(2)

As there is no exercise price for restricted share units, the values in this column represent the weighted average exercise price of any outstanding stock options under the relevant plan.

(3)

Upon adoption of the 2008 Plan, we ceased making awards under the following plans, although each remains in effect and continues to govern outstanding awards thereunder: the 2001 Plan; the 2003 Plan; the 2007 Plan; the 1999 Plan; and the 2002 Plan. Similarly, upon the adoption of the 2014 Plan, we ceased making awards under the 2008 Plan. The 2001 Plan, the 2003 Plan, the 2007 Plan, the 2008 Plan, the 1999 Plan and the 2002 Plan are collectively referred to herein as the “Rolled Up Plans”.

(4)

The number of shares assumes target performance for all outstanding unvested performance-based vesting restricted share units. If achievement of maximum performance is assumed, the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2016 would be, in the case of the 2008 Plan, 5,197,630 shares, and, in the case of the 2014 Plan, 21,789,071 shares.

(5)

The 2014 Plan permits the granting of non-qualified stock options, incentive stock options (“ISOs”), stock appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units and any other equity-based awards to our and any of our subsidiaries’ directors, officers and other employees and consultants.

(6)

The number of shares reserved for issuance under the 2014 Plan may be increased from time to time by: (X) the number of shares relating to awards outstanding under any Rolled Up Plan that: (a) expire, or are forfeited, terminated or canceled, without the issuance of shares; (b) are settled in cash in lieu of shares; or (c) are exchanged, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock; (Y) if the exercise price of any stock option outstanding under any Rolled Up Plan is, or the tax withholding requirements with respect to any award outstanding under any Rolled Up Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares; and (Z) if a SAR is exercised and settled in shares, the number of shares equal to the difference between the total number of shares with respect to which the award is exercised and the number of shares actually issued or transferred. The number of shares available for issuance under the 2014 Plan, as reflected in this table, assumes target performance of outstanding performance-based vesting restricted share units. If achievement of maximum performance is assumed, the number available for issuance under the 2014 Plan as of December 31, 2016 would be 33,825,936 shares.

(7)

On April 26, 1999, our Board approved the 1999 Plan. The 1999 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other equity-based awards to our or any of our subsidiaries’ directors, officers, key employees, consultants, representatives and other agents, but only non-qualified stock options have been granted thereunder. All stock options granted under the 1999 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 1999 Plan expired on May 31, 2009; however, we ceased making awards under the 1999 Plan upon adoption of the 2007 Plan.

(8)

On April 4, 2002, our Board approved the 2002 Plan. The 2002 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other equity-based awards to our or any of our subsidiaries’ or affiliates’ officers (other than executive officers), employees, consultants and advisors, but only non-qualified stock options have been granted thereunder. All stock options granted under the 2002 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 2002 Plan expired on April 3, 2012; however, we ceased making awards under the 2002 Plan upon adoption of the 2007 Plan.

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DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING; COMMUNICATING WITH OUR BOARD

How do I nominate a director for election at the 2018 annual meeting and what is the deadline for that submission?

Under our Bylaws, stockholders who are entitled to vote at the meeting may nominate a person for election to our Board at the 2018 annual meeting of our stockholders by providing proper notice to us in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such a nomination to be considered timely, we must receive it no earlier than February 5, 2018 and no later than March 7, 2018 (unless the date of our 2018 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the Annual Meeting, in which case the notice must be submitted no earlier than 120 days prior to the meeting and no later than the later of the 90th day before the meeting and the 10th day following the day on which notice of the date of the meeting is first mailed to the stockholders or public disclosure of the date of the annual meeting is first made, whichever first occurs). To be proper, the notice must be in writing and contain all of the information required by our Bylaws (e.g., a description of any material interest of such person or the stockholder nominating him or her and other information that would be required to be included in our proxy statement for the meeting if such person was nominated by our Board) and include such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected.

Any such nomination should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

Stockholders may also submit director candidates directly to our Nominating and Corporate Governance Committee for consideration, as described under “Corporate Governance Matters—Board of Directors and Committees—Identification of Candidates for Election to our Board—Stockholder Recommendation of Director Candidates”.

How do I submit a proposal for the 2018 annual meeting and what is the deadline for that submission?

Any stockholder may present a proposal for inclusion in our proxy statement for, and for consideration at, the 2018 annual meeting of our stockholders by submitting his or her proposal to us in writing, in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, we must receive it on or before December 23, 2017 (unless the date of our 2018 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the Annual Meeting, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2018 annual meeting). For such proposal to be included in our proxy statement, it must otherwise be in compliance with Rule 14a-8 under the Exchange Act (e.g., it must be a proper subject for action by stockholders under the Delaware General Corporation Law).

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Stockholders who wish to present proposals before our 2018 annual meeting, but do not intend for those proposals to be included in the proxy statement for that meeting, may utilize the procedure in our Bylaws. Under our Bylaws, such proposals may be made by stockholders who are entitled to vote at the meeting by providing proper notice to us in a timely manner containing the information required by our Bylaws. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, we must receive it within the time period for the submission of director candidates, described under the immediately preceding question. To be proper, the notice must be in writing and contain all of the information required by our Bylaws (e.g., a brief description of the business, the proposed text of any proposal regarding such business, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the information that would be required to be included in our proxy statement for the meeting if such proposed business were to be brought by our Board) and it must pertain to business that is a proper matter for stockholder action under the Delaware General Corporation Law.

Any such proposal should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

How do I communicate with the Board?

We think that communication with our stockholders is very important. To communicate directly with our full Board, our independent directors, any committee of our Board, any other group of directors or any individual director, stockholders may send written correspondence addressed to such director or directors in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

In accordance with our Corporate Governance Principles and Policies, all communications addressed to our Board or one or more directors will be opened by our Corporate Secretary or his or her designee to determine whether the contents contain a message to one or more of our directors. Communications that relate to our accounting practices, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee. Any other communications that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, in the reasonable judgment of the Corporate Secretary or his or her designee, inappropriate for our Board, will be forwarded promptly to the addressee(s). In the case of communications to our Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

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AVAILABILITY OF PROXY MATERIALS ON THE INTERNET; DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS; FINANCIAL AND OTHER INFORMATION

What do I do if I only received a printed notice about the availability of the proxy materials on the internet and want a physical copy in the future?

In lieu of distributing a printed copy of proxy materials for the Annual Meeting to each of our stockholders, we are making this proxy statement and our annual report for the period ended December 31, 2016 available to our stockholders on the internet. Each of our stockholders who, as of the date on which such notice is mailed, has not requested to receive all proxy materials from us in printed form or via email will receive a printed notice regarding the internet availability of those materials, which will include instructions on how to access them, as well as how to vote online.

If you received the notice and would prefer to receive a copy of the materials for the Annual Meeting or future annual meetings of our stockholders via email or would prefer to receive a printed copy of those materials via mail, in each case at no charge, please follow the instructions for obtaining the materials on the notice.

What do I do if I received a physical copy of the proxy materials and only want an electronic copy in the future?

If you received a printed copy of these materials and would prefer, in the future, to receive them via email or to receive a printed notice regarding their availability on the internet, please call our Investor Relations department at (310) 255-2000 or submit a request in writing to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: Investor Relations, or by email to ir@activision.com.

What do I do if my family received multiple copies of the proxy materials and only wants one? What do I do if my family only received one copy of the proxy materials but wants one for each member holding stock?

The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the internet or a single copy of proxy materials to multiple stockholders sharing an address, unless a company has received contrary instructions from one or more of the stockholders at that address. In accordance with those rules, we may deliver a single notice or copy of proxy materials to multiple stockholders sharing an address but, upon request, will promptly deliver a separate notice or a separate copy of proxy materials to one or more stockholders at a shared address to which a single notice or a single copy of proxy materials was delivered. Stockholders may request a separate notice or a separate copy of proxy materials by calling our Investor Relations department at (310) 255-2000 or by mailing a request to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405. Stockholders at a shared address who receive multiple notices or multiple copies of proxy materials may request to receive a single notice or a single copy of proxy materials in the future in the same manner as described above.

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How can I get a copy of the 2016 annual report or the 2016 10-K?

Our annual report to stockholders for the period ended December 31, 2016, including financial statements, is being provided to our stockholders at the same time as this proxy statement. If you would like to receive a copy of our Annual Report on Form 10-K for the period ended December 31, 2016, or any of the exhibits listed therein, please call our Investor Relations department at (310) 255-2000 or submit a request in writing to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: Investor Relations, or by email to ir@activision.com, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (i.e., the expenses we incur in providing you with the requested exhibits).

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OTHER MATTERS

Costs of the Annual Meeting and Proxy Solicitation

The Company will bear the entire cost of the Annual Meeting and this proxy solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card, the notice regarding the internet availability of proxy materials and any additional solicitation materials we send to stockholders. We will reimburse brokers, banks and other nominees holding shares for beneficial owners of our Common Stock for their expenses in forwarding the proxy materials to those beneficial owners. In addition, proxies may be solicited, personally or by mail, telephone or email or other electronic means, by our directors, officers and regular employees without additional compensation.

Other Matters Coming Before the Annual Meeting

Our Board knows of no matters other than those described in this proxy statement that are expected to come before the Annual Meeting. Pursuant to our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed. The proxy may be voted at the discretion of the named proxies on matters incident to the conduct of the meeting.

YOUR VOTE IS IMPORTANT.

Accordingly, whether or not you plan to attend the Annual Meeting, you are urged to promptly vote your shares by proxy. You may vote your shares by proxy by following the instructions under the heading “Procedural Matters” in this proxy statement. If you attend the Annual Meeting, you may withdraw your proxy and vote in person if you so desire.

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HELPFUL RESOURCES

Annual Meeting
Proxy Statement	investor.activision.com/sec.cfm
Annual Report	investor.activision.com/annual-reports.cfm
Voting for Record Holders	www.cstproxyvote.com
SEC Information on Proxy Matters	www.sec.gov/spotlight/proxymatters.shtml
Board of Directors
Board of Directors	www.activisionblizzard.com/board-of-directors
Audit Committee Charter	investor.activision.com/corporate-governance-document.cfm?DocumentID=4409
NCGC Charter	investor.activision.com/corporate-governance-document.cfm?DocumentID=4420
Compensation Committee Charter	investor.activision.com/corporate-governance-document.cfm?DocumentID=4419
Financial Reporting
Annual Reports	investor.activision.com/annual-reports.cfm
Quarterly Reports	investor.activision.com/results.cfm
Company Business
Corporate Website	www.activisionblizzard.com/
Senior Corporate Management	www.activisionblizzard.com/senior-corporate-management
Investor Relations	investor.activision.com/
Latest News	investor.activision.com/releases.cfm
Events and Presentations	investor.activision.com/events.cfm
Governance Documents
Bylaws	investor.activision.com/corporate-governance-document.cfm?DocumentID=8711
Certificate of Incorporation	investor.activision.com/corporate-governance-document.cfm?DocumentID=8712
Code of Conduct	http://www.activisionblizzard.com/code-of-conduct/
Corporate Governance Principles and Policies	investor.activision.com/corporate-governance-document.cfm?DocumentID=6693
Executive Stock Ownership Guidelines	investor.activision.com/corporate-governance-document.cfm?DocumentID=14546
Related Person Transactions Policy	investor.activision.com/corporate-governance-document.cfm?DocumentID=14915

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

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APPENDIX A

RECONCILIATION OF REDEFINED NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Activision Blizzard, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Redefined Non-GAAP Measures for 2016

(Amounts in millions, except earnings per share data)

Year Ended December 31, 2016	Net Revenues	Cost of Revenues- Product Sales: Product Costs	Cost of Revenues- Product Sales: Software Royalties and Amorti- zation	Cost of Revenues- Subs/Lic/ Other: Game Operations and Distribution Costs	Cost of Revenues- Subs/Lic/ Other: Software Royalties and Amorti- zation	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$6,608	$741	$331	$851	$471	$958	$1,210	$634	$5,196
Stock-based compensation(1)	-	-	(20)	(2)	(2)	(47)	(15)	(73)	(159)
Amortization of intangible assets(2)	-	-	(8)	-	(424)	-	(266)	(8)	(706)
Fees and other expenses related to acquisitions(3)	-	-	-	-	-	-	-	(47)	(47)
Non-GAAP (Redefined) Measurement	$6,608	$741	$303	$849	$45	$911	$929	$506	$4,284
Net effect of deferred revenues and related cost of revenues(4)	$(9)	$(39)	$3	$12	$5	$-	$-	$-	$(19)
Year Ended December 31, 2016	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,412	$966	$1.30	$1.28
Stock-based compensation(1)	159	159	0.21	0.21
Amortization of intangible assets(2)	706	706	0.95	0.93
Fees and other expenses related to acquisitions(3)	47	54	0.07	0.07
Loss on extinguishment of debt(5)	-	92	0.12	0.12
Income tax impacts from items above(6)	-	(327)	(0.44)	(0.43)
Non-GAAP (Redefined) Measurement	$2,324	$1,650	$2.22	$2.18
Net effect of deferred revenues and related cost of revenues(4)	$10	$20	$0.03	$0.02
(1)

Includes expenses related to stock-based compensation.

(2)

Reflects amortization of intangible assets from purchase price accounting.

(3)

Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

(4)

Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

(5)

Reflects the loss on extinguishment of debt.

(6)

Reflects the income tax impact associated with the above items. Tax impact on non-GAAP (redefined) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

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The GAAP and non-GAAP (redefined) earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the year ended December 31, 2016, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP (redefined) earnings per common share, assuming dilution, was $1,643 million, as compared to total net income of $1,650 million, for the same period.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 740 million, participating securities of approximately 3 million, and dilutive shares of 14 million during the year ended December 31, 2016.

Reconciliation of GAAP Net Income to Redefined Non-GAAP Measures for 2015

(Amounts in millions, except earnings per share data)

Year Ended December 31, 2015	Net Revenues	Cost of Revenues- Product Sales: Product Costs	Cost of Revenues- Product Sales: Software Royalties and Amortization	Cost of Revenues- Subs/Lic/ Other: Game Operations and Distribution Costs	Cost of Revenues- Subs/Lic/ Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,664	$872	$370	$274	$69	$646	$734	$380	$3,345
Stock-based compensation(1)	-	-	(12)	-	(3)	(25)	(9)	(43)	(92)
Amortization of intangible assets(2)	-	-	(11)	-	-	-	-	-	(11)
Fees and other expenses related to acquisitions(3)	-	-	-	-	-	-	-	(5)	(5)
Non-GAAP (Redefined) Measurement	$4,664	$872	$347	$274	$66	$621	$725	$332	$3,237
Net effect of deferred revenues and related cost of revenues(4)	$(43)	$(51)	$(50)	$17	$2	$-	$-	$-	$(82)

Year Ended December 31, 2015	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,319	$892	$1.21	$1.19
Stock-based compensation(1)	92	92	0.13	0.12
Amortization of intangible assets(2)	11	11	0.02	0.02
Fees and other expenses related to acquisitions(3)	5	5	0.01	0.01
Income tax impacts from items above(5)	-	(30)	(0.05)	(0.04)
Non-GAAP (Redefined) Measurement	$1,427	$970	$1.32	$1.30
Net effect of deferred revenues and related cost of revenues(4)	$39	$19	$0.02	$0.02
(1)

Includes expenses related to stock-based compensation.

(2)

Reflects amortization of intangible assets from purchase price accounting.

(3)

Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

(4)

Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

(5)

Reflects the income tax impact associated with the above items. Tax impact on non-GAAP (redefined) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP (redefined) earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the year ended December 31, 2015, net income attributable to

ACTIVISION BLIZZARD, Inc. - 2017 Proxy Statement - 96

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Activision Blizzard, Inc. common shareholders used to calculate non-GAAP (redefined) earnings per common share, assuming dilution, was $958 million, as compared to total net income of $970 million, for the same period.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 728 million, participating securities of approximately 8 million, and dilutive shares of 11 million during the year ended December 31, 2015.

Reconciliation of Operating Segments and Consolidated Net Revenues and Income from Operations

(Amounts in millions)

	Year Ended
	December 31, 2016		December 31, 2015		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total(1)	Amount	% of Total(1)
Segment net revenues:
Activision(2)	$2,220	36%	$2,700	63%	$(480)	(18)%
Blizzard(3)	2,428	39	1,565	37	863	55
King(4)	1,586	25	-	-	1,586	NM
Reportable segments total	6,234	100%	4,265	100%	1,969	46
Reconciliation to consolidated net revenues:
Other Segments(5)	365		356
Net effect from deferral of net revenues	9		43
CONSOLIDATED NET REVENUES	$6,608		$4,664		$1,944	42%
Segment income from operations:
Activision(2)	$788		$868		$(80)	(9)%
Blizzard(3)	1,013		561		452	81
King(4)	537		-		537	NM
Reportable segments total	2,338		1,429		909	64
Reconciliation to consolidated operating income and consolidated income before income tax expense:
Other Segments(5)	(4)		37
Net effect from certain revenues deferrals accounting treatment(6)	(10)		(39)
Stock-based compensation expense	(159)		(92)
Amortization of intangible assets	(706)		(11)
Fees and other expenses related to acquisitions(7)	(47)		(5)
Consolidated operating income	1,412		1,319		93	7
Interest and other expense (income), net	214		198
Loss on extinguishment of debt	92		-
CONSOLIDATED INCOME BEFORE INCOME TAX EXPENSE	$1,106		$1,121		$(15)	(1)%
Operating margin from total reportable segments	37.5%		33.5%
(1)

The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

(2)

Activision publishes interactive entertainment products and content.

(3)

Blizzard publishes interactive entertainment products and online subscription-based games.

(4)

King publishes interactive mobile entertainment products.

(5)

Other includes other income and expenses from operating segments managed outside the reportable segments, including our Major League Gaming, studios, and distribution businesses. Other also includes unallocated corporate income and expenses.

(6)

Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

(7)

Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

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IT TAKES **HEROES** TO MAKE **HEROES**

THANKS TO THE MOST TALENTED, PASSIONATE AND DEDICATED TEAM IN ENTERTAINMENT.

GREAT PLACE TO WORK®

FORTUNE and FORTUNE 100 Best Companies to Work For are registered trademarks of Time Inc. and are used under license. From FORTUNE Magazine, March 15, 2017 ©2017 Time Inc. Used under license. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, Activision Blizzard.

FORTUNE 100 BEST COMPANIES TO WORK FOR® 2017

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
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ACTIVISION BLIZZARD

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 4:00 p.m., Pacific Time, on May 31, 2017.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

The Board of Directors recommends that you vote FOR the election of each nominee for director, FOR proposal 2, for ONE YEAR on proposal 3 and FOR Proposal 4.

1. The election of the following persons as directors of the Company to serve for a one-year term as set forth in the accompanying proxy statement.

Nominee			
(01) Robert Corti	☐ FOR	☐ AGAINST	☐ ABSTAIN
(02) Hendrik Hartong III	☐ FOR	☐ AGAINST	☐ ABSTAIN
(03) Brian G. Kelly	☐ FOR	☐ AGAINST	☐ ABSTAIN
(04) Robert A. Kotick	☐ FOR	☐ AGAINST	☐ ABSTAIN
(05) Barry Meyer	☐ FOR	☐ AGAINST	☐ ABSTAIN
(06) Robert Morgado	☐ FOR	☐ AGAINST	☐ ABSTAIN
(07) Peter Nolan	☐ FOR	☐ AGAINST	☐ ABSTAIN
(08) Casey Wasserman	☐ FOR	☐ AGAINST	☐ ABSTAIN
(09) Elaine Wynn	☐ FOR	☐ AGAINST	☐ ABSTAIN

2. Advisory approval of our executive compensation. ☐ FOR ☐ AGAINST ☐ ABSTAIN

4. Ratification of the appointment of Pricewaterhouse Coopers LLP as our independent registered public accounting firm for 2017. ☐ FOR ☐ AGAINST ☐ ABSTAIN

COMPANY ID:

PROXY NUMBER:

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Signature____________________ **Additional Signature (if held jointly)**____________________ **Date**__________, **2017.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

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